                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-42510

PROSPECTUS SUPPLEMENT DATED NOVEMBER 20, 2000
(TO PROSPECTUS DATED SEPTEMBER 21, 2000)


                                  $332,000,000

                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER

                     GMACM HOME EQUITY LOAN TRUST 2000-HE4
                                    ISSUER

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR

           GMACM HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2000-HE4

THE TRUST

     o will issue two classes of term notes, the variable funding notes and the certificates. Only the two classes of term notes are offered by this prospectus supplement and the accompanying prospectus.

     o will make payments on the notes and the certificates primarily from collections on two groups of residential mortgage loans consisting of home equity revolving credit line loans and home equity loans.

THE TERM NOTES

     o    will consist of the following two classes:


                                                NOTE
 CLASS        BALANCE        DESIGNATIONS       RATE
-------   ---------------   --------------   ---------
   A-1     $272,716,000         Senior       Variable
   A-2     $ 59,284,000         Senior       Variable

     o    currently have no trading market.

     o are not deposits and are not insured or guaranteed by any governmental agency.

CREDIT ENHANCEMENT WILL CONSIST OF:

     o Excess interest, to the extent described in this prospectus supplement;

     o Overcollateralization and limited cross-collateralization, to the extent described in this prospectus supplement; and

     o An irrevocable and unconditional financial guaranty insurance policy issued by MBIA Insurance Corporation, which will protect holders of the term notes against certain shortfalls in amounts due to be distributed at the times and to the extent described in this prospectus supplement.

                              [MBIA LOGO OMITTED]

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-18 IN THIS PROSPECTUS SUPPLEMENT.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE TERM NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc. is acting as representative of the underwriters for the issuance of the term notes. Delivery of the term notes is expected to be made in book entry form on or about November 29, 2000. The term notes will be offered in the United States and Europe


BEAR, STEARNS & CO. INC.                              LEHMAN BROTHERS

        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         We tell you about the term notes in two separate documents that progressively provide more detail:

          o the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your term notes; and

          o this prospectus supplement, which describes the specific terms of your term notes and may be different from the information in the prospectus.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the following page provides the pages on which these captions can be found.

         If you require additional information, the mailing address of the principal executive office of the depositor is Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, and its telephone number is (612) 832-7000. For other means of acquiring additional information about the depositor or the term notes, see "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in the attached prospectus.

                                TABLE OF CONTENTS



                                             PAGE S-
Summary...........................................  4
Risk Factors.......................................18
Introduction.......................................27
Description of the Mortgage Loans..................27
         General  .................................27
         Initial HELOCs............................28
         Loan Terms of the HELOCs..................29
         Initial HELOC Characteristics.............31
         Initial HELs..............................45
         Loan Terms of the HELs....................45
         Initial HEL Characteristics...............46
         Conveyance of Subsequent Mortgage Loans;
          the Pre-Funding Account and the Funding
          Account..................................55
         Underwriting Standards....................57
The Sellers and Servicer...........................60
         General  .................................60
         Delinquency and Loss Experience of the
          Servicer's Portfolio.....................60
         Servicing and Other Compensation and
          Payment of Expenses......................63
The Issuer.........................................63
The Owner Trustee..................................63
The Indenture Trustee..............................64
The Enhancer.......................................64
         The Enhancer..............................65
         Financial Information About the Enhancer..65
         Where You Can Obtain Additional
          Information About the Enhancer...........66
         Financial Strength Ratings of the
          Enhancer.................................66
Description of the Securities......................67
         General  .................................67
         Book-Entry Notes..........................67
         Payments on the Notes.....................70
         Interest Payments on the Notes............70
         Capitalized Interest Account..............71


                                             PAGE S-
         Principal Payments on the Notes...........72
         Priority of Distributions.................72
         Optional Transfers of Mortgage Loans to
          Holders of Certificates..................74
         Reserve Account...........................74
         Overcollateralization and
          Cross-collateralization..................75
         The Paying Agent..........................75
         Maturity and Optional Redemption..........75
         Glossary of Terms.........................76
Description of the Policy..........................86
Yield and Prepayment Considerations................88
The Agreements.....................................96
         The Purchase Agreement....................96
         The Servicing Agreement...................98
         The Trust Agreement and the Indenture....104
Use of Proceeds...................................110
Certain Legal Aspects of the Mortgage Loans.......110
Material Federal Income Tax Considerations........110
         Status as Real Property Loans............111
         Original Issue Discount..................111
         Market Discount..........................113
         Premium  115
         Realized Losses..........................115
         Sales of Notes...........................115
         Backup Withholding.......................116
         Tax Treatment of Foreign Investors.......116
         New Withholding Regulations..............117
State and Other Tax Consequences..................117
ERISA Considerations..............................117
Legal Investment..................................118
Underwriting......................................118
Experts  .........................................119
Legal Matters.....................................119
Ratings  .........................................119
Appendix A - Form of Policy.......................A-1

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.


Issuer or Trust Fund........................The GMACM Home Equity Loan Trust
                                            2000-HE4.

Title of the offered securities.............GMACM Home Equity Loan-Backed Term
                                            Notes, Series 2000-HE4.

Variable Funding Notes......................GMACM Home Equity Loan-Backed
                                            Variable Funding Notes, Series
                                            2000-HE4. The variable funding notes
                                            are not offered by this prospectus
                                            supplement.

Certificates................................GMACM Home Equity Loan-Backed
                                            Certificates, Series 2000-HE4.  The
                                            certificates are not offered by this
                                            prospectus supplement.

Depositor...................................Residential Asset Mortgage Products,
                                            Inc.

                                            For more information on the
                                            depositor, we refer you to "The
                                            Depositor" in the accompanying
                                            prospectus.

Seller and Servicer.........................GMAC Mortgage Corporation, or GMACM,
                                            a Pennsylvania corporation, is the
                                            originator of substantially all of
                                            the mortgage loans.  GMACM will be
                                            the seller of some of the initial
                                            mortgage loans and most of the
                                            subsequent mortgage loans. The
                                            remainder of the initial mortgage
                                            loans and some of the subsequent
                                            mortgage loans will be sold to the
                                            depositor by a trust established by
                                            an affiliate of GMACM, which in turn
                                            acquired the mortgage loans from
                                            GMACM. GMACM will also be the
                                            servicer of the mortgage loans.  The
                                            servicer will be obligated to
                                            service the mortgage loans pursuant
                                            to the servicing agreement to be
                                            dated as of the closing date, among
                                            the servicer, the issuer and the
                                            indenture trustee.

                                            We refer you to "The Agreements--The
                                            Servicing Agreement" and "The
                                            Sellers and Servicer--General" in
                                            this prospectus supplement for
                                            further information on the seller
                                            and servicer.

Owner Trustee...............................Wilmington Trust Company.

                                            We refer you to "The Owner Trustee"
                                            in this prospectus supplement for
                                            further information on the owner
                                            trustee.

Indenture Trustee...........................Wells Fargo Bank Minnesota, N.A.

                                            We refer you to "The Indenture
                                            Trustee" in this prospectus
                                            supplement for further information
                                            on the indenture trustee.

Closing Date................................On or about November 29, 2000.

Cut-Off Date................................November 1, 2000.

Payment Date................................The 25th day of each month, or, if that day is not a business day, the
                                            next business day, beginning on
                                            December 26, 2000.

Scheduled final payment date................November 25, 2030.  The actual final payment date could be substantially
                                            earlier.

Form of securities..........................Book-entry.

                                            See "Description of the Securities--
                                            Book-Entry Notes" in this prospectus
                                            supplement.

Minimum denominations.......................$250,000 and integral multiples of
                                            $1,000 in excess of that amount.

The Enhancer................................MBIA Insurance Corporation.

                                            We refer you to "The Enhancer" in
                                            this prospectus supplement for
                                            further information.

Legal Investment............................The term notes will not be "mortgage related securities" for purposes of
                                            the SMMEA.

                                            See "Legal Investment" in this
                                            prospectus supplement and "Legal
                                            Investment Matters" in the
                                            prospectus.


------------------------------------------------------------------------------------------------------------------------
                                                         TERM NOTES
------------------------------------------------------------------------------------------------------------------------
  CLASS        NOTE           INITIAL            INITIAL RATING         FINAL PAYMENT DATE        DESIGNATIONS
------------------------------------------------------------------------------------------------------------------------
   A-1       Variable       $272,716,000          Aaa/AAA/AAA           November 25, 2030            Senior/
                                                                                                  Variable Rate

   A-2       Variable       $59,284,000           Aaa/AAA/AAA           November 25, 2030            Senior/
                                                                                                  Variable Rate
Total Term                  $332,000,000
Notes
-------------------------------------------------------------------------------------------------------------------


OTHER INFORMATION:

o Due to losses and prepayments on the home equity revolving credit line loans and the home equity loans in each loan group, the actual final payment date on each class of term notes may occur substantially earlier than the dates listed above.

CLASS A-1 TERM NOTES

o On any payment date, the note rate for the Class A-1 term notes will be equal to the least of:

  (1) LIBOR plus a margin of 0.210% per annum;
  (2) the weighted average net loan rate of the mortgage loans in the related loan group; and
  (3) 14.00% per annum.

o The margin for the Class A-1 term notes will increase to 0.420% per annum for each interest period beginning after the payment date on which the clean-up call may first be exercised.

o Beginning on the 13th payment date, 0.50% will be subtracted from the calculation of the rate in clause (2) above.

o On any payment date for which the note rate has been determined by clause (2) above, the interest shortfall, if any, will be determined and will be payable on later payment dates, to the extent funds are available for that purpose from the related loan group. These interest shortfalls will not be covered by the financial guaranty insurance policy and may remain unpaid on the final payment date for that class of notes.

CLASS A-2 TERM NOTES

o On any payment date, the note rate for the Class A-2 term notes will be equal to the least of:

  (1) LIBOR plus a margin of 0.245% per annum;
  (2) the weighted average net loan rate of the mortgage loans in the related loan group; and
  (3) 14.00% per annum.

o The margin for the Class A-2 term notes will increase to 0.490% per annum for each interest period beginning after the payment date on which the clean-up call may first be exercised.

o Beginning on the 13th payment date, 0.50% will be subtracted from the calculation of the rate in clause (2) above.

o On any payment date for which the note rate has been determined by clause (2) above, the interest shortfall, if any, will be determined and will be payable on later payment dates, to the extent funds are available for that purpose from the related loan group. These interest shortfalls will not be covered by the financial guaranty insurance policy and may remain unpaid on the final payment date for such class of notes.

THE TRUST FUND                  The depositor will establish the GMACM Home
                                Equity Loan Trust 2000-HE4, a Delaware business trust, to issue the term notes. The assets of the trust fund will include the mortgage loans and related assets.

THE MORTGAGE POOL               Unless we indicate otherwise, the statistical
                                information we present in this prospectus supplement is approximate and reflects the initial pool of mortgage loans as of the cut-off date. The aggregate outstanding principal balance of the initial mortgage loans as of the cut-off date is $249,054,805 and will consist of home equity revolving credit line loans and home equity loans.

                                Home Equity Revolving Credit Line Loans:

                                o The home equity revolving credit line loans to be sold to the issuer will be adjustable rate home equity revolving credit line loans evidenced by the related credit line agreements and secured by the related mortgages or deeds of trust on residential properties.

                                o No more than approximately 94.87% of the initial home equity revolving credit line loans (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the rest are secured by first mortgages or deeds of trust.

                                The unpaid principal balance of a home equity revolving credit line loan on any day will be equal to:

                                o       its cut-off date balance,

                                o plus any additional balances relating to that home equity revolving credit line loan sold to the issuer before that day,

                                o minus all collections credited against its principal balance in accordance with the related home equity revolving credit line loan since the cut-off date or, if applicable, subsequent cut-off date. The principal balance of a liquidated home equity revolving credit line loan after the final recovery of related liquidation proceeds will be zero.

                                Home Equity Loans:

                                o The home equity loans to be sold to the issuer will be fixed rate closed-end home equity loans evidenced by promissory notes and secured by mortgages or deeds of trust on the related residential properties.

                                o No more than approximately 95.27% of the initial home equity loans (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust.

                                o The initial home equity loans provide for substantially equal payments in an amount sufficient to amortize the home equity loans over their terms.

                    As of the cut-off date, the home equity revolving credit line loans included in Loan Group I had the following characteristics:

              Number of loans                           6,943

              Aggregate principal balance               $147,390,593.21

              Average principal balance                 $21,228.66

              Range of principal balances               $1,000.00 to $249,922.00

              Weighted average interest rate            8.579%

              Range of interest rates                   5.990% to 14.490%

              Weighted average maximum interest rate    18.140%

              Weighted average original term            201 months

              Weighted average remaining term           197 months


                    As of the cut-off date the home equity revolving credit line loans included in Loan Group II had the following characteristics:

              Number of loans                          783

              Aggregate principal balance              $39,360,462.76

              Average principal balance                $50,268.79

              Range of principal balances              $1,391.54 to $891,121.88

              Weighted average interest rate           8.461%

              Range of interest rates                  5.990% to 14.490%

              Weighted average maximum interest rate   18.168%

              Weighted average original term           183 months

              Weighted average remaining term          179 months

                    As of the cut-off date, the home equity loans included in Loan Group I had the following characteristics:

                Number of loans                     2,359

                Aggregate principal balance         $57,191,784.07

                Average principal balance           $24,244.08

                Range of principal balances         $10,500.00 to $150,000.00

                Weighted average interest rate      11.016%

                Range of interest rates             6.990% to 14.125%

                Weighted average original term      207 months

                Weighted average remaining term     207 months


                    As of the cut-off date, the home equity loans included in Loan Group II had the following characteristics:


                 Number of loans                    54

                 Aggregate principal balance        $5,111,965.29

                 Average principal balance          $94,666.02

                 Range of principal balances        $13,000.00 to $200,000.00

                 Weighted average interest rate     10.008%

                 Range of interest rates            9.500% to 13.625%

                 Weighted average original term     235 months

                 Weighted average remaining term    235 months


                    See "Description of the Mortgage Loans" in this prospectus supplement.

LOAN RATE

The loan rate of each mortgage loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note or credit line agreement.

Interest on each home equity revolving credit line loan is computed daily and payable monthly on the average daily outstanding principal balance of that home equity revolving credit line loan. After any initial teaser period, during which the loan rate may be fixed or set at a discounted variable rate for a period of from three to six months, the loan rate on each home equity revolving credit line loan will be adjusted on each adjustment date to a rate equal to the sum of an index and a fixed percentage specified in the related credit line agreement, and is generally subject to a maximum loan rate over the life of the home equity revolving credit line loan specified in the related credit line agreement. The loan rate on each home equity loan is fixed as of the date of its origination. As of the cut-off date, the weighted average loan rate for the home equity revolving credit line loans is approximately 8.554% and for the home equity loans is approximately 10.934%.

We refer you to "Description of the Mortgage Loans--Initial HELOC
Characteristics" and "--Initial HEL Characteristics" in this prospectus supplement for further information.

MORTGAGE LOAN GROUPS

The mortgage loans sold and transferred to the issuer as of the closing date will be divided into the following two loan groups:

o The first loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the cut-off date of $147,390,593.21 and home equity loans that have an aggregate outstanding principal balance as of the cut-off date of $57,191,784.07. As to each home equity revolving credit line loan and home equity loan in the first loan group secured by a first lien on the related property, the credit limit or original principal balance was generally no more than $252,700 for single-family properties and $323,400 for two-family properties. As to each loan in the first loan group secured by a second lien on the related property, (1) the credit limit or original principal balance was generally no more than $126,350 for single-family properties and $161,700 for two-family properties, and (2) if the related senior lien loan was owned by Fannie Mae at the time the second lien loan was originated, the sum of the credit limit or original principal balance of the second lien loan and the outstanding principal balance of the related senior lien loan was generally no more than $252,700 for single-family properties and $323,400 for two-family properties.

o The second loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the cut-off date of $39,360,462.76 and home equity loans that have an aggregate outstanding balance as of the cut-off date of $5,111,965.29. The second loan group will include mortgage loans that do not meet the restrictions applicable to the first loan group.

Payments on the Class A-1 and Class A-2 term notes will be based primarily on amounts collected or received in respect of the mortgage loans in the first and second loan groups, respectively. The variable funding notes generally will be entitled to receive a portion of the collections on the mortgage loans in the first or second loan group depending on the loan group into which the additional balances backing those variable funding notes are added.

Except for the application of any funds on deposit in the reserve account as described in this prospectus supplement, collections or amounts received in respect of a loan group will not support or be available for payment to the holders of term notes or variable funding notes backed by the mortgage loans in any other loan group.

PRE-FUNDING ACCOUNT

On the closing date, approximately $82,945,194.67 will be deposited into an account designated the "pre-funding account." Approximately $68,133,622.72 will be allocated to purchasing home equity revolving credit line loans and home equity loans in the first loan group and approximately $14,811,571.95 will be allocated to purchasing home equity revolving credit line loans and home equity loans in the second loan group. This amount will come from the proceeds of the sale of the term notes. During the pre-funding period as described in this prospectus supplement, funds on deposit in the pre-funding account will be used by the issuer to buy mortgage loans from the sellers from time to time.

The pre-funding period will be the period from the closing date to the earliest of:

o the date on which the amount on deposit in the pre-funding account is less than $50,000;

o February 27, 2001; or

o the occurrence of a rapid amortization event, as described in this prospectus supplement.

The mortgage loans sold to the trust after the closing date, as well as all initial mortgage loans, will conform to certain specified characteristics.

Any amounts remaining in the pre-funding account at the end of the pre-funding period in excess of $50,000 will be distributed as principal on the related term notes on the following payment date. Any remaining amounts in the pre-funding account after the distribution of principal will be deposited into the funding account.

We refer you to "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement for further information.

CAPITALIZED INTEREST ACCOUNT

On the closing date, if required by the enhancer, part of the proceeds of the sale of the term notes will be deposited into an account designated the "capitalized interest account," which will be held by the indenture trustee. Amounts on deposit in the capitalized interest account will be withdrawn on each payment date during the pre-funding period to cover any shortfall in interest payments on the term notes due to the pre-funding feature during the pre-funding period. Any amounts remaining in the capitalized interest account at the end of the pre-funding period will be paid to GMACM.

We refer you to "Description of the Securities--Capitalized Interest Account" in this prospectus supplement for further information.

FUNDING ACCOUNT

An account designated the "funding account" will be set up with the indenture trustee on the closing date. On each payment date during the revolving period for each class of term notes, the indenture trustee will deposit principal collections and excess spread for the related loan group into the funding account, and will apply them first to buy additional balances arising under home equity revolving credit line loans in the trust and thereafter to buy more mortgage loans, to the extent they are available. If not all principal collections in the funding account have been applied to buy additional balances and mortgage loans at the end of the revolving period, the amount left in the funding account will be paid to noteholders as a payment of principal. During the revolving period, we expect that mortgage loans bought with amounts in the funding account will be primarily home equity revolving credit line loans.

We refer you to "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement for further information.

INTEREST PAYMENTS

Interest payments on each class of term notes will be made monthly on each payment date, beginning in December 2000, at the respective note rate described on page S-6 of this prospectus supplement. Interest on the term notes for each payment date will accrue from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day before that payment date, on the basis of the actual number of days in that interest period and a 360-day year.

All interest payments on each class of notes for any payment date will be allocated to the term notes and the variable funding notes pro rata based on their respective interest accruals from collections with respect to the related loan group. The interest rate on the variable funding notes for any payment date will not significantly exceed the note rates on the term notes for the related interest period.

PRINCIPAL PAYMENTS

With respect to any payment date during the revolving period, except with respect to distributions of amounts on deposit in the pre-funding account at the end of the pre-funding period in excess of $50,000.00, no principal will be paid on the related class of term notes or variable funding notes, and all principal collections and excess spread will be deposited into the funding account and used to purchase additional balances relating to home equity revolving credit line loans and to purchase additional mortgage loans. On each payment date during the managed amortization period for the term notes, the aggregate amount payable as principal of each class of term notes and variable funding notes will be equal to principal collections for the related loan group for that payment date that are not used to purchase additional balances. On each payment date during the rapid amortization period for each class of term notes, the aggregate amount payable as principal for each class of notes and variable funding notes will be equal to the principal collections for the related loan group for that payment date. In addition, on each payment date after the end of the revolving period for each class of term notes, to the extent of funds available for that purpose, holders of each class of term notes and the holders of the variable funding notes will be entitled to receive certain additional amounts in reduction of their note balance, generally equal to liquidation loss amounts and amounts necessary to increase the overcollateralization amount to the overcollateralization target amount.

All principal payments due on the term notes and the variable funding notes will be allocated among those classes of notes based on the principal collections in the related loan groups until their outstanding principal balances are paid in full. In no event will principal payments on any class of notes on a payment date exceed the related principal balance of such class of notes on that payment date. On the final payment date, principal will be due and payable on the notes in an amount equal to the related principal balance remaining outstanding on that payment date.

As to each class of term notes, the revolving period will be the period beginning on the closing date and ending on the earlier of May 31, 2002 and the occurrence of a managed amortization event or certain rapid amortization events; the managed amortization period will be the period beginning on the first payment date following the end of the related revolving period and ending on the earlier of May 31, 2006 and the occurrence of certain rapid amortization events; and the rapid amortization period will be the period beginning on the earlier of the first payment date following the end of the managed amortization period and the occurrence of certain rapid amortization events, and ending upon the termination of the issuer. A managed amortization event will be deemed to occur on any date on which the amount on deposit in the funding account equals or exceeds $10,000,000.

We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for a description of the allocation of principal payments on the term notes.

RESERVE ACCOUNT

An account designated the "reserve account" will be set up with the indenture trustee on the closing date. On each payment date, if the aggregate overcollateralization for both loan groups is less than the aggregate overcollateralization target for both loan groups, the amount of any remaining excess spread for each loan group will be deposited in the reserve account to be applied to cover any unpaid current interest with respect to the term notes backed by any loan group and any liquidation losses for each loan group not otherwise covered by principal and interest collections from such loan group. At the time, if any, that the aggregate overcollateralization for both loan groups equals or exceeds the aggregate overcollateralization target for both loan groups, any funds on deposit in the reserve account will no longer be applied to cover unpaid current interest or liquidation losses.

We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for further information.

ALLOCATION OF PAYMENTS ON THE MORTGAGE LOANS

All collections on the mortgage loans will generally be allocated by the servicer according to the terms of the related credit line agreements or mortgage notes between amounts collected in respect of interest and principal.

We refer you to "The Agreements--The Servicing Agreement--Principal Collections and Interest Collections" in this prospectus supplement, which describes the calculation of principal collections and interest collections on the mortgage loans for the collection period related to each payment date.

With respect to each payment date, the portion of interest collections for each loan group available to be applied towards the payment of interest on the related class of notes will equal interest collections for such loan group for such payment date.

The portion of principal collections for each loan group available to be applied towards the payment of principal on the related class of notes will equal:

o at any time during the revolving period, zero, except for amounts on deposit in the pre-funding account at the end of the pre-funding period in excess of $50,000.00;

o at any time during the managed amortization period, net principal collections on the mortgage loans for that payment date; and

o at any time during the rapid amortization period, principal collections for that payment date.

During the revolving period for each class of term notes, principal collections for the related loan group will be applied by the trust to buy mortgage loans and additional balances for that loan group, to the extent mortgage loans and additional balances are available. During the period from the closing date to the beginning of the rapid amortization period, principal collections will also be applied to purchase additional balances for the related loan group, to the extent additional balances are available. Principal collections will no longer be applied to acquire mortgage loans after the end of the revolving period and will no longer be applied to buy additional balances during the rapid amortization period.

We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for a description of events that would cause the rapid amortization period to begin.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the noteholders will consist of:

o    excess interest;

o    overcollateralization and limited cross-collateralization; and

o    the financial guaranty insurance policy.

We refer you to "The Enhancer" and "Description of the Policy" in this prospectus supplement.

OPTIONAL REDEMPTION

A principal payment may be made to redeem the notes upon the exercise by the servicer of its option to purchase the mortgage loans in the trust fund after the aggregate note balance of the notes is reduced to an amount less than or equal to 10% of the initial aggregate note balance. The purchase price payable by the servicer for the mortgage loans will be the sum of:

o the aggregate outstanding principal balance of the mortgage loans, or the fair market value of real estate acquired by foreclosure, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the mortgage loans through the day preceding the payment date of this purchase;

o an amount equal to any interest shortfalls plus accrued and unpaid interest on these interest shortfalls; and

o    all amounts due and owing the enhancer.

We refer you to "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements--Termination; Retirement of Securities" in the attached prospectus for further information.

ERISA CONSIDERATIONS

The term notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the term notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the term notes will be characterized as indebtedness, and neither the issuer, nor any portion of the issuer as created and governed pursuant to the terms and conditions of the trust agreement, will be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended. In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

For further information regarding material income tax considerations in respect of an investment in the term notes, we refer you to "Material Federal Income Tax Considerations" and "State and Other Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the attached prospectus.

RATINGS

It is a condition to the issuance of the term notes that they receive the ratings shown on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of the mortgage loans or draws on the home equity revolving credit line loans, the likelihood of the receipt of any amounts in respect of interest shortfalls or any corresponding effect on the yield to investors.

We refer you to "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement for further information.

                                  RISK FACTORS

         The term notes are not suitable investments for all investors. In particular, you should not purchase the term notes unless you understand the prepayment, credit, liquidity and market risks associated with the term notes.

         The term notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the term notes.

THE MORTGAGED PROPERTIES        Although the mortgage loans are secured by liens
MIGHT NOT BE ADEQUATE SECURITY  on mortgaged properties, this collateral may not
FOR THE MORTGAGE LOANS.         give assurance of repayment of the mortgage
                                loans comparable to the assurance of repayment that many first lien lending programs provide, and the mortgage loans, especially those with high combined loan-to-value ratios, may have risk of repayment characteristics more similar to unsecured consumer loans.

                                Approximately 94.97% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by second mortgages that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. If the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related mortgage loan. These considerations will be particularly applicable to mortgage loans secured by second mortgages that have high combined loan-to-value ratios because, in these cases, the servicer is more likely to determine that foreclosure would be uneconomical. These losses will be borne by noteholders if the applicable credit enhancement is insufficient to absorb them.

                                Defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior mortgages may be greater than that of mortgage loans secured by senior mortgages on comparable properties.

                                We cannot assure you that the values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of the interest of a junior mortgagee in the mortgaged property before having any adverse effect on the interest of the related senior mortgagees.

DEPENDENCY ON THE               As a result of the above considerations, the
CREDITWORTHINESS OF THE         underwriting standards and procedures applicable
MORTGAGORS.                     to the mortgage loans, as well as the repayment
                                prospects of the mortgage loans, may be more dependent on the creditworthiness of the borrower and less dependent on the adequacy of the mortgaged property as collateral than would be the case under many first lien lending programs. As to the mortgage loans, future changes in the borrower's economic circumstances will have a significant effect on the likelihood of repayment, since additional draws on the home equity revolving credit line loans may be made by the borrower in the future up to the applicable credit limit. Although the home equity revolving credit line loans are generally subject to provisions whereby the servicer may reduce the applicable credit limit as a result of a material adverse change in the borrower's economic circumstances, the servicer generally will not monitor for these changes and may not become aware of them until after the borrower has defaulted. Under certain circumstances, a borrower with a home equity revolving credit line loan may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances.

                                Under the home equity program of GMACM relating to the home equity revolving credit line loans, GMACM generally qualifies mortgagors based on an assumed payment that reflects a loan rate significantly lower than the related maximum loan rate. The repayment of any home equity revolving credit line loan may thus be dependent on the ability of the related mortgagor to make larger interest payments if the loan rate of the related mortgage loan is adjusted during the life of the home equity revolving credit line loan.

                                Future changes in a borrower's economic
                                circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a borrower by increasing debt service on the related home equity revolving credit line loan or other similar debt of the borrower. In addition, changes in the payment terms of any related senior mortgage loan may adversely affect the borrower's ability to pay principal and interest on the senior mortgage loan. For example, these changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate on the loan increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about these senior mortgage loans, other than the amount of these loans at origination of the corresponding mortgage loan, is not available, and we are not including it in this prospectus supplement.

                                General economic conditions, both on a national and regional basis, will also have an impact on the ability of borrowers to repay their mortgage loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, as a result, will experience higher rates of loss and delinquency than mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. You should note that approximately 29.21% and 13.38% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by mortgaged properties located in the states of California and Michigan, respectively. In addition, any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an adverse impact on the ability of borrowers to repay their mortgage loans.

LOAN RATES MAY REDUCE THE NOTE  The note rate on each class of term notes will
RATE ON EACH CLASS OF TERM      be a floating rate based on LIBOR, limited by
NOTES.                          the weighted average net loan rate on the
                                mortgage loans in the related loan group and a maximum note rate of 14.00% per annum. The loan rates of the home equity revolving credit line loans adjust based on a different index. The loan rates of the home equity loans are fixed.
                                As such, if LIBOR rises, you could get interest at a rate less than LIBOR plus the specified margin due to these limitations on the note rate. In addition, the weighted average loan rate of the mortgage loans will change, and may decrease over time due to scheduled amortization of the mortgage loans, prepayments of mortgage loans, transfers to the issuer of subsequent mortgage loans and removal of mortgage loans by the sellers. We cannot assure you that the weighted average loan rate of the mortgage loans in any loan group will not decrease after the date of initial issuance of the term notes.


YIELD AND PREPAYMENT            The yield to maturity of all classes of term
CONSIDERATIONS ON THE           notes will depend on the rate and timing of
TERM NOTES.                     principal payments, including payments in excess
                                of required installments, prepayments or terminations, liquidations and repurchases, on the mortgage loans, the rate and timing of draws on the related home equity revolving credit line loans, and the price you pay for your term notes. This yield may be adversely affected by a higher or lower than anticipated rate of principal payments or draws on the related home equity revolving credit line loans. The mortgage loans may be prepaid in full or in part without penalty. The rate and timing of defaults on the mortgage loans in a loan group will also affect the yield to maturity of the related class of term notes.


                                During the revolving period, as described in this prospectus supplement, if the sellers do not sell enough additional balances on the mortgage loans and/or subsequent mortgage loans to the issuer, the issuer will not fully apply amounts on deposit in the funding account to the purchase of additional balances on the mortgage loans and subsequent mortgage loans by the end of the revolving period. These remaining amounts will be paid to the holders of the related class of term notes as principal on the first payment date following the end of the revolving period for the term notes. See "Yield and Prepayment Considerations" in this prospectus supplement.

LIMITATIONS ON THE              We cannot assure you that, at any particular
REPURCHASE OR                   time, a seller will be able, financially or
REPLACEMENT OF                  otherwise, to repurchase or replace defective
DEFECTIVE MORTGAGE              mortgage loans as described in this prospectus
LOANS BY THE SELLERS.           supplement. Events relating to a seller and its
                                operations could occur that would adversely affect the financial ability of the seller to repurchase defective mortgage loans from the issuer, including the termination of borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of the seller's assets. If the sellers do not repurchase or replace a defective mortgage loan, then the servicer, on behalf of the issuer, will try to recover the maximum amount possible with respect to that defective mortgage loan, and any resulting delay or loss will be borne by the noteholders, to the extent that the related credit enhancement does not cover this delay or loss.



POSSIBLE VARIATIONS IN THE      Each subsequent mortgage loan will satisfy the
SUBSEQUENT MORTGAGE LOANS FROM  eligibility criteria referred to in this
THE INITIAL MORTGAGE LOANS.     prospectus supplement at the time either seller
                                transfers it to the issuer. However, the sellers may originate or acquire subsequent mortgage loans using credit criteria different from those it applied to the initial mortgage loans. As such, these subsequent mortgage loans may be of a different credit quality from the initial mortgage loans. Thus, after the transfer of subsequent mortgage loans to the issuer, the aggregate characteristics of the mortgage loans in each loan group that are part of the trust estate may vary from those of the initial mortgage loans. See "Description of the Mortgage
                                Loans--Conveyance of Subsequent Mortgage Loans;
                                the Pre-Funding Account and the Funding Account" in this prospectus supplement.


LEGAL CONSIDERATIONS PRESENT    The mortgage loans are secured by mortgages.
CERTAIN RISKS.                  With respect to mortgage loans that are secured
                                by first mortgages, the servicer may, under certain circumstances, agree to a new mortgage lien on the related mortgaged property having priority over that mortgage. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any senior mortgage loans and prior statutory liens have been satisfied. If these proceeds are insufficient to satisfy these senior loans and prior liens in the aggregate, the issuer, and accordingly, the noteholders, will bear the risk of delay in distributions while the servicer obtains a deficiency judgment, to the extent available in the related state, against the related mortgagor, and also bear the risk of loss if the servicer cannot obtain or realize upon that deficiency judgment. See "Certain
                                Legal Aspects of the Loans" in the prospectus.

                                If either seller becomes insolvent, the
                                bankruptcy trustee of that seller, including the seller itself as a debtor-in-possession, may try to recharacterize the seller's sale of the mortgage loans as a borrowing by the seller secured by a pledge of the mortgage loans. If the bankruptcy trustee, or the seller itself as a debtor-in-possession, decided to challenge this transfer, you could experience delays in payments on your term notes, and possible reductions in the amount paid. The depositor will warrant that the transfer of its interest in the mortgage loans to the issuer is a valid transfer and assignment of that interest.

                                If a conservator, receiver or trustee is appointed for a seller, or if certain other events relating to the insolvency of a seller occur, additional balances on the mortgage loans and subsequent mortgage loans may no longer be transferred by that seller to the issuer and a rapid amortization event could occur. However, the bankruptcy trustee, conservator or receiver, including the seller itself as a debtor-in-possession, may have the power to continue to require the transfer of additional balances on the mortgage loans and subsequent mortgage loans to the issuer, and thus, to prevent the commencement of the rapid amortization period. In addition, a bankruptcy trustee, conservator or receiver, including the seller itself as a debtor-in-possession, may have the power to cause the early sale of the mortgage loans and the early payment of the term notes or to prohibit the continued transfer of additional balances on the mortgage loans and subsequent mortgage loans to the issuer.

                                If the servicer becomes bankrupt or insolvent, the related bankruptcy trustee, conservator or receiver may have the power to prevent the appointment of a successor servicer.

THE REPURCHASE OPTION           In certain instances in which a mortgagor
OF THE SERVICER COULD           either:
RESULT IN AN INCREASE IN
PREPAYMENTS.                    o       requests an increase in the credit limit
                                        on the related home equity revolving
                                        credit line loan above the limit stated
                                        in the credit line agreement;

                                o requests to place a lien on the related mortgaged property senior to the lien of the related mortgage loan; or

                                o refinances the senior lien resulting in a combined loan-to-value ratio above the previous combined loan-to-value ratio for that loan;

                                then the servicer will have the option to repurchase from the trust estate the related mortgage loan at a price equal to the principal balance of that mortgage loan at the time of repurchase, plus accrued and unpaid interest thereon to the date of repurchase. There are no limitations on the frequency of these repurchases or the characteristics of the mortgage loans so repurchased. These repurchases may cause an increase in prepayments on the mortgage loans, which may reduce the yield on the term notes. In addition, these repurchases may affect the characteristics of the mortgage loans in the aggregate with respect to loan rates and credit quality.

LIMITATIONS OF, AND THE         Credit enhancement will be provided for the term
POSSIBLE REDUCTION AND          notes in the form of:
SUBSTITUTION OF, CREDIT
ENHANCEMENT.                    o       excess interest collections, if
                                        available;

                                o       overcollateralization and limited
                                        cross-collateralization; and

                                o       the policy, to the limited extent
                                        described in this prospectus supplement.

                                None of the sellers, the depositor, the
                                servicer, the indenture trustee or any of their respective affiliates will be required to take any other action to maintain, or have any obligation to replace or supplement, this credit enhancement or any rating of the term notes. To the extent that losses are incurred on the mortgage loans that are not covered by excess interest collections, overcollateralization, cross-collateralization or the policy, securityholders, including the holders of the term notes, will bear the risk of those losses.


SOCIAL, ECONOMIC AND OTHER      The ability of the issuer to purchase subsequent
FACTORS COULD AFFECT THE        mortgage loans is largely dependent upon whether
PURCHASE OF SUBSEQUENT          mortgagors perform their payment and other
MORTGAGE LOANS.                 obligations required by the related mortgage
                                loans in order that those mortgage loans meet the specified requirements for transfer on a subsequent transfer date as a subsequent mortgage loan. The performance by these mortgagors may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.
                                However, we cannot predict whether or to what extent economic or social factors will affect the performance by the related mortgagors and the availability of subsequent mortgage loans.


LIMITED LIQUIDITY OF THE        A secondary market for the term notes may not
TERM NOTES MAY LIMIT            develop. Even if a secondary market does
THE ABILITY TO SELL THE         develop, it might not provide you with liquidity
TERM NOTES OR REALIZE A         of investment or continue for the life of the
DESIRED YIELD.                  term notes. Neither the underwriter nor any
                                other person will have any obligation to make a secondary market in the term notes. Illiquidity means investors may not be able to find a buyer for the term notes readily or at prices that will enable them to realize a desired yield.
                                Illiquidity can have a severe adverse effect on the market value of the term notes.


THE LIMITED ASSETS OF           The term notes will be payable solely from the
THE TRUST FUND FOR MAKING       assets of the trust fund. There can be no
PAYMENTS ON THE TERM NOTES      assurance that the market value of the assets in
MAY NOT BE SUFFICIENT TO        the trust fund will be equal to or greater than
DISTRIBUTE ALL PAYMENTS DUE     the total principal amount of the term notes
ON THE TERM NOTES.              outstanding, plus accrued interest. Moreover, if
                                the assets of the trust fund are ever sold, the sale proceeds will be applied first to reimburse the indenture trustee, servicer and enhancer for their unpaid fees and expenses before any remaining amounts are distributed to noteholders.

                                In addition, at the times specified in this prospectus supplement, mortgage loans may be released to the holders of the GMACM Home Equity Loan-Backed Certificates, Series 2000-HE4.

                                Once released, those assets will no longer be available to make payments to noteholders.

                                You will have no recourse against the depositor, the sellers and servicer, or any of their affiliates, if any required distribution on the term notes is not made or for any other default. The only obligations of the sellers with respect to the related trust fund or the term notes would result from a breach of the representations and warranties that the sellers may make concerning the trust assets.

AMOUNTS LEFT IN THE             Any amounts in excess of $50,000 remaining in
PRE-FUNDING ACCOUNT AT          the pre-funding account at the end of the
THE END OF THE PRE-             pre-funding period will be distributed as a
FUNDING PERIOD WILL BE          prepayment of principal to the holders of the
USED TO PREPAY THE              related term notes. As a result, the yield to
TERM NOTES.                     maturity on your investment may be adversely
                                affected.

                                  INTRODUCTION

         The trust fund will be formed under the trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $332,000,000 of GMACM Home Equity Loan-Backed Term Notes, Series 2000-HE4. These notes will be issued under the indenture, to be dated as of the closing date, between the issuer and the indenture trustee. In addition, under the indenture, the issuer will issue the GMACM Home Equity Loan-Backed Variable Funding Notes, Series 2000-HE4. Under the trust agreement, the issuer will issue one class of GMACM Home Equity Loan-Backed Certificates, Series 2000-HE4. The term notes and the variable funding notes are collectively referred to in this prospectus supplement as the notes. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the term notes are offered by this prospectus supplement.

         We have defined certain significant terms in the section titled "Description of the Securities--Glossary of Terms" in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The term "Payment Account" used in the prospectus corresponds to the term "Note Payment Account" as described in this prospectus supplement. The term "Funding Account" used in the prospectus corresponds to the term "Pre-Funding Account" as described in this prospectus supplement. The conveyance of the mortgage loans to the trust fund and the issuance of the notes described in this prospectus supplement is a "Designated Seller Transaction" as that term is used in the prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this prospectus supplement relates to the mortgage loans conveyed to the trust fund on the closing date, or initial mortgage loans. Unless otherwise indicated, all percentages set forth in this prospectus supplement are approximate and are based upon the outstanding principal balances of the initial mortgage loans as of the cut-off date. The "principal balance" of a mortgage loan, other than a liquidated mortgage loan, on any day is equal to the principal balance of that mortgage loan as of the cut-off date, plus (1) any additional balances in respect of the HELOCs conveyed to the trust fund, or additional balances, minus (2) all collections credited against the principal balance of that mortgage loan in accordance with the related credit line agreement or mortgage note, as applicable, prior to that day, exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust fund during the Rapid Amortization Period for the term notes. The "principal balance" of a liquidated mortgage loan after final recovery of substantially all of the related liquidation proceeds which the servicer reasonably expects to receive will be zero.

         Mortgage loans conveyed to the trust fund after the closing date, or subsequent mortgage loans, will be selected using generally the same criteria as that used to select the initial mortgage loans, and generally the same representations and warranties will be made with respect thereto. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement.

     The initial mortgage loans will be divided into two Loan Groups as follows:

     (1) Loan Group I will include initial HELOCs and HELs that satisfy the following restrictions:

          o As to each loan in Loan Group I secured by a first lien on the related property, the credit limit or original principal balance was generally no more than $252,700 for single-family properties and $323,400 for two-family properties.

          o As to each loan in Loan Group I secured by a second lien on the related property:

                  (a) the credit limit or original principal balance was generally no more than $126,350 for single-family properties and $161,700 for two-family properties; and


                  (b)   if the related senior lien loan was owned by Fannie
                        Mae at the time the second lien loan was originated, the sum of the credit limit or original principal balance of the second lien loan and the outstanding original principal balance of the related senior lien loan was generally no more than $252,700 for single-family properties and $323,400 for two-family properties.


          o Any subsequent mortgage loans that are HELOCs or HELs and included in Loan Group I will also satisfy the above requirements.
     (2) Loan Group II will include initial HELOCs and HELs that do not meet the restrictions applicable to Loan Group I. In addition, Loan Group II will include any subsequent mortgage loans that are not included in Loan Group I.

     Payments on the Class A-1 term notes and the Class A-2 term notes will be based primarily on amounts collected or received in respect of the mortgage loans in Loan Groups I and II, respectively. The variable funding notes generally will be entitled to receive a portion of the collections on the mortgage loans in Loan Group I or II depending on the Loan Group into which the additional balances backing the variable funding notes are added.

INITIAL HELOCS

     Substantially all of the initial HELOCs were originated or acquired by GMAC Mortgage Corporation or GMACM. No more than 94.87% (by principal balance as of the cut-off date) of the initial HELOCs are secured by second mortgages or deeds of trust and the remainder of which by first mortgages or deeds of trust. The mortgaged properties securing the initial HELOCs consist primarily of residential properties. As to approximately 100.00% of the initial HELOCs, the borrower represented at the time of origination that the related mortgaged property would be owner occupied as a primary or second home.

     All percentages of the initial HELOCs described in this prospectus supplement are approximate percentages determined, except as otherwise indicated, by the aggregate principal balance as of the cut-off date of the initial HELOCs.

     The principal balance as of the cut-off date of the initial HELOCs is $186,751,055.97. With respect to the initial HELOCs:

     o as of the cut-off date, no initial HELOC is 30 days or more delinquent;

     o the average principal balance as of the cut-off date is $24,171.76;

     o the minimum principal balance as of the cut-off date is $1,000.00;

     o the maximum principal balance as of the cut-off date is $891,121.88;

     o the lowest loan rate and the highest loan rate on the cut-off date are 5.990% and 14.490% per annum, respectively;

     o the weighted average loan rate on the cut-off date is approximately 8.554% per annum;

     o the minimum and maximum CLTV Ratios as of the cut-off date are 2.10% and 105.57%, respectively;

     o the weighted average CLTV Ratio based on the principal balance as of the cut-off date of the initial HELOCs is approximately 76.55% as of the cut-off date;

     o the latest scheduled maturity of any initial HELOC is December 21, 2025;

     o with respect to approximately 27.99% and approximately 16.81% of the initial HELOCs, the related mortgaged properties are located in the States of California and Michigan, respectively; and

     o not more than 22.20% of the initial HELOCs do not require an appraisal.

     As used in this prospectus supplement, a mortgage loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a mortgage loan with a payment due on November 1 that remained unpaid as of the close of business on November 30 would still be considered current as of November 30. If that payment remained unpaid as of the close of business on December 31, the mortgage loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

LOAN TERMS OF THE HELOCS

     Interest on each HELOC is calculated based on the average daily balance outstanding during the related billing cycle.

     Each HELOC has a loan rate that is subject to adjustment on each adjustment date, as specified in the related credit line agreement or mortgage note, to equal the sum of:

     o the index; and

     o the gross margin;

provided, however, that the loan rate on each initial HELOC will in no event be greater than the maximum loan rate.

     The index for each HELOC is the "prime rate" (or high point of any range of "prime rates") established by the financial institutions surveyed by The Wall Street Journal in publishing its "Money Rates" (or any replacement) Table or, if such rate is not available, a substitute rate selected in accordance with the related credit line agreement or mortgage note, as applicable.

     As of the cut-off date, none of the initial HELOCs have a loan rate below the Teaser Rate. With respect to approximately 38.24% of the initial HELOCs, the Teaser Rate will be equal to the prime rate less 1.00%.

     With respect to approximately 42.74% of the initial HELOCs, the gross margin is adjustable from time to time based on the then outstanding balance. These adjustments are 0.25% for balances of $25,000.01 through $50,000.00 and 0.50% for balances of $50,000.01 or greater.

     In certain instances, the gross margins with respect to the initial HELOCs have been discounted based on specific employee status with GM or its subsidiaries at the time of origination of the initial HELOC, with no adjustment in the event of any change in the status of the borrower.

     Each initial HELOC was either a 25-year mortgage loan, 20-year mortgage loan, 15-year mortgage loan, 10-year mortgage loan or 5-year mortgage loan. The related mortgagor for each initial HELOC may make a draw at any time during the Draw Period. In addition, with respect to certain of the initial HELOCs, the related mortgagor will not be permitted to make any draw during the related Repayment Period. The Draw Period and the Repayment Period vary for the initial HELOCs based on each loan's CLTV Ratio at origination, state of origination and original term to maturity. The 25-year mortgage loans, which comprise approximately 40.65% of the initial HELOCs, have a Draw Period of 15 years and a Repayment Period of 10 years. With respect to 15-year mortgage loans, 10-year mortgage loans and 5-year mortgage loans, the Draw Period will generally be the entire term of the loan and there will be no Repayment Period. The entire outstanding principal balance of each HELOC with no Repayment Period will be due on the maturity date of the HELOC.

     The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the credit limit of that HELOC over the outstanding principal balance under the related credit line agreement at the time of that draw. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related mortgagor will have the right during the related Draw Period to make a draw in the amount of any prepayment theretofore made with respect to that HELOC. Each mortgagor generally will have access to make draws by check, subject to applicable law. Generally, the credit line agreement or mortgage related to each HELOC will, subject to applicable law, contain a customary "due-on-sale" clause.

     As to each HELOC, the mortgagor's right to receive draws during the Draw Period may be suspended, or the related credit limit may be reduced, for cause under a number of circumstances, including, but not limited to:

     o a materially adverse change in the mortgagor's financial circumstances;

     o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

     o a payment default by the mortgagor.

However, generally such suspension or reduction will not affect the payment terms for previously drawn balances. The servicer, GMAC Mortgage Corporation, will have no obligation under the servicing agreement to investigate as to whether any such circumstances have occurred and may have no knowledge of them. Therefore, there can be no assurance that any mortgagor's ability to receive draws will be suspended or reduced in the event that the foregoing circumstances occur.

     In the event of default under a HELOC, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

     o the mortgagor's failure to make any payment as required;

     o any action or inaction by the mortgagor that adversely affects the mortgaged property or the rights in the mortgaged property; or

     o fraud or material misrepresentation by a mortgagor in connection with the HELOC.

     Prior to the related Repayment Period or prior to the date of maturity for loans without a Repayment Period, the mortgagor for each HELOC will be obligated to make monthly payments thereon in a minimum amount that generally will be equal to the finance charge applicable to that mortgage loan for the related billing cycle. Except as described below, if that loan has a Repayment Period, during that period, the mortgagor will be obligated to make monthly payments consisting of principal installments which would substantially amortize the principal balance by the maturity date, plus current finance charges and the sum of any unpaid fees, insurance premiums and other charges, if any. In addition, certain mortgagors will be required to pay an annual fee of up to $35. Payments made by or on behalf of the mortgagor for each HELOC will be applied to any unpaid finance charges that are due thereon, prior to application, to any unpaid principal outstanding.

     None of the initial HELOCs are insured by mortgage insurance policies covering all or a portion of any losses on each loan, subject to certain limitations.

INITIAL HELOC CHARACTERISTICS

     Set forth below is a description of certain additional characteristics of the initial HELOCs in Loan Group I and Loan Group II, or the Group I HELOCs and Group II HELOCs, respectively, as of the cut-off date. Unless otherwise specified, all principal balances of the initial HELOCs in each Loan Group are as of the cut-off date and are rounded to the nearest dollar. Except as indicated otherwise, all percentages are approximate percentages by aggregate principal balance as of the cut-off date. Entries in the tables may not add to 100.00% due to rounding.

                 INITIAL HELOC CHARACTERISTICS FOR LOAN GROUP I

                                       PROPERTY TYPE OF GROUP I HELOC LOANS
                                                                                                               PERCENT OF
                                                                                                            INITIAL GROUP I
                                             NUMBER OF INITIAL                  CUT-OFF DATE               HELOCS BY CUT-OFF
 PROPERTY TYPE                                 GROUP I HELOCS                     BALANCE                     DATE BALANCE
 -------------                                 --------------                     -------                     ------------
Single Family                                      6,178                       $130,642,178.89                  88.64%
Condominium                                          432                          9,476,324.11                   6.43
PUD                                                  262                          5,877,288.60                   3.99
Two to Four Family                                    69                          1,365,309.61                   0.93
Manufactured Housing                                   2                             29,492.00                   0.02
                                                   -----                       ---------------                 -------
                                  TOTAL            6,943                       $147,390,593.21                 100.00%


                                     OCCUPANCY TYPES OF GROUP I HELOC LOANS

                                                                                                               PERCENT OF
                                                                                                            INITIAL GROUP I
 OCCUPANCY                                   NUMBER OF INITIAL                  CUT-OFF DATE               HELOCS BY CUT-OFF
 (AS INDICATED BY BORROWER)                    GROUP I HELOCS                     BALANCE                     DATE BALANCE
 -------------                                 --------------                     -------                     ------------
Owner Occupied                                     6,843                       $144,685,162.64                     98.16%
Second Home                                          100                          2,705,430.57                      1.84
                                                   -----                       ---------------                    ------
                                TOTAL              6,943                       $147,390,593.21                    100.00%

                    PRINCIPAL BALANCES OF GROUP I HELOC LOANS

                                                                                     INITIAL GROUP I                 PERCENT OF
                                                          NUMBER OF INITIAL           CUT-OFF DATE                HELOCS BY CUT-OFF
RANGE OF PRINCIPAL BALANCES ($)                             GROUP I HELOCS               BALANCE                     DATE BALANCE
-------------------------------                             --------------               -------                     ------------

        $0.00     to     $25,000.00                              5,112            $62,528,147.98                        42.42%
   $25,000.01     to     $50,000.00                              1,324             47,058,032.34                        31.93
   $50,000.01     to     $75,000.00                                318             19,814,731.50                        13.44
   $75,000.01     to     $100,000.00                               158             13,778,669.59                         9.35
  $100,000.01     to     $125,000.00                                19              2,145,304.55                         1.46
  $125,000.01     to     $150,000.00                                 6                835,243.86                         0.57
  $150,000.01     to     $175,000.00                                 1                173,109.45                         0.12
  $175,000.01     to     $200,000.00                                 2                360,000.00                         0.24
  $200,000.01     +                                                  3                697,353.94                         0.47
                                                                 ------          ---------------                       ------
                                           Total                 6,943           $147,390,593.21                       100.00%


o The average principal balance of the initial Group I HELOCs as of the cut-off date is approximately $21,228.66.


              COMBINED LOAN-TO-VALUE RATIOS OF GROUP I HELOC LOANS

                                                                                                                     PERCENT OF
                                                                                                                    INITIAL GROUP I
RANGE OF COMBINED                                       NUMBER OF INITIAL          CUT-OFF DATE                    HELOCS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                                 GROUP I HELOCS              BALANCE                         DATE BALANCE
------------------------                                 --------------              -------                         ------------

    0.01%    to      40.00%                                   334                   $6,842,185.68                          4.64%
   40.01%    to      50.00%                                   262                    5,950,060.52                          4.04
   50.01%    to      60.00%                                   405                    8,280,187.90                          5.62
   60.01%    to      70.00%                                   696                   14,547,296.22                          9.87
   70.01%    to      80.00%                                 2,384                   51,454,133.21                         34.91
   80.01%    to      90.00%                                 2,204                   43,713,842.37                         29.66
   90.01%    to     100.00%                                   657                   16,543,549.88                         11.22
  100.01%     +                                                 1                       59,337.43                          0.04
                                                            -----                 ---------------                        ------
                                      Total                 6,943                 $147,390,593.21                        100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group I HELOCs as of the cut-off date are approximately 2.10% and 105.57%, respectively, and the weighted average combined loan-to-value ratio of the initial Group I HELOCs as of the cut-off date is approximately 76.56%.

                GEOGRAPHICAL DISTRIBUTIONS OF GROUP I HELOC LOANS

                                                                                                                  PERCENT OF
                                                                                                                INITIAL GROUP I
                                                   NUMBER OF INITIAL             CUT-OFF DATE                  HELOCS BY CUT-OFF
LOCATION                                            GROUP I HELOCS                 BALANCE                        DATE BALANCE
--------                                            --------------                 -------                        ------------

California                                               1,507               $ 39,630,924.48                         26.89%
Michigan                                                 1,187                 23,069,982.76                         15.65
New Jersey                                                 308                  7,471,551.75                          5.07
Massachusetts                                              306                  6,648,611.81                          4.51
Florida                                                    296                  6,087,041.17                          4.13
New York                                                   213                  5,518,680.73                          3.74
Illinois                                                   211                  4,229,333.99                          2.87
Connecticut                                                195                  4,005,157.28                          2.72
Pennsylvania                                               227                  3,934,179.46                          2.67
Colorado                                                   172                  3,910,804.10                          2.65
Washington                                                 174                  3,574,133.51                          2.42
Other                                                    2,147                 39,310,192.17                         26.67
                                                         -----               ---------------                        ------
                              TOTAL                      6,943               $147,390,593.21                        100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                 JUNIOR RATIOS OF GROUP I HELOC LOANS (1)(2)(3)

                                                                                                                     PERCENT OF
                                                                                                                   INITIAL GROUP I
                                                              NUMBER OF INITIAL          CUT-OFF DATE             HELOCS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                      GROUP I HELOCS             BALANCE                   DATE BALANCE
--------------------------                                      --------------             -------                   ------------

  0.001%   to  10.000%                                             635                  $ 8,047,439.41                    5.80%
 10.001%   to  20.000%                                           3,116                   59,225,768.18                   42.68
 20.001%   to  30.000%                                           1,546                   36,919,204.19                   26.61
 30.001%   to  40.000%                                             775                   19,135,912.28                   13.79
 40.001%   to  50.000%                                             332                    7,597,168.96                    5.48
 50.001%   to  60.000%                                             162                    4,263,360.48                    3.07
 60.001%   to  70.000%                                              91                    1,821,932.12                    1.31
 70.001%   to  80.000%                                              33                      786,861.19                    0.57
 80.001%   to  90.000%                                              21                      507,331.65                    0.37
 90.001%   to 100.000%                                              19                      454,147.96                    0.33
                                                                 -----                 ---------------                  ------
                                           Total                 6,730                 $138,759,126.42                  100.00%

(1) The Junior Ratio of a HELOC is the ratio (expressed as a percentage) of the credit limit of such HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HELOC is underwritten.

(2) The weighted average Junior Ratio of the initial Group I HELOCs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 24.02%.

(3) Includes only the initial Group I HELOCs secured by second liens.


                        LOAN RATES OF GROUP I HELOC LOANS

                                                                                                                     PERCENT OF
                                                                                                                   INITIAL GROUP I
                                                              NUMBER OF INITIAL            CUT-OFF DATE           HELOCS BY CUT-OFF
RANGE OF LOAN RATES (%)                                        GROUP I HECLOCS               BALANCE                DATE BALANCE
-----------------------                                        ---------------               -------                ------------
  5.000%   to     5.999%                                             314                $  7,538,097.66                   5.11%
  6.000%   to     6.999%                                           1,794                  46,305,169.17                  31.42
  8.000%   to     8.999%                                           2,535                  53,832,995.71                  36.52
  9.000%   to     9.999%                                              93                   2,174,478.53                   1.48
 10.000%   to    10.999%                                           1,211                  21,913,596.17                  14.87
 11.000%   to    11.999%                                             530                   7,043,400.19                   4.78
 12.000%   to    12.999%                                             156                   2,645,207.97                   1.79
 13.000%   to    13.999%                                             225                   4,360,833.54                   2.96
 14.000%   to    14.999%                                              85                   1,576,814.27                   1.07
                                                                   -----                ----------------                ------
                                              Total                6,943                $147,390,593.21                 100.00%

o The weighted average loan rate of the initial Group I HELOCs as of the cut-off date is approximately 8.579% per annum.

                FULLY INDEXED GROSS MARGIN OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                    INITIAL GROUP I
RANGE OF FULLY INDEXED                                        NUMBER OF INITIAL          CUT-OFF DATE              HELOCS BY CUT-OFF
GROSS MARGINS (%)                                               GROUP I HELOCS              BALANCE                   DATE BALANCE
-----------------                                               --------------              -------                   ------------
  Less Than           0.000%                                          2                  $     51,381.23                 0.03%
    0.000%     to     0.999%                                      2,885                    60,374,657.54                40.96
    1.000%     to     1.999%                                      2,332                    48,356,374.86                32.81
    2.000%     to     2.999%                                        967                    22,086,166.27                14.98
    3.000%     to     3.999%                                        339                     7,252,927.64                 4.92
    4.000%     to     4.999%                                        406                     9,088,894.81                 6.17
    5.000%     to     5.999%                                         12                       180,190.86                 0.12
                                                                  -----                  ---------------               ------
                                            Total                 6,943                  $147,390,593.21               100.00%

o The weighted average fully indexed gross margin of the initial Group I HELOCs as of the cut-off date is approximately 1.455% per annum.

                 CREDIT UTILIZATION RATES OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                    INITIAL GROUP I
RANGE OF CREDIT UTILIZATION                                    NUMBER OF INITIAL          CUT-OFF DATE             HELOCS BY CUT-OFF
RATES (%)                                                       GROUP I HELOCS              BALANCE                   DATE BALANCE
---------------------------                                    -----------------          ------------             -----------------

   0.001%   to       10.000%                                             450           $  1,459,073.79                     0.99%
  10.001%   to       20.000%                                             588              3,987,401.32                     2.71
  20.001%   to       30.000%                                             594              6,493,651.87                     4.41
  30.001%   to       40.000%                                             508              6,948,070.57                     4.71
  40.001%   to       50.000%                                             497              8,353,258.01                     5.67
  50.001%   to       60.000%                                             466             10,020,949.19                     6.80
  60.001%   to       70.000%                                             449             10,258,323.73                     6.96
  70.001%   to       80.000%                                             626             14,260,297.15                     9.68
  80.001%   to       90.000%                                             442             12,642,058.83                     8.58
  90.001%   to      100.000%                                           2,312             72,552,662.25                    49.22
 100.001%   +                                                             11                414,846.50                     0.28
                                                                       -----           ---------------                   ------
                                           Total                       6,943           $147,390,593.21                   100.00%

o The weighted average credit utilization rate based on the cut-off date credit limit of the initial Group I HELOCs as of the cut-off date is approximately 77.43%.

                      CREDIT LIMITS OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                    INITIAL GROUP I
                                                               NUMBER OF INITIAL           CUT-OFF DATE            HELOCS BY CUT-OFF
RANGE OF CREDIT LIMITS ($)                                      GROUP I HELOCS               BALANCE                 DATE BALANCE
--------------------------                                      --------------               -------                 ------------
      $0.00      to      $25,000.00                                    3,134             $38,063,413.49                 25.82%
 $25,000.01      to      $50,000.00                                    2,537              55,262,589.00                 37.49
 $50,000.01      to      $75,000.00                                      594              20,991,255.23                 14.24
 $75,000.01      to     $100,000.00                                      589              26,077,350.57                 17.69
$100,000.01      to     $125,000.00                                       41               3,162,445.52                  2.15
$125,000.01      to     $150,000.00                                       26               1,833,531.51                  1.24
$150,000.01      to     $175,000.00                                        5                 185,870.46                  0.13
$175,000.01      to     $200,000.00                                        8                 663,777.08                  0.45
$200,000.01      to     $225,000.00                                        1                 222,000.00                  0.15
$225,000.01      to     $250,000.00                                        8                 928,360.35                  0.63
                                                                        ----            ---------------                ------
                                           Total                       6,943            $147,390,593.21                100.00%

o The average of the credit limits of the initial Group I HELOCs as of the cut-off date is approximately $36,978.64.

                    MAXIMUM LOAN RATES OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                   INITIAL GROUP I
                                                              NUMBER OF INITIAL            CUT-OFF DATE           HELOCS BY CUT-OFF
MAXIMUM LOAN RATES (%)                                         GROUP I HELOCS                BALANCE                DATE BALANCE
----------------------                                         --------------                -------                ------------

 15.000%   to       15.999%                                          10                 $     99,590.61                 0.07%
 16.000%   to       16.999%                                          29                      426,350.70                 0.29
 17.000%   to       17.999%                                          80                    1,049,809.83                 0.71
 18.000%   to       18.999%                                       6,710                  144,623,163.53                98.12
 19.000%   to       19.999%                                         114                    1,191,678.54                 0.81
                                                                  -----                 ---------------               ------
                                      Total                       6,943                 $147,390,593.21               100.00%

o The weighted average maximum loan rate of the initial Group I HELOCs as of0 the cut-off date is approximately 18.140% per annum.

          MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP I HELOC LOANS

                                                                                                                       PERCENT OF
                                                                                                                    INITIAL GROUP I
                                                              NUMBER OF INITIAL             CUT-OFF DATE           HELOCS BY CUT-OFF
RANGE OF MONTHS                                                GROUP I HELOCS                 BALANCE                  DATE BALANCE
---------------                                                --------------                 -------                  ------------
   0       to       60                                                     6             $    167,393.38                    0.11%
  61       to       120                                                3,660               72,455,852.95                   49.16
 121       to       180                                                  527               12,287,493.37                    8.34
 181       to       240                                                    1                   35,000.00                    0.02
 241       to       300                                                2,749               62,444,853.51                   42.37
                                                                       -----             ---------------                  ------
                                           Total                       6,943             $147,390,593.21                  100.00%

o The weighted average months remaining to scheduled maturity of the initial Group I HELOCs as of the cut-off date is approximately 197 months.


                     ORIGINATION YEAR OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                   INITIAL GROUP I
                                                              NUMBER OF INITIAL             CUT-OFF DATE          HELOCS BY CUT-OFF
ORIGINATION YEAR                                                GROUP I HELOCS                BALANCE                 DATE BALANCE
----------------                                                --------------                -------                 ------------
   1990                                                                     2            $     85,572.40                       0.06%
   1992                                                                     1                   3,000.00                       0.00
   1993                                                                     3                 109,000.00                       0.07
   1994                                                                     1                  62,695.47                       0.04
   1995                                                                     4                  34,536.54                       0.02
   1996                                                                     1                   4,000.00                       0.00
   1997                                                                    17                 230,629.15                       0.16
   1998                                                                   151               1,787,793.72                       1.21
   1999                                                                   467               6,025,135.97                       4.09
   2000                                                                 6,296             139,048,229.96                      94.34
                                                                        -----            ---------------                     ------
                                            Total                       6,943            $147,390,593.21                     100.00%


                      LIEN PRIORITY OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                    INITIAL GROUP I
LIEN                                                           NUMBER OF INITIAL           CUT-OFF DATE            HELOCS BY CUT-OFF
POSITION                                                        GROUP I HELOCS                BALANCE                 DATE BALANCE
--------                                                        --------------                -------                 ------------
First                                                                     213            $  8,631,466.79                       5.86%
Second                                                                  6,730             138,759,126.42                      94.14
                                                                        -----            ---------------                     ------
                                            Total                       6,943            $147,390,593.21                     100.00%

                  DEBT-TO-INCOME RATIOS OF GROUP I HELOC LOANS

                                                                                                        PERCENT OF
                                                                                                      INITIAL GROUP I
                                                         NUMBER OF INITIAL       CUT-OFF DATE        HELOCS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)                        GROUP I HELOCS            BALANCE             DATE BALANCE
----------------------------------                        --------------            -------             ------------

     0.000%  to   10.000%                                        44            $  1,156,730.90             0.78%
    10.001%  to   20.000%                                       398               6,967,246.69              4.73
    20.001%  to   30.000%                                     1,447              27,376,765.99             18.57
    30.001%  to   40.000%                                     2,277              46,239,383.00             31.37
    40.001%  to   50.000%                                     2,347              55,095,693.25             37.38
    50.001%  to   60.000%                                       381               9,510,615.12              6.45
    60.001%   +                                                  49               1,044,158.26              0.71
                                                              -----            ---------------            ------
                                      Total                   6,943            $147,390,593.21            100.00%

o The weighted average debt-to-income ratio of the initial Group I HELOCs as of the cut-off date is approximately 37.63%.


                 TEASER EXPIRATION MONTH OF GROUP I HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
TEASER EXPIRATION MONTH                                     GROUP I HELOCS            BALANCE                   DATE BALANCE
-----------------------                                     --------------            -------                   ------------
None                                                             2,295             $39,632,254.82                  26.89%
November 2000                                                    1,223              29,238,004.87                  19.84
December 2000                                                      822              19,554,487.49                  13.27
January 2001                                                       823              20,649,440.61                  14.01
February 2001                                                      715              14,821,063.11                  10.06
March 2001                                                         583              11,723,186.70                   7.95
April 2001                                                         481              11,755,277.16                   7.98
May 2001                                                             1                  16,878.45                   0.01
                                                                 -----            ---------------                 ------
                                            Total                6,943            $147,390,593.21                 100.00%


                                      DOCUMENTATION TYPE OF GROUP I HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
DOCUMENTATION                                               GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
Full Documentation                                               5,458             $119,691,550.26                  81.21%
Limited Documentation                                              688               12,580,980.79                    8.54
No Documentation                                                   551                9,193,409.52                    6.24
No Income Verification                                             125                2,979,425.05                    2.02
Stated                                                              76                1,999,753.18                    1.36
Streamline                                                          18                  534,355.67                    0.36
Alternative                                                         27                  411,118.74                    0.28
                                                                 -----             ---------------                  ------
                                      TOTAL                      6,943             $147,390,593.21                  100.00%

                                         LOAN PURPOSE OF GROUP I HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LOAN PURPOSE                                                GROUP I HELOCS            BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
Other                                                           5,602             $120,687,812.12                   81.88%
Home Improvement                                                  910               17,688,216.32                    12.00
Debt Consolidation                                                410                8,730,319.39                     5.92
Education                                                          21                  284,245.38                     0.19
                                                                -----             ---------------                   ------
                                      TOTAL                     6,943             $147,390,593.21                   100.00%



                          CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP I HELOC LOANS
                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF CREDIT SCORES                                      GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
  520    to    539                                               1                    10,964.70                       0.01
  540    to    559                                               4                    40,098.49                       0.03
  560    to    579                                               6                    50,427.55                       0.03
  580    to    599                                               5                    41,377.67                       0.03
  600    to    619                                              49                 1,076,352.50                       0.73
  620    to    639                                             351                 7,498,777.03                       5.09
  640    to    659                                             536                11,649,285.58                       7.90
  660    to    679                                             564                13,111,713.20                       8.90
  680    to    699                                             946                22,951,573.67                      15.57
  700    to    719                                             953                21,021,876.17                      14.26
  720    to    739                                             956                21,130,054.48                      14.34
  740    to    759                                             990                19,371,403.39                      13.14
  760    to    779                                             944                17,970,843.02                      12.19
  780    to    799                                             509                 9,099,905.69                       6.17
  800    to    819                                             106                 1,877,806.53                       1.27
  820    to    839                                               2                    64,470.00                       0.04
  860    to    879                                               1                    19,890.88                       0.01
  n/a                                                           20                   403,772.66                       0.27
                                                             -----              ---------------                     ------
                                      Total                  6,943              $147,390,593.21                     100.00%

o Of the initial Group I HELOCs with available credit scores, the weighted average credit score of the initial Group I HELOCs as of the cut-off date is approximately 715.

                 INITIAL HELOC CHARACTERISTICS FOR LOAN GROUP II

                      PROPERTY TYPE OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
PROPERTY TYPE                                               GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
Single Family                                                    693              $35,629,245.93                  90.52%
PUD                                                               52                2,223,894.36                    5.65
Condominium                                                       36                1,358,649.47                    3.45
Two to Four Family                                                 2                  148,673.00                    0.38
                                                                 ---              --------------                  ------
                                       TOTAL                     783              $39,360,462.76                  100.00%


                     OCCUPANCY TYPES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
OCCUPANCY                                                  NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
(AS INDICATED BY BORROWER)                                  GROUP I HELOCS            BALANCE                   DATE BALANCE
--------------------------                                  --------------            -------                   ------------
Owner Occupied                                                    764              $37,581,736.93                   95.48%
Second Home                                                        19                1,778,725.83                     4.52
                                                                  ---              --------------                   ------
                                      TOTAL                       783              $39,360,462.76                   100.00%



                   PRINCIPAL BALANCES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF PRINCIPAL BALANCES ($)                             GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------------------------                             --------------            -------                   ------------
       $1       to       $25,000                                  261              $3,323,762.18                     8.44%
  $25,001       to       $50,000                                  256               9,614,223.19                     24.43
  $50,001       to       $75,000                                  123               7,639,672.40                     19.41
  $75,001       to       $100,000                                  58               5,072,675.81                     12.89
 $100,001       to       $125,000                                  26               2,967,066.63                      7.54
 $125,001       to       $150,000                                  38               5,386,553.17                     13.69
 $150,001       to       $175,000                                   4                 654,630.79                      1.66
 $175,001       to       $200,000                                   5                 987,488.14                      2.51
 $200,001        +                                                 12               3,714,390.45                      9.44%
                                                                  ---             --------------                    ------
                                             Total                783             $39,360,462.76                    100.00%

o The average principal balance of the initial Group II HELOCs as of the cut-off date is approximately $50,268.79.

              COMBINED LOAN-TO-VALUE RATIOS OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
RANGE OF COMBINED                                          NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                                    GROUP I HELOCS            BALANCE                   DATE BALANCE
------------------------                                    --------------            -------                   ------------
  0.01%   to       40.00%                                         12              $1,248,165.31                        3.17%
 40.01%   to       50.00%                                         14               1,039,130.15                         2.64
 50.01%   to       60.00%                                         33               3,005,989.66                         7.64
 60.01%   to       70.00%                                         79               4,076,578.80                        10.36
 70.01%   to       80.00%                                        336              16,846,197.09                        42.80
 80.01%   to       90.00%                                        246              10,327,768.78                        26.24
 90.01%   to       100.00%                                        63               2,816,632.97                         7.16
                                                                 ---             --------------                       ------
                                             Total               783             $39,360,462.76                       100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group II HELOCs as of the cut-off date are approximately 23.50% and 100.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group II HELOCs as of the cut-off date is approximately 76.51%.


               GEOGRAPHICAL DISTRIBUTIONS OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LOCATION                                                    GROUP I HELOCS            BALANCE                   DATE BALANCE
--------                                                    --------------            -------                   ------------
California                                                        229               $12,647,347.41                  32.13%
Michigan                                                          194                 8,316,740.19                   21.13
New Jersey                                                         52                 2,536,869.64                    6.45
Connecticut                                                        28                 1,659,395.37                    4.22
Florida                                                            15                 1,629,805.66                    4.14
New York                                                           30                 1,543,953.42                    3.92
Washington                                                         23                 1,463,401.89                    3.72
Colorado                                                           21                 1,212,983.62                    3.08
Massachusetts                                                      26                   983,077.63                    2.50
Illinois                                                           15                   818,149.29                    2.08
Other                                                             150                 6,548,738.64                   16.64
                                                                  ---               --------------                  ------
                                     TOTAL                        783               $39,360,462.76                  100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                 JUNIOR RATIOS OF GROUP II HELOC LOANS (1)(2)(3)

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                  GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------------------                                   --------------            -------                   ------------
   0.001%   to    10.000%                                          40                $589,156.42                   1.53%
  10.001%   to    20.000%                                         257               7,930,320.24                   20.64
  20.001%   to    30.000%                                         191              10,805,463.93                   28.13
  30.001%   to    40.000%                                         128               7,939,753.76                   20.67
  40.001%   to    50.000%                                          50               3,742,258.41                    9.74
  50.001%   to    60.000%                                          42               3,183,181.10                    8.29
  60.001%   to    70.000%                                          25                 966,633.90                    2.52
  70.001%   to    80.000%                                          31               2,410,092.07                    6.27
  80.001%   to    90.000%                                           8                 479,631.35                    1.25
  90.001%   to    100.000%                                          9                 372,849.70                    0.97
                                                                  ---              -------------                  ------
                                              Total               781              38,419,340.88                  100.00%


(1) The Junior Ratio of a HELOC is the ratio (expressed as a percentage) of the credit limit of such HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HELOC is underwritten.

(2) The weighted average Junior Ratio of the initial Group II HELOCs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 34.88%.

(3)  Includes only the initial Group II HELOCs secured by second liens.


                                           LOAN RATES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF LOAN RATES (%)                                     GROUP I HELOCS            BALANCE                   DATE BALANCE
-----------------------                                     --------------            -------                   ------------
   5.000%    to    5.999%                                          55              $3,892,472.39                    9.89%
   6.000%    to    6.999%                                         138               9,036,315.62                    22.96
   8.000%    to    8.999%                                         380              17,548,480.68                    44.58
   9.000%    to    9.999%                                          21               1,035,854.29                     2.63
  10.000%    to    10.999%                                         97               4,595,758.52                    11.68
  11.000%    to    11.999%                                         41                 968,374.16                     2.46
  12.000%    to    12.999%                                         19                 917,035.21                     2.33
  13.000%    to    13.999%                                         26               1,202,292.70                     3.05
  14.000%    to    14.999%                                          6                 163,879.19                     0.42
                                                                  ---             --------------                   ------
                                              Total               783             $39,360,462.76                   100.00%


o The weighted average loan rate of the initial Group II HELOCs as of the cut-off date is approximately 8.461% per annum.

               FULLY INDEXED GROSS MARGIN OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF FULLY INDEXED GROSS MARGINS (%)                    GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------------------------                    --------------            -------                   ------------
 Less Than         0.000%                                           1                 $36,633.21                     0.09%
    0.000%   to    0.999%                                         345              19,736,734.13                     50.14
    1.000%   to    1.999%                                         264              12,017,624.86                     30.53
    2.000%   to    2.999%                                         112               4,845,170.27                     12.31
    3.000%   to    3.999%                                          30               1,402,519.13                      3.56
    4.000%   to    4.999%                                          31               1,321,781.16                      3.36
                                                                  ---             --------------                    ------
                                       Total                      783             $39,360,462.76                    100.00%


o The weighted average fully indexed gross margin of the initial Group II HELOCs as of the cut-off date is approximately 1.183% per annum.



                CREDIT UTILIZATION RATES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF CREDIT UTILIZATION RATES (%)                       GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------------------------------                       --------------            -------                   ------------
   0.001%    to    10.000%                                        85                $683,776.40                      1.74%
  10.001%    to    20.000%                                        77               1,465,923.86                      3.72
  20.001%    to    30.000%                                        70               1,753,248.30                      4.45
  30.001%    to    40.000%                                        56               1,933,769.69                      4.91
  40.001%    to    50.000%                                        68               3,362,483.00                      8.54
  50.001%    to    60.000%                                        33               1,467,316.78                      3.73
  60.001%    to    70.000%                                        33               2,119,443.33                      5.38
  70.001%    to    80.000%                                        47               3,035,516.22                      7.71
  80.001%    to    90.000%                                        53               3,937,344.60                     10.00
  90.001%    to    100.000%                                      260              19,552,340.39                     49.68
 100.001%    +                                                     1                  49,300.19                      0.13
                                                                 ---             --------------                    ------
                                       TOTAL                     783             $39,360,462.76                    100.00%

o The weighted average credit utilization rate based on the cut-off date credit limit of the initial Group II HELOCs as of the cut-off date is approximately 76.20%.


                                         CREDIT LIMITS OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF CREDIT LIMITS ($)                                  GROUP I HELOCS            BALANCE                   DATE BALANCE
--------------------------                                  --------------            -------                   ------------
      $0.01    to    $25,000.00                                    42                $572,923.34                    1.46%
 $25,000.01    to    $50,000.00                                   217               5,904,376.34                    15.00
 $50,000.01    to    $75,000.00                                   127               5,312,498.01                    13.50
 $75,000.01    to    $100,000.00                                  145               7,239,857.36                    18.39
$100,000.01    to    $125,000.00                                   10                 785,112.90                     1.99
$125,000.01    to    $150,000.00                                  139              10,331,028.02                    26.25
$150,000.01    to    $175,000.00                                   26               1,433,804.35                     3.64
$175,000.01    to    $200,000.00                                   27               2,084,395.46                     5.30
$200,000.01    to    $225,000.00                                    8                 249,696.90                     0.63
$225,000.01    to    $250,000.00                                   28               2,850,262.54                     7.24
$250,000.01    +                                                   14               2,596,507.54                     6.60%
                                                                  ---             --------------                   ------
                                    Total                         783             $39,360,462.76                   100.00%

     The average of the credit limits of the initial Group II HELOCs as of the cut-off date is approximately $97,351.41.

                   MAXIMUM LOAN RATES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
MAXIMUM LOAN RATES (%)                                      GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
15.000%    to    15.999%                                            1                  $5,000.00                   0.01%
16.000%    to    16.999%                                            2                  25,314.78                    0.06
17.000%    to    17.999%                                            4                  78,129.41                    0.20
18.000%    to    18.999%                                          767              39,000,056.97                   99.08
19.000%    to    19.999%                                            9                 251,961.60                    0.64
                                                                  ---             --------------                  ------
                                           Total                  783             $39,360,462.76                  100.00%

o The weighted average maximum loan rate of the initial Group II HELOCs as of the cut-off date is approximately 18.168% per annum.



         MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF MONTHS                                             GROUP I HELOCS            BALANCE                   DATE BALANCE
---------------                                             --------------            -------                   ------------
   0     to     60                                                   1                 $22,000.00                    0.06%
  61     to     120                                                538              24,731,438.06                    62.83
 121     to     180                                                 29               1,179,860.40                     3.00
 241     to     300                                                215              13,427,164.30                    34.11
                                                                   ---             --------------                   ------
                                     Total                         783             $39,360,462.76                   100.00%

o The weighted average months remaining to scheduled maturity of the initial Group II HELOCs as of the cut-off date is approximately 179 months.



                                        ORIGINATION YEAR OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
ORIGINATION YEAR                                            GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------                                            --------------            -------                   ------------
    1993                                                          1                 $13,000.00                      0.03%
    1995                                                          1                  22,000.00                       0.06
    1998                                                          5                  46,893.95                       0.12
    1999                                                         44               1,137,148.06                       2.89
    2000                                                        732              38,141,420.75                      96.90
                                                                ---             --------------                     ------
                                              Total             783             $39,360,462.76                     100.00%



                                         LIEN PRIORITY OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LIEN POSITION                                               GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
First                                                               2                $941,121.88                    2.39%
Second                                                            781              38,419,340.88                    97.61
                                                                  ---             --------------                   ------
                                              Total               783             $39,360,462.76                   100.00%

                  DEBT-TO-INCOME RATIOS OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)                          GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------------------                          --------------            -------                   ------------
     10.001%    to   20.000%                                      36               $2,022,770.58                     5.14%
     20.001%    to   30.000%                                     137                7,499,691.44                     19.05
     30.001%    to   40.000%                                     253               12,295,129.25                     31.24
     40.001%    to   50.000%                                     286               14,061,220.42                     35.72
     50.001%    to   60.000%                                      55                2,859,577.97                      7.27
     60.001%    +                                                 16                  622,073.10                      1.58
                                                                 ---              --------------                    ------
                                       Total                     783              $39,360,462.76                    100.00%

o The weighted average debt-to-income ratio of the initial Group I HELOCs as of the cut-off date is approximately 38.20%.



                 TEASER EXPIRATION MONTH OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
TEASER EXPIRATION MONTH                                     GROUP I HELOCS            BALANCE                   DATE BALANCE
-----------------------                                     --------------            -------                   ------------
None                                                               210              $8,883,194.07                   22.57%
December 2000                                                      110               6,304,885.03                    16.02
November 2000                                                      109               5,851,549.30                    14.87
January 2001                                                       114               5,687,385.84                    14.45
March 2001                                                          82               4,552,343.99                    11.57
February 2001                                                      102               4,146,946.23                    10.54
April 2001                                                          56               3,934,158.30                    10.00
                                                                   ---             --------------                   ------
                                             Total                 783             $39,360,462.76                   100.00%



                                      DOCUMENTATION TYPE OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
DOCUMENTATION                                               GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
Full Documentation                                                611             $31,911,217.78                   81.07%
Limited Documentation                                             129               5,912,477.66                    15.02
No Income Verification                                             13                 923,853.73                     2.35
No Documentation                                                   22                 401,389.39                     1.02
Alternative                                                         5                 127,314.78                     0.32
Streamline                                                          2                  59,209.42                     0.15
Stated                                                              1                  25,000.00                     0.06
                                                                  ---             --------------                   ------
                                      TOTAL                       783             $39,360,462.76                   100.00%

                                         LOAN PURPOSE OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LOAN PURPOSE                                                GROUP I HELOCS            BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
Other                                                             580             $28,302,303.03                    71.91%
Home Improvement                                                  147               7,883,052.84                     20.03
Debt Consolidation                                                 52               3,135,230.82                      7.97
Education                                                           4                  39,876.07                      0.10
                                                                  ---             --------------                    ------
                                      TOTAL                       783             $39,360,462.76                    100.00%



       CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF CREDIT SCORES                                      GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
   580 to  599                                                     3                $171,545.89                     0.44%
   600 to  619                                                     9                 468,250.26                      1.19
   620 to  639                                                    26               1,126,543.71                      2.86
   640 to  659                                                    49               2,258,205.16                      5.74
   660 to  679                                                    60               3,699,318.81                      9.40
   680 to  699                                                   106               5,624,431.48                     14.29
   700 to  719                                                   105               6,329,912.28                     16.08
   720 to  739                                                   112               5,027,750.39                     12.77
   740 to  759                                                   134               6,554,558.22                     16.65
   760 to  779                                                   112               4,969,921.25                     12.63
   780 to  799                                                    60               2,886,658.74                      7.33
   800 to  819                                                     6                 225,379.81                      0.57
   n/a                                                             1                  17,986.76                      0.05
                                                                 ---             --------------                    ------
                                      Total                      783             $39,360,462.76                    100.00%

o Of the initial Group II HELOCs with available credit scores, the weighted average credit score of the initial Group II HELOCs as of the cut-off date is 719.

INITIAL HELS

         The initial HELs were originated or acquired by GMACM, generally in accordance with the underwriting standards of GMACM. The initial HELs are fixed rate, closed-end home equity loans evidenced by the related mortgage notes and secured by the related mortgages on the related mortgaged properties. Approximately 95.27% of the initial HELs (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The mortgaged properties securing the initial HELs consist primarily of residential properties. As to 100.00% of the initial HELs, the borrower represented at the time of origination that the related mortgaged property would be owner occupied as a primary or second home.

         All percentages of the initial HELs described in this prospectus supplement are approximate percentages determined, unless otherwise indicated, by the aggregate principal balance as of the cut-off date of the initial HELs. The principal balance as of the cut-off date of the initial HELs is $62,303,749.36.

         With respect to the initial HELs:

         o as of the cut-off date, no initial HEL is 30 days or more delinquent;

         o the average principal balance as of the cut-off date is $25,820.04; the minimum principal balance as of the cut-off date is $10,500.00;

         o  the maximum principal balance as of the cut-off date is $200,000.00;

         o the lowest loan rate and the highest loan rate on the cut-off date are 6.990% and 14.125% per annum, respectively;

         o the weighted average loan rate on the cut-off date is approximately 10.933% per annum;

         o the minimum and maximum CLTV Ratios as of the cut-off date are 5.59% and 100.00% respectively;

         o the weighted average CLTV Ratio based on the principal balance as of the cut-off date of the initial HELs is approximately 79.53% as of the cut-off date;

         o the latest scheduled maturity of any initial HEL is November 1, 2030;

         o with respect to 32.86% and 6.22% of the initial HELs, the related mortgaged properties are located in the States of California and New York, respectively; and

         o  All of the initial HELs require an appraisal.

LOAN TERMS OF THE HELS

         The loan rate of each initial HEL is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note. The loan rate borne by each initial HEL is fixed as of the date of origination of that initial HEL. Interest on each HEL is charged on that part of the principal which has not been paid.

         Interest is charged from the date the loan is advanced until the full amount of the principal has been paid. Interest on each HEL is calculated on a daily basis. The amount of the daily interest is equal to the annual interest rate divided by the number of days in the year times the outstanding principal balance.

         Each initial HEL had a term to maturity from the date of origination of not more than 360 months. The initial HELs provide for substantially equal payments in an amount sufficient to amortize the HELs over their terms.

INITIAL HEL CHARACTERISTICS

         Set forth below is a description of certain additional characteristics of the initial HELs in Loan Group I and Loan Group II, or the Group I HELs and Group II HELs, respectively, as of the cut-off date. Unless otherwise specified, all principal balances of the initial HELs in each Loan Group are as of the cut-off date and are rounded to the nearest dollar. Except as indicated otherwise, all percentages are approximate percentages by aggregate principal balance as of the cut-off date. Entries in the tables may not add to 100.00% due to rounding.


                  INITIAL HEL CHARACTERISTICS FOR LOAN GROUP I


                                         PROPERTY TYPE OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
PROPERTY TYPE                                                GROUP I HELS            BALANCE                   DATE BALANCE
-------------                                               --------------           -------                   ------------
Single Family                                                    2,137           $52,163,657.29                    91.21%
Condominum                                                         163             3,638,823.42                      6.36
PUD                                                                 59             1,389,303.36                      2.43
                                                                 -----           --------------                    ------
                                       TOTAL                     2,359           $57,191,784.07                    100.00%



                                        OCCUPANCY TYPES OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
OCCUPANCY                                                  NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
(AS INDICATED BY BORROWER)                                   GROUP I HELS             BALANCE                   DATE BALANCE
--------------------------                                  --------------            -------                   ------------
Owner Occupied                                                   2,349            $56,940,259.07                   99.56%
Second Home                                                         10                251,525.00                     0.44
                                                                 -----            --------------                   ------
                                      TOTAL                      2,359            $57,191,784.07                   100.00%



                                       PRINCIPAL BALANCES OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF PRINCIPAL BALANCES ($)                              GROUP I HELS             BALANCE                   DATE BALANCE
-------------------------------                             --------------            -------                   ------------
         $1     to     $25,000                                 1,775              $30,755,291.47                   53.78%
    $25,001     to     $50,000                                   447               16,238,292.60                    28.39
    $50,001     to     $75,000                                    85                5,197,700.00                     9.09
    $75,001     to     $100,000                                   44                4,019,500.00                     7.03
   $100,001     to     $125,000                                    6                  688,000.00                     1.20
   $125,001     to     $150,000                                    2                  293,000.00                     0.51
                                                               -----              --------------                   ------
                                    Total                      2,359              $57,191,784.07                   100.00%

o The average principal balance of the initial Group I HELs as of the cut-off date is approximately $24,244.08.

               COMBINED LOAN-TO-VALUE RATIOS OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
RANGE OF COMBINED                                          NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                                     GROUP I HELS             BALANCE                   DATE BALANCE
------------------------                                    --------------            -------                   ------------
  0.01%   to     40.00%                                            100             $2,317,131.93                     4.05%
 40.01%   to     50.00%                                             57              1,403,392.14                      2.45
 50.01%   to     60.00%                                             99              2,567,902.10                      4.49
 60.01%   to     70.00%                                            176              4,255,918.94                      7.44
 70.01%   to     80.00%                                            525             13,435,395.43                     23.49
 80.01%   to     90.00%                                            816             19,767,914.36                     34.56
 90.01%   to     100.00%                                           586             13,444,129.17                     23.51
                                                                 -----            --------------                    ------
                                     Total                       2,359            $57,191,784.07                    100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group I HELs as of the cut-off date are approximately 5.59% and 100.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group I HELs as of the cut-off date is approximately 80.02%.



                 GEOGRAPHICAL DISTRIBUTIONS OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOCATION                                                     GROUP I HELS             BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
California                                                       606               $17,697,647.87                   30.94%
New York                                                         117                 3,352,897.04                     5.86
Texas                                                            123                 2,692,224.30                     4.71
Florida                                                          126                 2,519,093.86                     4.40
New Jersey                                                        96                 2,353,792.84                     4.12
Michigan                                                          92                 1,929,637.29                     3.37
Pennsylvania                                                      77                 1,810,359.93                     3.17
Georgia                                                           70                 1,606,588.21                     2.81
Massachusetts                                                     40                 1,242,998.36                     2.17
Virginia                                                          55                 1,203,154.84                     2.10
Washington                                                        45                 1,183,069.63                     2.07
Illinois                                                          57                 1,167,649.61                     2.04
Colorado                                                          47                 1,163,633.18                     2.03
Other                                                            808                17,269,037.11                    30.19
                                                               -----               --------------                   ------
                                     TOTAL                     2,359               $57,191,784.07                   100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                  JUNIOR RATIOS OF GROUP I HEL LOANS (1)(2)(3)

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                   GROUP I HELS             BALANCE                   DATE BALANCE
--------------------------                                  --------------            -------                   ------------
   0.001%    to    10.000%                                         241             $3,920,455.45                    7.23%
  10.001%    to    20.000%                                       1,066             21,859,110.51                    40.30
  20.001%    to    30.000%                                         608             16,135,029.40                    29.75
  30.001%    to    40.000%                                         201              7,286,257.58                    13.43
  40.001%    to    50.000%                                          75              2,756,895.01                     5.08
  50.001%    to    60.000%                                          38              1,253,662.20                     2.31
  60.001%    to    70.000%                                          11                502,335.42                     0.93
  70.001%    to    80.000%                                           8                322,700.00                     0.59
  80.001%    to    90.000%                                           3                168,000.00                     0.31
  90.001%    to    100.000%                                          2                 40,000.00                     0.07
                                                                 -----            --------------                   ------
                                     Total                       2,253            $54,244,445.57                   100.00%

(1) The Junior Ratio of a HEL is the ratio (expressed as a percentage) of the outstanding balance of such HEL to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such HEL is underwritten.

(2) The weighted average Junior Ratio of the initial Group I HELs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 23.51%.

(3) Includes only the initial Group I HELs secured by second liens.



                                           LOAN RATES OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF LOAN RATES (%                                       GROUP I HELS             BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
  6.000%    to     6.999%                                          1                 $20,000.00                     0.03%
  8.000%    to     8.999%                                          1                  18,500.00                      0.03
  9.000%    to     9.999%                                        578              15,441,009.15                     27.00
 10.000%    to     10.999%                                       594              14,498,693.44                     25.35
 11.000%    to     11.999%                                       447              11,380,144.74                     19.90
 12.000%    to     12.999%                                       457               9,726,851.17                     17.01
 13.000%    to     13.999%                                       260               5,750,276.82                     10.05
 14.000%    to     14.999%                                        21                 356,308.75                      0.62
                                                               -----             --------------                    ------
                                     Total                     2,359             $57,191,784.07                    100.00%

o The weighted average loan rate of the initial Group I HELs as of the cut-off date is approximately 11.016% per annum.

           MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF MONTHS                                              GROUP I HELS             BALANCE                   DATE BALANCE
---------------                                             --------------            -------                   ------------
   0     to      60                                               139              $2,471,012.07                    4.32%
  61     to      120                                              373               7,363,790.79                    12.88
 121     to      180                                            1,167              26,646,461.80                    46.59
 181     to      240                                              137               3,814,212.81                     6.67
 241     to      300                                              541              16,844,306.60                    29.45
 301      +                                                         2                  52,000.00                     0.09
                                                                -----             --------------                   ------
                                      Total                     2,359             $57,191,784.07                   100.00%

o The weighted average months remaining to scheduled maturity of the initial Group I HELs as of the cut-off date is approximately 207 months.



                                        ORIGINATION YEAR OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
ORIGINATION YEAR                                             GROUP I HELS             BALANCE                   DATE BALANCE
----------------                                            --------------            -------                   ------------
    2000                                                          2,359           $57,191,784.07                   100.00%
                                                                  -----           --------------                   ------
                                              Total               2,359           $57,191,784.07                   100.00%



                                          LIEN PRIORITY OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LIEN POSITION                                                GROUP I HELS             BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
First                                                              106            $2,947,338.50                       5.15%
Second                                                           2,253            54,244,445.57                      94.85%
                                                                 -----           --------------                     ------
                                              Total              2,359           $57,191,784.07                     100.00%



                                      DEBT-TO-INCOME RATIOS OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)                           GROUP I HELS             BALANCE                   DATE BALANCE
----------------------------------                          --------------            -------                   ------------
      0.000% to  10.000%                                           4                    79,200.00                    0.14%
     10.001% to  20.000%                                          56                 1,239,393.81                     2.17
     20.001% to  30.000%                                         357                 7,751,760.08                    13.55
     30.001% to  40.000%                                         769                17,972,821.48                    31.43
     40.001% to  50.000%                                       1,059                26,802,594.50                    46.86
     50.001% to  60.000%                                          99                 2,883,383.15                     5.04
     60.001%  +                                                   10                   315,200.00                     0.55
         N/A                                                       5                   147,431.05                     0.26
                                                               -----               --------------                   ------
                                       Total                   2,359               $57,191,784.07                   100.00%


o Of the initial Group I HELs with available debt-to-income ratios, the weighted average debt-to-income ratio of the initial Group I HELs as of the cut-off date is approximately 39.36%.

                                      DOCUMENTATION TYPE OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
DOCUMENTATION                                                GROUP I HELS             BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
Standard                                                         2,359             $57,191,784.07                  100.00%
                                                                 -----             --------------                  ------
                                      TOTAL                      2,359             $57,191,784.07                  100.00%



                                          LOAN PURPOSE OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOAN PURPOSE                                                 GROUP I HELS             BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
Debt Consolidation                                               2,359            $57,191,784.07                  100.00%
                                                                 -----            --------------                  ------
                                      TOTAL                      2,359            $57,191,784.07                  100.00%



        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF CREDIT SCORES                                       GROUP I HELS             BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
   560    to   579                                                 1                  $15,500.00                     0.03%
   580    to   599                                                36                  991,422.38                      1.73
   600    to   619                                                59                1,245,047.65                      2.18
   620    to   639                                               330                6,788,913.75                     11.87
   640    to   659                                               325                7,725,977.49                     13.51
   660    to   679                                               324                8,119,949.21                     14.20
   680    to   699                                               336                8,529,897.92                     14.91
   700    to   719                                               326                8,051,810.05                     14.08
   720    to   739                                               281                7,349,328.30                     12.85
   740    to   759                                               186                4,417,239.05                      7.72
   760    to   779                                               107                2,754,405.20                      4.82
   780    to   799                                                39                  976,125.18                      1.71
   800    to   819                                                 9                  226,167.89                      0.40
                                                               -----              --------------                    ------
                                  Total                        2,359              $57,191,784.07                    100.00%

o The weighted average credit score of the initial Group I HELs as of the cut-off date is approximately 688.

                                   INITIAL HEL CHARACTERISTICS FOR LOAN GROUP II

                                         PROPERTY TYPE OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
PROPERTY TYPE                                                GROUP II HELS            BALANCE                   DATE BALANCE
-------------                                               ---------------           -------                   ------------
Single Family                                                     47                4,634,583.25                   90.66%
PUD                                                                3                  319,882.04                     6.26
Condominium                                                        4                  157,500.00                     3.08
                                                                  --               -------------                   ------
                                       TOTAL                      54               $5,111,965.29                   100.00%



                                        OCCUPANCY TYPES OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
OCCUPANCY                                                  NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
(AS INDICATED BY BORROWER                                    GROUP II HELS            BALANCE                   DATE BALANCE
-------------------------                                   ---------------           -------                   ------------
Owner Occupied                                                    54               $5,111,965.29                   100.00%
                                                                  --               -------------                   ------
                                      TOTAL                       54               $5,111,965.29                   100.00%


                                      PRINCIPAL BALANCES OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                             INITIAL GROUP II
OCCUPANCY                                                  NUMBER OF INITIAL       CUT-OFF DATE              HELS BY CUT-OFF
(AS INDICATED BY BORROWER)                                   GROUP II HELS            BALANCE                   DATE BALANCE
--------------------------                                  ---------------           -------                   ------------
       $1   to   $25,000                                           7                $132,700.00                      2.60%
  $25,001   to   $50,000                                           8                 301,000.00                       5.89
  $50,001   to   $75,000                                           9                 544,300.00                      10.65
  $75,001   to   $100,000                                          7                 643,000.00                      12.58
 $100,001   to   $125,000                                          1                 125,000.00                       2.45
 $125,001   to   $150,000                                         19               2,838,915.29                      55.53
 $150,001   to   $175,000                                          2                 327,050.00                       6.40
 $175,001   to   $200,000                                          1                 200,000.00                       3.91
                                                                  --              -------------                     ------
                                      Total                       54              $5,111,965.29                     100.00%

o The average principal balance of the initial Group II HELs as of the cut-off date is approximately $94,666.02.



               COMBINED LOAN-TO-VALUE RATIOS OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
RANGE OF COMBINED                                          NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                                     GROUP II HELS            BALANCE                   DATE BALANCE
------------------------                                    ---------------           -------                   ------------
 50.01%   to    60.00%                                              5                $629,868.90                   12.32%
 60.01%   to    70.00%                                              9               1,124,764.08                    22.00
 70.01%   to    80.00%                                             16               1,977,432.31                    38.68
 80.01%   to    90.00%                                             15               1,038,300.00                    20.31
 90.01%   to    100.00%                                             9                 341,600.00                     6.68
                                                                   --              -------------                   ------
                                    Total                          54              $5,111,965.29                   100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group II HELs as of the cut-off date are approximately 50.43% and 100.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group II HELs as of the cut-off date is approximately 74.07%.

                GEOGRAPHICAL DISTRIBUTIONS OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOCATION                                                     GROUP II HELS            BALANCE                   DATE BALANCE
------------                                                ---------------           -------                   ------------
California                                                        28                $2,776,081.38                  54.31%
New York                                                           4                   520,951.87                   10.19
New Jersey                                                         5                   320,700.00                    6.27
Maryland                                                           4                   296,400.00                    5.80
Florida                                                            3                   270,000.00                    5.28
Connecticut                                                        2                   176,000.00                    3.44
Texas                                                              2                   168,000.00                    3.29
Massachusetts                                                      1                   164,550.00                    3.22
Arizona                                                            1                   150,000.00                    2.93
North Carolina                                                     1                   149,882.04                    2.93
Other                                                              3                   119,400.00                    2.34
                                                                  --                -------------                  ------
                                      TOTAL                       54                $5,111,965.29                  100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.



                  JUNIOR RATIOS OF GROUP II HEL LOANS (1)(2)(3)

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                   GROUP II HELS            BALANCE                   DATE BALANCE
--------------------------                                   -------------            -------                   ------------
  0.001%   to     10.000%                                          6                $250,200.00                      4.89%
 10.001%   to     20.000%                                         13                 594,000.00                      11.62
 20.001%   to     30.000%                                         14               1,242,682.04                      24.31
 30.001%   to     40.000%                                          7                 946,512.48                      18.52
 40.001%   to     50.000%                                         11               1,636,170.77                      32.01
 60.001%   to     70.000%                                          1                 150,000.00                       2.93
 70.001%   to     80.000%                                          1                 142,400.00                       2.79
 80.001%   to     90.000%                                          1                 150,000.00                       2.93
                                                                  --              -------------                     ------
                                     Total                        54              $5,111,965.29                     100.00%

(1) The Junior Ratio of a HEL is the ratio (expressed as a percentage) of the outstanding balance of such HEL to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such HEL is underwritten.

(2) The weighted average Junior Ratio of the initial Group II HELs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 36.19%.

(3) Includes only the initial Group II HELs secured by second liens.



                                           LOAN RATES OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF LOAN RATES (%)                                      GROUP II HELS            BALANCE                   DATE BALANCE
------------                                                ---------------           -------                   ------------
 9.000%   to   9.999%                                             27              $3,083,115.29                      60.31%
10.000%   to   10.999%                                            14               1,498,450.00                       29.31
11.000%   to   11.999%                                             8                 376,400.00                        7.36
12.000%   to   12.999%                                             2                  61,500.00                        1.20
13.000%   to   13.999%                                             3                  92,500.00                        1.81
                                                                  --              -------------                      ------
                                         Total                    54              $5,111,965.29                      100.00%


o The weighted average loan rate of the initial Group II HELs as of the cut-off date is approximately 10.008% per annum.

                   MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF MONTHS                                              GROUP II HELS            BALANCE                   DATE BALANCE
---------------                                             ---------------           -------                   ------------
   0  to   60                                                      1                 $20,000.00                      0.39%
  61  to   120                                                     7                 673,851.87                      13.18
 121  to   180                                                    20               1,630,030.44                      31.89
 181  to   240                                                     1                 150,000.00                       2.93
 241  to   300                                                    25               2,638,082.98                      51.61
                                                                  --              -------------                     ------
                                     Total                        54              $5,111,965.29                     100.00%


o The weighted average months remaining to scheduled maturity of the initial Group II HELs as of the cut-off date is approximately 235 months.



                                        ORIGINATION YEAR OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
ORIGINATION YEAR                                             GROUP II HELS            BALANCE                   DATE BALANCE
----------------                                             -------------            -------                   ------------
    2000                                                           54              $5,111,965.29                   100.00%
                                                                   --              -------------                   ------
                                              Total                54              $5,111,965.29                   100.00%



                                         LIEN PRIORITY OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LIEN POSITION                                                GROUP II HELS            BALANCE                   DATE BALANCE
-------------                                               ---------------           -------                   ------------
Second                                                             54              $5,111,965.29                   100.00%
                                                                   --              -------------                   ------
                                              Total                54              $5,111,965.29                   100.00%



                                     DEBT-TO-INCOME RATIOS OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)                           GROUP II HELS            BALANCE                   DATE BALANCE
----------------------------------                           -------------            -------                   ------------
     10.001% to  20.000%                                           1                 $40,000.00                     0.78%
     20.001% to  30.000%                                           4                 327,400.00                      6.40
     30.001% to  40.000%                                          10               1,042,468.90                     20.39
     40.001% to  50.000%                                          32               2,966,714.35                     58.03
     50.001% to  60.000%                                           5                 435,382.04                      8.52
     60.001%  +                                                    1                 150,000.00                      2.93
         N/A                                                       1                 150,000.00                      2.93
                                                                  --              -------------                    ------
                                        Total                     54              $5,111,965.29                    100.00%

o Of the initial Group II HELs with available debt-to-income ratios, the weighted average debt-to-income ratio of the initial Group II HELs as of the cut-off date is approximately 42.72%.

                                      DOCUMENTATION TYPE OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
DOCUMENTATION                                                GROUP II HELS            BALANCE                   DATE BALANCE
------------                                                ---------------           -------                   ------------
Standard                                                           54              $5,111,965.29                   100.00%
                                                                   --              -------------                   ------
                                      TOTAL                        54              $5,111,965.29                   100.00%



                                         LOAN PURPOSE OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOAN PURPOSE                                                 GROUP II HELS            BALANCE                   DATE BALANCE
------------                                                ---------------           -------                   ------------
Debt Consolidation                                                 54              $5,111,965.29                   100.00%
                                                                   --              -------------                   ------
                                      TOTAL                        54              $5,111,965.29                   100.00%



        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF CREDIT SCORES                                       GROUP II HELS            BALANCE                   DATE BALANCE
----------------------                                       -------------            -------                   ------------
    600 to  619                                                   1                  $50,000.00                     0.98%
    640 to  659                                                  12                1,312,250.00                     25.67
    660 to  679                                                   4                  326,500.00                      6.39
    680 to  699                                                   9                  849,364.08                     16.62
    700 to  719                                                  12                  917,000.00                     17.94
    720 to  739                                                   6                  517,830.44                     10.13
    740 to  759                                                   6                  781,620.77                     15.29
    760 to  779                                                   2                   65,000.00                      1.27
    780 to  799                                                   1                  150,000.00                      2.93
    800 to  819                                                   1                  142,400.00                      2.79
                                                                 --               -------------                    ------
                                       Total                     54               $5,111,965.29                    100.00%

o The weighted average credit score of the initial Group II HELs as of the cut-off date is approximately 700.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS; THE PRE-FUNDING ACCOUNT AND THE FUNDING ACCOUNT

         The purchase agreement permits the issuer to acquire subsequent mortgage loans. Accordingly, the statistical characteristics of the entire pool of mortgage loans upon the acquisition of the subsequent mortgage loans may vary somewhat from the statistical characteristics of the initial mortgage loans as of the cut-off date as presented in this prospectus supplement. During the Revolving Period it is expected that subsequent mortgage loans acquired with amounts withdrawn from the Funding Account will consist primarily of HELOCs.

         Each subsequent mortgage loan will have been underwritten substantially in accordance with the criteria set forth in this prospectus supplement under "Description of the Mortgage Loans--Underwriting Standards." Subsequent mortgage loans will be transferred to the issuer pursuant to subsequent transfer agreements. In connection with the purchase of subsequent mortgage loans, on each date subsequent mortgage loans are conveyed to the trust fund, or subsequent transfer dates, the issuer will be required to pay to the seller from amounts on deposit in the Pre-Funding Account, the Custodial Account or the Funding Account a cash purchase price of 100% of the principal balance thereof. In each instance in which subsequent mortgage loans are transferred to the trust fund pursuant to a subsequent transfer agreement, the issuer will designate a cut-off date with respect to the subsequent mortgage loans acquired on that date. The amount paid from the Pre-Funding Account, the Custodial Account or the Funding Account, as applicable, on each subsequent transfer date will not include accrued interest on the subsequent mortgage loans. Following each subsequent transfer date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so acquired and the amount in the Pre-Funding Account, the Custodial Account or the Funding Account, as applicable, will decrease accordingly.

         Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

        (1) each subsequent mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer agreement and the purchase agreement;

        (2) GMACM will select subsequent mortgage loans in a manner that it reasonably believes is not adverse to the interests of the holders of the term notes, the holders of the variable funding notes or the enhancer; and

        (3) as of each subsequent cut-off date, each subsequent mortgage loan will satisfy the following criteria :


            o the subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related subsequent cut-off date;

            o the original stated term to maturity of the subsequent mortgage loan will not exceed 360 months;

            o the lien securing any subsequent mortgage loan must be a first or second lien priority;

            o the subsequent mortgage loan must have an outstanding principal balance of at least $1,000 and no more than $750,000 as of the subsequent cut-off date;


            o the subsequent mortgage loan will be underwritten substantially in accordance with the criteria set forth under "Description of the Mortgage Loans--Underwriting Standards" in this prospectus supplement;

            o the subsequent mortgage loan must have a CLTV Ratio at origination of no more than 100%;

            o the subsequent mortgage loan shall not provide for negative amortization; and


            o following the purchase of the subsequent mortgage loan by the issuer, the assets in the trust fund must have a weighted average loan rate, a weighted average remaining term to maturity and a weighted average CLTV Ratio at origination, as of each respective subsequent cut-off date, which would not vary materially from the mortgage loans included initially in the trust fund.

         In addition, the indenture trustee will not agree to any transfer of subsequent mortgage loans without the approval of the enhancer, which approval shall not be unreasonably withheld; provided, however that the enhancer will provide notice of approval or disapproval within 5 business days or the subsequent mortgage loans will be deemed approved by the enhancer. Subsequent mortgage loans with characteristics materially varying from those set forth above may be purchased by the issuer and included in the trust fund with the approval of the enhancer; provided, however, that the addition of the subsequent mortgage loans will not materially affect the aggregate characteristics of the entire pool of mortgage loans.

         THE PRE-FUNDING ACCOUNT. The indenture trustee will establish the Pre-Funding Account and deposit approximately $82,945,194.67 therein on the closing date from the net proceeds of the sale of the securities. Approximately $68,133,622.72 of the initial amount deposited in the Pre-Funding Account will be allocated to purchasing HELOCs and HELs in Loan Group I and approximately $14,811,571.95 will be allocated to purchasing HELOCs and HELs in Loan Group II. Monies in the Pre-Funding Account will be applied during the pre-funding period to purchase subsequent mortgage loans from the sellers. The Pre-Funding Account will be part of the trust fund, but monies on deposit therein will not be available to cover losses on or in respect of the mortgage loans. Any amounts in excess of $50,000 remaining on deposit in the Pre-Funding Account at the end of the pre-funding period will be transferred to the Note Payment Account and distributed as principal on the related term notes on the next payment date. Any amounts remaining on deposit in the Pre-Funding Account at the end of the pre-funding period after the transfer to the Note Payment Account will be deposited into the funding account. Monies on deposit in the Pre-Funding Account may be invested in permitted investments as provided in the servicing agreement. Net income on investment of funds in the Pre-Funding Account will be deposited into or credited to the Note Payment Account. There can be no assurance that a sufficient number of subsequent mortgage loans will be available for application of the entire amount on deposit in the Pre-Funding Account.

         THE FUNDING ACCOUNT. On the closing date, the indenture trustee will establish the funding account. On each payment date during the Revolving Period for each class of term notes, the servicer will deposit Principal Collections and Excess Spread (up to the amount necessary to increase the overcollateralizaton amount to the overcollateralization target amount) for the related Loan Group into the funding account, and will apply them first to buy additional balances arising under HELOCs already included in the trust fund and thereafter to buy subsequent mortgage loans, to the extent they are available. During the Revolving Period, we expect that subsequent mortgage loans will be primarily HELOCs. Principal Collections on deposit in the Custodial Account prior to deposit into the funding account may also be used to acquire additional balances and subsequent mortgage loans during the Revolving Period.

         The notes will be subject to redemption in part on the payment date immediately succeeding the date on which the Revolving Period ends, in the event that any amounts remain on deposit in the Funding Account, exclusive of any investment earnings thereon, after giving effect to the purchase by the issuer of all subsequent mortgage loans and additional balances, including any purchase on the date on which the Revolving Period ends.

         PURCHASE OF ADDITIONAL BALANCES. During the Managed Amortization Period, the servicer will apply Principal Collections to purchase additional balances, however no more subsequent mortgage loans will be purchased. During the Rapid Amortization Period, no additional balances or subsequent mortgage loans will be purchased. Any collections in respect of draws made on HELOCs during the Rapid Amortization Period will be the property of GMACM and not the issuer and will not constitute a part of Principal Collections. All additional balances on the HELOCs that arise prior to the Rapid Amortization Period will be transferred directly from GMACM.

UNDERWRITING STANDARDS

         All of the mortgage loans will be acquired by the depositor from the sellers. All of the mortgage loans were underwritten generally in accordance with GMACM's underwriting standards. The following is a brief description of the various underwriting standards and procedures applicable to the mortgage loans.

         GMACM's underwriting standards with respect to the mortgage loans generally will conform to those published in the GMACM underwriting guidelines, including the provisions of the GMACM underwriting guidelines applicable to the GMAC Mortgage Home Equity Program. The underwriting standards as set forth in the GMACM underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.


         The underwriting standards set forth in the GMACM underwriting guidelines with respect to mortgage loans originated or acquired under the GMAC Mortgage Home Equity Program provide for varying levels of documentation. For standard documented loans, such as the programs "Standard" and "Alternative," a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if they are self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of a pay stub and a W-2. For both the "Standard" and "Alternative" programs, the borrower is required to provide an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. The borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies, thirty days or greater, in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the GMACM Home Equity Program, generally borrowers with a previous foreclosure or bankruptcy within the past five years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. Borrowers with a previous foreclosure or bankruptcy generally do not qualify for a loan unless extenuating credit circumstances beyond their control are documented. These loans require drive-by appraisals for property values of $500,000 or less, and full appraisals for property values of more than $500,000 and for all three and four unit properties.

         Under the GMACM underwriting guidelines, loans may also be originated under the "Stated Income Program," a no income verification program for self-employed borrowers. For those loans, only a credit check and an appraisal are required. Those loans are generally limited to a loan amount of $50,000 or less, and are limited to primary residences. In addition, the borrower may be qualified under a "No Income/No Appraisal" program. Under such a program, a credit check is required, and the CLTV Ratio is limited to 80%, or in the case of GM and GM subsidiary employees under the "Family First Direct" program, 90%. In addition, under the "Family First Direct" program, the borrower is qualified on his or her stated income in the application and the CLTV Ratio is based on a Stated Value, except that with respect to CLTV Ratios over 80%, the borrower must supply evidence of value. The maximum loan amount under the "Family First Direct" program is generally limited to $250,000. In addition, the borrower may be qualified under a "No Income Verification" program. Under that program, a credit check is required, and the CLTV Ratio is limited to 90%. The borrower is qualified based on the income stated on the application. Those loans are generally limited to an amount of $100,000 or less, and are limited to primary residences. Those loans require drive-by appraisals for property values of $500,000 or less, and full appraisals for property values of more than $500,000.

         In addition, the GMACM underwriting guidelines provide for loans under its "Select" program to employees and retirees of GM. These loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. Underwriting is subject to a maximum CLTV Ratio of 100% for primary residences and a maximum CLTV Ratio of 80% for second homes, and a maximum loan amount of $250,000. The CLTV Ratio is based on the borrower's Stated Value and no appraisal is made for CLTV Ratios of 80% or less. The borrower must supply evidence of value when the property value is under $500,000 and the CLTV Ratio is between 80% and 90%. A drive-by appraisal is required for a CLTV Ratio greater than 90% and a property value under $500,000. A full appraisal is required for a CLTV Ratio greater than 90% with property values of $500,000 and above.

         The mortgage loans included in the mortgage pool generally were originated subject to a maximum CLTV Ratio of 100.00%. Additionally, loans were generally originated with a maximum total monthly debt-to-income ratio of 45%, although variances are permitted based on compensating factors. There can be no assurance that the CLTV Ratio or the debt-to-income ratio for any mortgage loans will not increase from the levels established at origination.

         The underwriting standards set forth in the GMACM underwriting guidelines with respect to mortgage loans originated under the GMACM Home Equity Program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.


         GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         Conformity with the applicable underwriting standards will vary depending on a number of factors relating to the specific mortgage loan, including the principal amount or credit limit, the CLTV Ratio, the loan type or loan program, and the applicable credit score of the related borrower used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to GMACM. Credit scores are not used to deny loans. However, credit scores are used as a "to " to analyze a borrower's credit. Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features, such as maximum loan amount, maximum CLTV Ratio, property type and use, and documentation level, may depend on the borrower's credit score.

         An appraisal may be made of the mortgaged property securing each mortgage loan. The appraisal may be either a full appraisal, a drive-by appraisal or a statistical property evaluation. Any appraisals may be performed by appraisers independent from or affiliated with the GMAC Mortgage Corporation or their affiliates. Appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. See "Risk Factors-The mortgaged properties might not be adequate security for the mortgage loans" in this prospectus supplement. If a full appraisal is required, the appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. If a drive-by appraisal is required, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. In certain circumstances on or after September 1, 1999, a statistical property evaluation may have been completed in lieu of a drive-by appraisal by a third-party who performs an electronic comparison of the stated value of the mortgaged properties with comparable properties in the area. GMACM believes that no more than 20% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by mortgaged properties which may have been appraised using the statistical property evaluation method. Each appraisal is required to be dated no more than 180 days prior to the date of approval of the mortgage loan; provided, that depending on the credit limit for that mortgage loan, an earlier appraisal may be utilized if that appraisal was made not earlier than one year prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property evaluation is obtained. Title searches are undertaken in most cases, and title insurance may be required on all mortgage loans with credit limits in excess of $100,000.

         Under the GMACM Home Equity Program, the CLTV Ratio is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the mortgage loan is originated concurrently with the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, such as property taxes and hazard insurance, and other financial obligations, including debt service on any related mortgage loan secured by a senior lien on the related mortgaged property. For qualification purposes the monthly payment is based solely on the payment of interest only on the loan. The loan rate in effect from the origination date of a mortgage loan to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and gross margin. The mortgage loans will not provide for negative amortization. Payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the related mortgaged property prior to the maturity of the mortgage loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

         The underwriting standards set forth in the GMACM underwriting guidelines may be varied in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs, including the programs "Streamline," "GM Expanded Family," "Super Express," "Expanded No Income No Appraisal" and "Express," generally permit fewer supporting documents to be obtained or waive income, appraisals, asset, credit score and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the mortgage loan. Generally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors, such as a relatively low CLTV Ratio, or other favorable underwriting factors, must be present and the borrower's eligibility for the program may be determined by use of a credit scoring model.

                            THE SELLERS AND SERVICER

GENERAL

         GMAC Mortgage Corporation, or GMACM, is the originator of substantially all of the mortgage loans. GMACM will be the seller of some of the initial mortgage loans and most of the subsequent mortgage loans. The remainder of the initial mortgage loans and some of the subsequent mortgage loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired the mortgage loans from GMACM. GMACM will also be the servicer of all the mortgage loans. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.


         The notes do not represent an interest in or an obligation of the sellers or the servicer. The sellers' only obligations with respect to the notes will be pursuant to certain limited representations and warranties made by the sellers or as otherwise provided in this prospectus supplement.

         GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.


         The servicer will be responsible for servicing the mortgage loans in accordance with its program guide and the terms of the servicing agreement. On the closing date, the custodian will be Escrow Bank USA, which is an affiliate of GMACM and the depositor.

         Billing statements for HELOCs are mailed monthly by the servicer. The statement details the monthly activity on the related HELOC and specifies the minimum payment due to the servicer and the available credit line. Notice of changes in the applicable loan rate are provided by the servicer to the mortgagor with those statements. All payments are due by the applicable due date.

         For information regarding collection and other servicing procedures, including foreclosure procedures, see "The Servicing Agreement--Realization Upon Defaulted Loans" in this prospectus supplement. Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in the servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER'S PORTFOLIO

         The following tables summarize the delinquency and loss experience for all home equity lines of credit loans and home equity loans originated by GMACM. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the mortgage loans in the mortgage pool will be similar to that set forth below.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the servicer's HELOC or HEL portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the HELOCs or HELs serviced for each period would be higher than those shown if certain of the home equity lines of credit loans or home equity loans were artificially isolated at a point in time and the information showed the activity only with respect to those HELOCs or HELs.

                                                      HELOCS

                                         PORTFOLIO DELINQUENCY EXPERIENCE
===================================================================================================================================

                         At September 30, 2000            At December 31, 1999                 At December 31, 1998
                          $ Loans       % by $            $ Loans       % by $               $ Loans            % by $
                          -------       ------            -------       ------               -------            ------
Number of Loans                   51,274                             40,566                               25,494
Total Portfolio....    $1,377,782,828  100.00%         $1,026,843,776     100.00%             $656,651,283      100.00%

Period of Delinquency:
   30-59 Days......        10,334,975    0.75%              8,196,006       0.80%                8,640,057        1.32%
   60-89 Days......         2,694,757    0.20%              1,170,808       0.11%                2,193,177        0.33%
   90+ Days.......          4,803,593    0.35%              8,703,612       0.85%                2,033,104        0.31%
Total Loans........        17,833,326    1.29%             18,070,427       1.76%               12,866,339        1.96%

Foreclosure........         6,119,240    0.44%              3,099,772       0.30%                3,637,492        0.55%
Foreclosed.........           725,538    0.05%                393,033       0.04%                  573,533        0.09%
Total Loans in
Foreclosure .......         6,844,778    0.50%              3,492,805       0.34%                4,211,025        0.64%

Total Delinquent
Loans..............       $24,678,104    1.79%            $21,563,232       2.10%              $17,077,364        2.60%
===================================================================================================================================


                                    PORTFOLIO LOSS AND FORECLOSURE EXPERIENCE
===================================================================================================================================

                         At September 30, 2000              At December 31, 1999                At December 31, 1998
                         $ Loans        % by $              $ Loans       % by $                $ Loans       % by $
                         -------         ------             -------       ------                -------       ------
Number of Loans                     51,274                            40,566                            25,494
Total Portfolio....    $1,377,782,828   100.00%         $1,026,843,776    100.00%             $656,651,283    100.00%

Total Loans in
Foreclosure........         6,884,778     0.50%              3,492,805      0.34%                4,211,025      0.64%


Net Chargeoffs
for Period.........        $1,823,759     0.13%             $1,121,386      0.11%               $1,873,593      0.29%
===================================================================================================================================

o   Performing loans in bankruptcy are not included in delinquency statistics.

                                                   HELS

                                          Portfolio Delinquency Experience
===================================================================================================================================

                          At September 30, 2000                 At December 31, 1999                     At December 31, 1998
                          $ Loans         % by $              $ Loans           % by $                $ Loans            % by $
                          -------         ------              -------           ------                -------            ------
Number of Loans ..                   53,987                             18,013                                  3,078
Total Portfolio...       $1,905,486,085  100.00%          $711,629,414         100.00%              $72,833,490         100.00%

Period of Delinquency:
   30-59 Days.....            8,414,666    0.44%             3,301,730           0.46%                  937,133           1.29%
   60-89 Days.....            4,086,848    0.21%             2,145,487           0.30%                  222,581           0.31%
   90+ Days*......           14,770,940    0.78%             7,833,892           1.10%                  277,383           0.38%
Total Delinquent Loans       27,272,454    1.43%            13,281,108           1.87%                1,437,097           1.97%

Foreclosure......             1,210,868    0.06%               584,369           0.08%                        0           0.00%
Foreclosed (REO Property)       543,570    0.03%               113,032           0.02%                        0           0.00%
Total Loans in Foreclosure    1,754,438    0.09%               697,402           0.10%                        0           0.00%
===================================================================================================================================

   * Includes "Total Loans in Foreclosure."


                                     PORTFOLIO LOSS AND FORECLOSURE EXPERIENCE
===================================================================================================================================

                            At September 30, 2000                 At December 31, 1999               At December 31, 1998
                          $ Loans           % by $              $ Loans            % by $             $ Loans            % by $
                          -------           ------              -------            ------             -------            ------
Number of Loans                        53,987                             18,013                                  3,078
Total Portfolio....         $1,905,486,085  100.00%           $711,629,414        100.00%            $72,833,490         100.00%

Total Loans in Foreclosure       1,754,438    0.09%                697,402          0.10%                      0           0.00%

Net Chargeoffs for Period       $1,269,521    0.07%             $1,442,054          0.20%               $685,372           0.94%
===================================================================================================================================

o   Performing loans in bankruptcy are not included in delinquency statistics.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee for each mortgage loan is payable out of the interest payments on that mortgage loan. The servicing fee rate for each mortgage loan is 0.50% per annum. The compensation to the servicer consists of:

         o the servicing fee payable to the servicer in respect of its servicing activities; and

         o  other related compensation.

The servicer, or, if specified in the servicing agreement, the indenture trustee on behalf of the trust fund, will pay or cause to be paid certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of the fees of the enhancer, payment of the fees and disbursements of the indenture trustee, the owner trustee, the custodian, the note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the sellers. If the servicer is not the same person as, or an affiliate of, a seller, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of that seller under certain limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, that right of reimbursement being prior to the rights of noteholders to receive any related liquidation proceeds, including insurance proceeds.

                                   THE ISSUER

         The GMACM Home Equity Loan Trust 2000-HE4 is a business trust established under the laws of the State of Delaware, and will be created and governed by the trust agreement, for the purposes described in this prospectus supplement. The trust agreement will constitute the "governing instrument" of the issuer under the laws of the State of Delaware relating to business trusts. The issuer will not engage in any activity other than:


         o acquiring and holding the mortgage loans and the other assets comprising the trust fund and proceeds therefrom;

         o  issuing the notes and the certificates;

         o  making payments on the notes and the certificates; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.

                                THE OWNER TRUSTEE

         Wilmington Trust Company will be the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment; provided, that none of the owner trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated, or any entity resulting from a merger or consolidation, will be the successor owner trustee under the trust agreement.

         The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor owner trustee as set forth in the trust agreement and the indenture. The indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of such circumstances, the indenture trustee will be obligated to appoint a successor owner trustee at the direction of the enhancer. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                              THE INDENTURE TRUSTEE

         Wells Fargo Bank Minnesota, N.A., will be the indenture trustee under the indenture. The principal offices of the indenture trustee are located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, with administrative offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

         The indenture trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor indenture trustee as set forth in the indenture. The owner trustee as set forth in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of such circumstances, the owner trustee will be obligated to appoint a successor indenture trustee with the consent of the enhancer. If so specified in the indenture, the indenture trustee may also be removed at any time by the enhancer or by the holders of a majority principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                                  THE ENHANCER

         The following information has been supplied by the enhancer for inclusion in this prospectus supplement. Accordingly, the depositor, the sellers, the servicer and the indenture trustee do not make any representation as to the accuracy and completeness of this information. The enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the enhancer set forth under the headings "Description of the Policy" and "The Enhancer" herein. Additionally, the enhancer makes no representations regarding the term notes or the variable funding notes or the advisability of investing in the term notes or the variable funding notes.

THE ENHANCER

         The enhancer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the enhancer. The enhancer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The enhancer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the enhancer, changes in control and transactions among affiliates. Additionally, the enhancer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

FINANCIAL INFORMATION ABOUT THE ENHANCER

         The consolidated financial statements of the enhancer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the periods ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1999, and the consolidated financial statements of the enhancer and its subsidiaries as of September 30, 2000 and for the nine month period ended September 30, 2000 and September 30, 1999 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2000, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the enhancer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the enhancer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                                                                STATUTORY ACCOUNTING PRACTICES
                                                                     ---------------------------------------------------
                                                                         DECEMBER 31, 1999        SEPTEMBER 30, 2000
                                                                         -----------------        ------------------
                                                                             (AUDITED)               (UNAUDITED)
                                                                                       (IN MILLIONS)
Admitted Assets......................................................         $7,045                   $7,525
Liabilities..........................................................          4,632                    5,101
Capital and Surplus..................................................          2,413                    2,424

                                                                            GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                                                     ---------------------------------------------------
                                                                         DECEMBER 31, 1999        SEPTEMBER 30, 2000
                                                                         -----------------        ------------------
                                                                             (AUDITED)               (UNAUDITED)
                                                                                       (IN MILLIONS)
  Assets.............................................................         $7,446                   $8,124
  Liabilities........................................................          3,218                    3,531
  Shareholder's  Equity..............................................          4,228                    4,593


WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE ENHANCER

         Copies of the financial statements of the enhancer incorporated by reference herein and copies of the enhancer's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the enhancer. The address of the enhancer is 113 King Street, Armonk, New York 10504. The telephone number of the enhancer is
(914) 273-4545.

FINANCIAL STRENGTH RATINGS OF THE ENHANCER

         Moody's Investors Service, Inc. rates the financial strength of the enhancer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the enhancer "AAA."

         Fitch, Inc. rates the financial strength of the enhancer "AAA."

         Each rating of the enhancer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the enhancer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the term notes or the variable funding notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the term notes or the variable funding notes. The enhancer does not guaranty the market price of the term notes or the variable funding notes nor does it guaranty that the ratings on the term notes or the variable funding notes will not be revised or withdrawn.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The term notes and the variable funding notes will be issued pursuant to the indenture. The certificates will be issued pursuant to the trust agreement.

         The following summaries describe certain provisions of the securities, the indenture and the trust agreement. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the term notes are being offered by this prospectus supplement.

         The notes will be secured by the trust fund, which will be pledged by the issuer to the indenture trustee pursuant to the indenture. The trust fund will consist of, without limitation:

         o the mortgage loans, including all additional balances and any subsequent mortgage loans;

         o all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account, the Capitalized Interest Account, the Pre-Funding Account, the Reserve Account and the Funding Account;

         o  the Policy; and

         o  all proceeds of the foregoing.

         Until the beginning of the Rapid Amortization Period, additional balances are expected to become assets of the trust fund. Apart from the use of any funds in the Custodial Account and/or Funding Account as described in this prospectus supplement to acquire additional balances, neither the issuer nor the indenture trustee is obligated to fund any additional balances.

         The variable funding notes will be issued to GMACM and may be transferred to an affiliate of GMACM. The Variable Funding Balance will be increased from time to time until the commencement of the Rapid Amortization Period in consideration for additional balances and, in some cases, subsequent mortgage loans sold to the issuer, if Principal Collections in respect of the related Collection Period, and, during the Revolving Period funds on deposit in the Funding Account, are insufficient or unavailable to cover the full consideration therefor. In addition, either seller may, at its option, sell subsequent mortgage loans to the issuer from time to time during the Revolving Period. The consideration for any sale will be, after the application of amounts, if any, on deposit in the Custodial Account and/or the Funding Account, an increase in the Variable Funding Balance. Notwithstanding any of the foregoing, the Variable Funding Balance may not exceed the Maximum Variable Funding Balance. Initially, the Variable Funding Balance will be zero. The variable funding notes generally will be entitled to receive a portion of the collections from Loan Groups I or II depending on the Loan Group or Groups into which the additional balances backing the variable funding notes are added.

BOOK-ENTRY NOTES

         The term notes will initially be issued as book-entry notes. Term Note Owners may elect to hold their term notes through The Depository Trust Company, or DTC, in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are Participants in those systems, or indirectly through organizations that are Participants in those systems. The book-entry notes will be issued in one or more securities that equal the aggregate Term Note Balance of the term notes, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and the Euroclear System will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Clearstream, Luxembourg and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing Term Note Balances of $250,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no beneficial owner will be entitled to receive a definitive note. Unless and until definitive notes are issued, it is anticipated that the only "Holder" of the term notes will be Cede & Co., as nominee of DTC. Term Note Owners will not be "Holders" or "Noteholders" as those terms are used in the indenture.

         A beneficial owner's ownership of a book-entry note will be recorded on the records of the Securities Intermediary that maintains that beneficial owner's account for such purpose. In turn, the Securities Intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a Participating firm that acts as agent for the Securities Intermediary, the interest of which will in turn be recorded on the records of DTC, if the Term Note Owner's Securities Intermediary is not a DTC Participant, and on the records of Clearstream, Luxembourg or the Euroclear System, as appropriate.

         Term Note Owners will receive all payments of principal of and interest on the term notes from the indenture trustee through DTC and DTC Participants. Except under the circumstances described below, while the term notes are outstanding, under the DTC Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the term notes and is required to receive and transmit payments of principal of and interest on the term notes. Participants and indirect Participants with which Term Note Owners have accounts with respect to term notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interests.

         Term Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the term notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Term Note Owners that are not Participants may transfer ownership of their term notes only through Participants and indirect Participants by instructing the Participants and indirect Participants to transfer the term notes, by book-entry transfer, through DTC for the account of the purchasers of the term notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the term notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Term Note Owners.

         Under a book-entry format, Term Note Owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to term notes held through Clearstream, Luxembourg or the Euroclear System will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear System Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Term Note Owner to pledge book-entry notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical certificates for such book-entry notes. In addition, the issuance of the term notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more Financial Intermediaries to the DTC accounts of which the book-entry notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries the holdings of which include such book-entry notes. Clearstream, Luxembourg or the Euroclear System operator, as the case may be, will take any other action permitted to be taken by Term Note Owners under the indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear System Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

         Definitive notes will be issued to Term Note Owners or their nominees, rather than to DTC, if:

         o the indenture trustee determines that the DTC is no longer willing, qualified or able to properly discharge its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor;

         o the indenture trustee elects to terminate the book-entry system through DTC; or

         o after the occurrence of an Event of Default, Term Note Owners representing percentage interests aggregating at least a majority of the Term Note Balances of the term notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of the book-entry system through DTC, or a successor thereto, is no longer in the best interests of Term Note Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all Term Note Owners of the occurrence of such event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as "Holders" and "Noteholders" under the indenture.

         Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of term notes between and among Participants of DTC, Clearstream, Luxembourg and the Euroclear System, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Risk Factors--Book-Entry Registration" in this prospectus supplement and "Description of the Securities--Form of Securities" in the prospectus.

         Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

PAYMENTS ON THE NOTES

         Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month, or if such day is not a business day, the next business day, commencing in December 2000. Payments on the notes will be made to the persons in the names of which such notes are registered at the close of business on the related Record Date. See "Description of the Securities--Form of Securities" in the prospectus. Payments will be made by wire transfer, check or money order mailed to the address of the person entitled thereto, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the note register, in the amounts calculated as described in this prospectus supplement on the related Determination Date. However, the final payment in respect of the term notes, if the term notes are no longer book-entry notes, will be made only upon presentation and surrender thereof at the office or the agency of the indenture trustee specified in the notice to noteholders of such final payment. The paying agent will initially be the indenture trustee.

INTEREST PAYMENTS ON THE NOTES

         Interest payments will be made on the notes on each payment date at the applicable Note Rate for the related Interest Period, subject to the limitations set forth below, which may result in Interest Shortfalls.

         As to each class of term notes, the related "Note Rate" for each Interest Period will be a floating rate equal to the least of:

         (1)   LIBOR plus a specified margin;

         (2)   the Net Loan Rate for the related Loan Group, as described below;
               and

         (3)   14.00% per annum.

The margins for the Class A-1 term notes and Class A-2 term notes will be 0.210% per annum and 0.245% per annum, respectively. Notwithstanding the foregoing, the margins on the Class A-1 term notes and Class A-2 term notes will increase to 0.420% per annum and 0.490% per annum, respectively, beginning with the first Interest Period commencing after the Optional Termination Date.

         Further, on any payment date for which the related Note Rate has been determined pursuant to clause (2) of the definition of Note Rate above, the Interest Shortfall created thereby will accrue interest at the related Note Rate, as adjusted from time to time, and will be paid on subsequent payment dates to the extent funds are available therefor. Interest Shortfalls will not be covered by the Policy and may remain unpaid on the Final Payment Date.

         Interest on each class of term notes in respect of any payment date will accrue during the related Interest Period on the basis of the actual number of days in that Interest Period and a 360-day year. Interest payments on each class of term notes will be funded from Interest Collections on the mortgage loans in the related Loan Group and, if necessary, from draws on the Policy.

         All interest payments on the notes in respect of any payment date will be allocated to the term notes and the variable funding notes pro rata based on their respective interest accruals. The interest rate on the variable funding notes for any payment date will not significantly exceed the Note Rates on the term notes for the related Interest Period.

         On each payment date, LIBOR will be established by the indenture trustee. The establishment of LIBOR as to each Interest Period by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Period will, in the absence of manifest error, be final and binding.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, if required by the enhancer, a cash deposit will be made into the Capitalized Interest Account from the proceeds of the sale of the term notes. On each payment date during the pre-funding period, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account an amount equal to the excess, if any, of:

         (1)   the sum of:

               o the amount of interest accrued at the applicable Note Rate or Rates on the amount on deposit in the Pre-Funding Account as of the preceding payment date, or as of the closing date, in the case of the first payment date; and

               o  the amount of the monthly fees paid to the enhancer;

         over

         (2) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account;

to the extent amounts available in the Note Payment Account to pay interest on the notes are insufficient.

         In addition, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account, on the first payment date, one month's interest on the mortgage loans for which the first monthly payment is due after the Collection Period for that payment date.

         On the payment date following the end of the pre-funding period, the indenture trustee will distribute to GMACM any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on that payment date. The Capitalized Interest Account will be closed following that payment.

PRINCIPAL PAYMENTS ON THE NOTES

         No principal will be payable on any class of term notes during the Revolving Period, except to the limited extent described under "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement where amounts on deposit in the Pre-Funding Account at the end of the pre-funding period that exceed $50,000 are distributed on the term notes, since during this period Principal Collections will be used to purchase additional balances and subsequent mortgage loans. On the payment date immediately succeeding the payment date in which the Revolving Period ends, amounts remaining in the Funding Account for the related Loan Group, exclusive of investment earnings, will be applied as principal payments on the term notes and the variable funding notes. On each payment date during the Managed Amortization Period, principal will be payable on each class of term notes and the variable funding notes in an amount equal to Net Principal Collections for the related Loan Group for the related Collection Period. On each payment date during the Rapid Amortization Period for each class of notes, principal will be payable on the notes in an amount equal to Principal Collections for the related Loan Group for the related Collection Period. During the Rapid Amortization Period, the sellers will receive principal distributions pari passu with noteholders in respect of payments of principal allocable to additional balances created after the commencement of the Rapid Amortization Period and not conveyed to the trust fund. In addition, on each payment date following the end of the Revolving Period for each class of notes, to the extent of funds available therefor, holders of the related class of term notes and the variable funding notes will be entitled to receive certain additional amounts to be applied in reduction of the related Note Balances or Variable Funding Balances, as applicable, equal to Liquidation Loss Amounts and amounts required to be paid so that the Overcollateralization Amount equals the Overcollateralization Target Amount, as described in this prospectus supplement.

         All principal payments due and payable on each class of term notes and the variable funding notes for each payment date will be allocated among those classes of notes based on the Principal Collections in the related Loan Group until the related Note Balance or Variable Funding Balance thereof is paid in full. In no event will principal payments on any class of notes on a payment date exceed the related Note Balance or Variable Funding Balance, as applicable, on that payment date. On the Final Payment Date, principal will be due and payable on the notes in an amount equal to the related Note Balance or Variable Funding Balance, as applicable, remaining outstanding on that payment date.

PRIORITY OF DISTRIBUTIONS

         On each payment date, from amounts withdrawn from the Custodial Account (including any draw on the Policy for that payment date), the following payments will be made in the following order of priority:

         (1) from Principal and Interest Collections for each Loan Group, to the Note Payment Account, for payment to the holders of the related class of term notes and, as applicable, variable funding notes, pro rata, interest for the related Interest Period at the related Note Rate on the related Note Balance immediately prior to that payment date, other than any Interest Shortfalls;

         (2) during the Revolving Period, to the Funding Account, Principal Collections for each Loan Group to the extent not previously applied to purchase additional balances and/or subsequent mortgage loans;

         (3) during the Revolving Period and the Amortization Periods, to the Note Payment Account, the Principal Distribution Amount for each Loan Group for payment to the holders of the related class or classes of notes;

         (4) the amount of the premium for the Policy to the enhancer, with interest thereon, as provided in the Insurance Agreement;

         (5) to the enhancer, to reimburse it for prior draws made on the Policy, with interest thereon, as provided in the Insurance Agreement;

         (6) during the Revolving Period, to the Funding Account, the amount, but not in excess of the related Group Excess Spread for each Loan Group, necessary to be applied on that payment date so that the Overcollateralization Amount for the related Loan Group is not less than the Overcollateralization Target Amount for such Loan Group;

         (7) during the Amortization Periods, to the Note Payment Account, the amount, but not in excess of the related Group Excess Spread for each Loan Group, necessary to be applied on that payment date for payment to the holders of the related class or classes of notes so that the Overcollateralization Amount for the related Loan Group is not less than the Overcollateralization Target Amount for each such Loan Group;

         (8) if the aggregate Overcollateralization Amount for both Loan Groups is less than the aggregate Overcollateralization Target Amount for both Loan Groups, the remaining Group Excess Spread for each Loan Group shall be deposited in the Reserve Account to be applied from time to time pursuant to clause (9) below; and, at the time, if any, that the aggregate Overcollateralization Amount for both Loan Groups equals or exceeds the aggregate Overcollateralization Target Amount for both Loan Groups, the remaining Group Excess Spread for each Loan Group, together with any funds then on deposit in the Reserve Account, shall be applied pursuant to clauses (10) through (13) below;

         (9) to the Note Payment Account from funds on deposit in the Reserve Account, the sum, but not in excess of the amount, if any, then on deposit in the Reserve Account, of:

               (a) any shortfalls in current interest for any class of term notes and, as applicable, variable funding notes that have not been paid to the related holders pursuant to clause (1) above on that payment date or prior payment dates, other than any Interest Shortfalls; and

               (b) any Liquidation Loss Amounts for each Loan Group not otherwise covered by payments pursuant to clause (6) or (7) above on that payment date or prior payment dates, for payment to the holders of the related class or classes of term notes and, as applicable, variable funding notes, pro rata;

               in each case, based on the amount of unpaid interest or Liquidation Loss Amounts;

        (10) to the enhancer, any other amounts owed the enhancer pursuant to the Insurance Agreement;

        (11) from any remaining Group Excess Spread for each Loan Group, to the Note Payment Account, for payment to the holders of the related class or classes of term notes and, as applicable, variable funding notes, pro rata, any Interest Shortfalls not previously paid, together with interest thereon at the related Note Rate, based on the amount remaining unpaid with respect to the related class or classes of term notes or variable funding notes, as applicable;

        (12) during the Amortization Periods, to the indenture trustee, certain other amounts owing to the indenture trustee by the servicer to the extent remaining unpaid; and

        (13) any remaining amount, to the Distribution Account, for distribution to the certificateholders;

provided, that on the Final Payment Date, the amount to be paid pursuant to clause (3) above will be equal to the sum of the aggregate Term Note Balance and the Variable Funding Balance immediately prior to that payment date.

         For purposes of the foregoing, the Term Note Balance or Variable Funding Balance, as applicable, of each class of notes on each payment date during the Amortization Periods for that class of notes will be reduced by the pro rata portion allocable to those notes of all Liquidation Loss Amounts for that payment date, but only to the extent that the Liquidation Loss Amounts are not otherwise covered by payments made pursuant to clauses (6), (7) or (9) above or by a draw on the Policy and the Overcollateralization Amount for the related Loan Group or Groups for that payment date is zero. In the event of any reduction of the Note Balance of any class of term notes, the amount of the principal reductions allocated to the term notes will be payable to the noteholders on later payment dates only to the extent of any excess cashflow remaining on those later payment dates.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO HOLDERS OF CERTIFICATES

         Subject to the conditions specified in the servicing agreement, on any payment date the issuer may, but will not be obligated to, direct the servicer to remove certain mortgage loans from the trust fund without prior notice to the noteholders. Mortgage loans so designated will be removed only upon satisfaction of certain conditions specified in the servicing agreement, including, among other things, that:

         o with respect to each related Loan Group as of the applicable payment date, after giving effect to the removal of the applicable mortgage loans, the Overcollateralization Amount will equal or exceed the Overcollateralization Target Amount;

         o the mortgage loans to be removed are selected at random and each holder of the certificates represents and warrants that no selection procedures that the holder of the certificates reasonably believes are adverse to the interests of the noteholders or the enhancer were used by the holder of the certificates in selecting the mortgage loans to be removed;

         o the enhancer shall have certain approval rights as set forth in the servicing agreement; and

         o notice of the removal of mortgage loans is given to the Rating Agencies.

RESERVE ACCOUNT

         On or after the closing date the indenture trustee will establish the Reserve Account. On each payment date, the indenture trustee will transfer from the Reserve Account to the Note Payment Account the amount, but not in excess of the amount, if any, then on deposit in the Reserve Account, of any unpaid current interest for any class of notes on that payment date or prior payment dates, or any Liquidation Loss Amounts for each Loan Group not otherwise covered by the payment of the Principal Distribution Amount for that Loan Group on that payment date or prior payment dates. The Reserve Account will be funded only from amounts representing the Excess Spread, if any, for each Loan Group remaining after the Excess Spread is applied towards the creation and/or maintenance of overcollateralization with respect to that Loan Group. Moneys on deposit in the Reserve Account may be invested in permitted investments as provided in the servicing agreement. Net income on the investment of funds in the Reserve Account will be retained in the Reserve Account.

OVERCOLLATERALIZATION AND CROSS-COLLATERALIZATION

         The cashflow mechanics of the trust fund are intended to create overcollateralization by depositing all or a portion of the Excess Spread for each Loan Group in the Funding Account during the Revolving Period and applying it to acquire additional balances and/or subsequent mortgage loans and by using all or a portion of the Excess Spread to make principal payments on the notes during the Amortization Periods. The application of Excess Spread will continue until the Overcollateralization Amount for a Loan Group equals the Overcollateralization Target Amount for that Loan Group at which point the application of Excess Spread will cease unless necessary on a later payment date to increase the amount of overcollateralization to the target level. In addition, the Overcollateralization Target Amount may be permitted to step down in the future, in which case a portion of the Excess Spread will not be used to acquire additional balances and/or subsequent mortgage loans or paid to the holders of the notes but will instead be distributed to the holders of the certificates. As a result of these mechanics, the weighted average lives of the notes will be different than they would have been in the absence of these mechanics.

         The cashflow mechanics of the trust fund are intended to provide limited cross-collateralization by depositing any remaining Excess Spread in the Reserve Account and applying it to cover any unpaid current interest for any class of notes or any remaining Liquidation Loss Amounts that are not otherwise covered by Principal and Interest Collections with respect to the related Loan Group. Application of any remaining Excess Spread will continue until the aggregate Overcollateralization Amount for all Loan Groups equals or exceeds the aggregate Overcollateralization Target Amount for all Loan Groups at which point any funds on deposit in the Reserve Account will be applied in accordance with the normal distribution priorities. The trapping of any remaining Excess Spread in the Reserve Account may resume on a later payment date or dates if the aggregate Overcollateralization Amount for all Loan Groups falls below the aggregate Overcollateralization Target Amount for all Loan Groups.

         To the extent that the protection provided by the application of Excess Spread and the availability of overcollateralization and limited cross-collateralization are exhausted and if payments are not made under the Policy as required, noteholders may incur a loss on their investments.

THE PAYING AGENT

         The paying agent will initially be the indenture trustee. The paying agent will have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the noteholders.

MATURITY AND OPTIONAL REDEMPTION

         The notes will be payable in full on the Final Payment Date, to the extent of the aggregate outstanding Note Balance on that date, if any. In addition, a principal payment may be made in redemption of the notes upon the exercise by the servicer of its option to purchase the mortgage loans together with the related assets of the trust fund after the aggregate outstanding Note Balance of the notes is reduced to an amount less than or equal to 10% of the initial aggregate Note Balance. The purchase price of the mortgage loans that are not REO Loans will be the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest thereon, including any Interest Shortfalls and interest thereon, at the weighted average of the loan rates of the mortgage loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing the enhancer with respect to the notes. The purchase price of the REO Loans will be the sum of the fair market values of the REO Loans on the payment date on which the purchase occurs. The servicer may not exercise this option to purchase the mortgage loans unless the total purchase price will provide sufficient funds to pay the outstanding principal balance and accrued and unpaid interest on the notes in full.

GLOSSARY OF TERMS

         Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The servicing agreement, indenture and trust agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Aggregate Balance Differential" means, with respect to any payment date and any variable funding note, the sum of the Balance Differentials that have been added to the Variable Funding Balance of that variable funding note prior to that payment date.

         "Amortization Periods" means the Managed Amortization Period and the Rapid Amortization Period.

         "Appraised Value" means, with respect to any mortgage loan, the appraised value of the related mortgaged property determined in the appraisal used in the origination of that mortgage loan, which may have been obtained at an earlier time; provided that if the mortgage loan was originated simultaneously with a senior lien on the related mortgaged property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the related mortgaged property.

         "Balance Differential" means, with respect to any payment date, the amount, if any, by which the sum of the aggregate principal balance of all subsequent mortgage loans and the amount of any additional balances transferred to the Trust Estate and included in either Loan Group during the related Collection Period exceeds the aggregate Principal Collections for such Collection Period.

         "Capitalized Interest Account" means an account established and held by the indenture trustee designated the "capitalized interest account."

         "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

         "CLTV Ratio" means, with respect to each HELOC, the ratio, expressed as a percentage of:

         (1)   the sum of:

               o  the credit limit thereof; and

               o any outstanding principal balance, at the origination of that HELOC, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property;

         over

         (2) the Appraised Value, or, when not available, the Stated Value, of that HELOC.

With respect to each HEL, the CLTV Ratio generally will be the ratio, expressed as a percentage, of:

         (1)   the sum of:

               o  the initial principal balance of that HEL; and

               o any outstanding principal balance, at origination of that HEL, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property;

         over

         (2) the Appraised Value, or, when not available, the Stated Value of that HEL.

         "Collection Period" means, with respect to any payment date, the calendar month preceding the month of that payment date.

         "Deficiency Amount" means, with respect to any payment date, an amount if any, equal to the sum of:

         (1) the amount by which the aggregate amount of accrued interest on the notes, excluding any Relief Act Shortfalls for that payment date, at the respective Note Rates on that payment date exceeds the amount on deposit in the Note Payment Account available for interest distributions on that payment date; and

         (2) (i) with respect to any payment date that is not the Final Payment Date, any Liquidation Loss Amount for that payment date, to the extent not included in the Principal Distribution Amount for that payment date or a reduction in the Overcollateralization Amount; or

               (ii) on the Final Payment Date, the aggregate outstanding balance of the notes to the extent otherwise not paid on that date.

         "Deleted Loan" means a defective mortgage loan that has been removed from the trust fund pursuant to the terms of the purchase agreement.

         "Depositary" means DTC.

         "Determination Date" means the 18th day of each month, or if the 18th day is not a business day, the next succeeding business day.

         "Distribution Account" means the account established pursuant to the trust agreement for the deposit of amounts distributable to the holders of the certificates.

         "Draw Period" means, with respect to each mortgage loan, the period stated in the related credit line agreement.

         "DTC Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

         "Eligible Substitute Loan" means a mortgage loan substituted by a seller for a Deleted Loan and assigned to the same Loan Group as the Deleted Loan, which mortgage loan must, on the date of the substitution:

         o have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a Deleted Loan, an aggregate outstanding principal balance, not in excess of the principal balance of the related Deleted Loan;

         o have a loan rate, Net Loan Rate and, if applicable, gross margin no lower than and not more than 1% in excess of the loan rate, Net Loan Rate and gross margin, respectively, of the related Deleted Loan;

         o have a CLTV Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

         o have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;

         o comply with each representation and warranty as to the mortgage loans set forth in the purchase agreement, deemed to be made as of the date of substitution;

         o  be included in the same Loan Group as the Deleted Loan; and

         o  satisfy certain other conditions specified in the indenture.

         "Enhancer" means MBIA Insurance Corporation.

         "Excess Spread" means, with respect to each Loan Group, the related Group Excess Spread for that Loan Group.

         "Final Payment Date" means the payment date occurring in November 2030.

         "Funding Account" means the account established by the indenture trustee in its name designated the "funding account."

         "GM" means General Motors Corporation.

         "Group Excess Spread" means, with respect to any payment date and Loan Group and without taking into account any draw on the Policy for that payment date, the excess, if any, of:

         o Interest Collections for the related Collection Period with respect to mortgage loans in that Loan Group;

         over

         o  the sum of:

              (1) the premium for the Policy allocable to that Loan Group for the related payment date; and

              (2) the amounts paid on that payment date to the holders of the term notes and the variable funding notes pursuant to clause
                    (1) of the payment priorities described under "Description of the Securities--Priority of Distributions" in this prospectus supplement.

         "HEL" means each fixed rate home equity loan included in the mortgage pool.

         "HELOC" means each adjustable rate home equity revolving credit line loan included in the mortgage pool.

         "Initial Mortgage Documents" means with respect to the mortgage loans, the related loan agreements, also referred to as credit line agreements, evidencing the HELOCs, the related mortgage notes, the mortgages and other related documents.

         "Insurance Agreement" means the insurance agreement dated as of November 1, 2000, among the enhancer, the sellers, the depositor, the servicer, the indenture trustee and the issuer.

         "Insured Amount" means, as of any payment date, any Deficiency Amount plus any Preference Amount.

         "Interest Collections" means, with respect to any payment date, an amount equal to the sum of:

         o the amounts collected during the related Collection Period, including Net Liquidation Proceeds, allocated to interest pursuant to the terms of the related credit line agreements or mortgage notes, as applicable, exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust fund during the Rapid Amortization Period, reduced by the servicing fees for that Collection Period, plus amounts in respect of any optional servicer advance pursuant to the terms of the servicing agreement; and

         o  the interest portion of:

            (1)   the Repurchase Price for any Deleted Loans; and

            (2) the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer.

         "Interest Period" means, with respect to any payment date, the period from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day preceding that payment date.

         "Interest Shortfall" means, with respect to a class of term notes, the excess of:

         o the amount of interest that would have accrued on that class of term notes during the related Interest Period had that amount been based on LIBOR plus the related margin for that class, but not at a rate in excess of 14.00% per annum;

         over

         o the interest actually accrued on that class of term notes during that Interest Period.

         "Junior Ratio" means, with respect to each mortgage loan, the ratio, expressed as a percentage, of the principal balance as of the cut-off date, with respect to a HEL, or the credit limit, with respect to a HELOC, to the sum of:

         o the principal balance as of the cut-off date, with respect to a HEL, or the credit limit, with respect to a HELOC, of such HEL or HELOC; and

         o the principal balance of any related senior mortgage loan at origination of such HEL or HELOC.

         "LIBOR" means, with respect to any Interest Period other than the first Interest Period, a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of that Interest Period. With respect to the first Interest Period, LIBOR means a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date. If no quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding payment date.

         "LIBOR Business Day" means any day other than:

              o  a Saturday or a Sunday; or

              o a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

         "Liquidation Loss Amount" means, with respect to any payment date and any liquidated mortgage loan in a Loan Group, the unrecovered principal balance of that liquidated mortgage loan (excluding the pro rata portion thereof attributable to additional balances not conveyed to the trust during the Rapid Amortization Period), at the end of the related Collection Period in which that mortgage loan became a liquidated mortgage loan, after giving effect to the Net Liquidation Proceeds in connection with that liquidated mortgage loan.

         "Loan Group" means each of the two loan groups as described in this prospectus supplement.

         "Managed Amortization Event" means the event deemed to occur on any date on which the amount on deposit in the Funding Account equals or exceeds $10,000,000.

         "Managed Amortization Period" means the period beginning on the first payment date following the end of the Revolving Period and ending on the earlier of:

              o  May 31, 2006; and

              o  the occurrence of a Rapid Amortization Event.

         "Maximum Variable Funding Balance" means $65,000,000.

         "Net Liquidation Proceeds" means, with respect to any mortgage loan, the proceeds, excluding amounts drawn on the Policy, received in connection with the liquidation of that mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses (excluding the pro rata portion thereof attributable to additional balances not conveyed to the trust during the Rapid Amortization Period), but not including the portion, if any, of the amount that exceeds the portion of the principal balance of, plus accrued and unpaid interest on, the mortgage loan at the end of the Collection Period immediately preceding the Collection Period in which the mortgage loan became a liquidated mortgage loan.

         "Net Loan Rate" means, with respect to any payment date and each Loan Group, the weighted average of the loan rates of the mortgage loans in that Loan Group as of the first day of the calendar month in which the related Interest Period begins, net of the premium rate on the Policy, the rate of the fee of the servicer and, beginning on the thirteenth payment date, 0.50%, adjusted to an effective rate reflecting interest calculated on the basis of a the actual number of days in that Interest Period and a 360-day year.

         "Net Principal Collections" means, with respect to any payment date, the excess, if any, of Principal Collections for each Loan Group for that payment date over the aggregate amount of additional balances created during the related Collection Period for that Loan Group and conveyed to the issuer.

         "Note Balance" means the Term Note Balance and/or the Variable Funding Balance, as the context requires.

         "Note Payment Account" means the account established pursuant to the indenture for the deposit of amounts distributable to the holders of the notes.

         "Note Rate" means, with respect to each term note, the rate of interest borne by that note as described under "Description of the Securities--Interest Payments on the Notes" in this prospectus supplement.

         "Optional Termination Date" means the first payment date on which the aggregate Note Balance of the notes is less than 10% of the initial aggregate Note Balance.

         "Overcollateralization Amount" means, with respect to each Loan Group and any payment date, the amount, if any, by which the outstanding principal balance of the mortgage loans in that Loan Group conveyed to the trust fund as of the close of business on the last day of the related Collection Period, together with the related portion of the property of the issuer allocable to that Loan Group, including the allocable portion of the amounts on deposit in the Pre-Funding Account, the Funding Account and the Reserve Account, exceeds the Note Balance of the related class of term notes, together with, the portion, if any, of the variable funding notes related to that Loan Group.

         "Overcollateralization Target Amount" means, with respect to any Loan Group and any payment date on or prior to the thirtieth (30th) payment date, an amount equal to the sum of:

         o 1.50% of the Note Balance of the related class of term notes as of the closing date, together with the portion, if any, of the variable funding notes related to that Loan Group, after taking into account the payment of the Principal Distribution Amount for that Loan Group on the related payment date; provided, however, that the percentage stated herein may increase for any payment date on which the amount of Excess Spread decreases below the amount specified in the indenture; and

         o 100% of the principal balances of all mortgage loans in that Loan Group that are 180 or more days contractually delinquent as of the last day of the related Collection Period;

and thereafter, means the amount as adjusted from time to time pursuant to the terms of the indenture.

         "Participants" means participants in the DTC, Euroclear or Clearstream, Luxembourg systems.

         "Plan" means any pension, profit-sharing or other employee benefit plan as well as an individual retirement account and certain types of Keogh Plans.

         "Policy" means the financial guaranty insurance policy provided by the enhancer, dated as of November 29, 2000.

         "Pool Balance" means, with respect to any date, the aggregate of the sum of the principal balances of all mortgage loans conveyed to the trust fund as of that date and amounts, if any, on deposit in the Pre-Funding Account.

         "Preference Amount" means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Pre-Funding Account" means the account established by the indenture trustee in its name designated the "pre-funding account."

         "Pre-Funding Period" means the period from the closing date to the earliest of:

         o the date on which the amount on deposit in the Pre-Funding Account is less than $50,000;

         o  February 27, 2001; or

         o  the occurrence of a Rapid Amortization Event.

         "Principal and Interest Collections" means, with respect to any payment date, an amount equal to the sum of:

         o  Interest Collections for that payment date; and

         o during the Managed Amortization Period, Net Principal Collections for that payment date, and during the Rapid Amortization Period, Principal Collections for that payment date.

         "Principal Collections" means, with respect to any payment date, an amount equal to the sum of:

         o the amount collected during the related Collection Period, including Net Liquidation Proceeds, allocated to principal pursuant to the terms of the related credit line agreements or mortgage notes, as applicable, exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust fund during the Rapid Amortization Period; and

         o the principal portion of the Repurchase Price for any Deleted Loans, any amounts required to be deposited in the Custodial Account by the sellers pursuant to the purchase agreement; and the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer.

         "Principal Distribution Amount" means, with respect to each Loan Group and any payment date:

         o during the Revolving Period, the amount, if any, transferred from the Pre-Funding Account to the Note Payment Account relating to that Loan Group at the end of the pre-funding period;

         o during the Managed Amortization Period, Net Principal Collections for the mortgage loans in that Loan Group; and

         o during the Rapid Amortization Period, Principal Collections for the mortgage loans in that Loan Group;

         provided, that on any payment date during the Amortization Periods, the Principal Distribution Amount shall also include an amount equal to the aggregate Liquidation Loss Amounts, if any, for the mortgage loans in the related Loan Group.

         "Rapid Amortization Event" means the occurrence of any one of the following events:

         (1)   the failure on the part of a seller:

               o to make any payment or deposit required to be made under the purchase agreement within five (5) business days after the date the payment or deposit is required to be made; or

               o to observe or perform in any material respect any other covenants or agreements of the seller set forth in the purchase agreement, which failure continues unremedied for a period of sixty (60) days after written notice thereof to such seller, and the failure materially and adversely affects the interests of the enhancer or the securityholders; provided, that a Rapid Amortization Event will not be deemed to occur if the seller has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

         (2) any representation or warranty made by a seller in the purchase agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the servicing agreement after written notice and as a result of which the interests of the enhancer or the securityholders are materially and adversely affected; provided, that a Rapid Amortization Event will not be deemed to occur if a seller has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

         (3) the entry against a seller of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any decree or order unstayed and in effect for a period of sixty (60) consecutive days;

         (4) either seller shall voluntarily submit to proceedings under any federal or state bankruptcy, insolvency or other similar law or code relating to the seller or the issuer or relating to all or substantially all of its property or the seller or the issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (5) the issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (6) a servicing default occurs and is unremedied under the servicing agreement and a qualified successor servicer has not been appointed;

         (7) the occurrence of a draw on the Policy and the failure by the servicer to reimburse the enhancer for any amount owed to the enhancer pursuant to the Insurance Agreement on account of the draw, which failure continues unremedied for a period of 90 days after written notice to the servicer;

         (8) the issuer is determined to be an association or a publicly traded partnership taxable as a corporation for federal income tax purposes; or

         (9) an event of default under the Insurance Agreement, except for a default by the enhancer, unless the enhancer cannot be replaced without additional expense.

         In the case of any event described in (1), (2), (6), (7) or (9), a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in those clauses, either the indenture trustee, the enhancer or securityholders evidencing not less than 51% of the aggregate Note Balance of the securities, by written notice to the depositor, the servicer and the owner trustee, and to the indenture trustee, if given by the securityholders, declare that a Rapid Amortization Event has occurred as of the date of the notice. In the case of any event described in clauses (3), (4),
(5) or (8), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the indenture trustee, the enhancer or the securityholders immediately upon the occurrence of the event; provided, that any Rapid Amortization Event may be waived and deemed of no effect with the written consent of the enhancer and each Rating Agency, subject to the satisfaction of any conditions to that waiver.

         "Rapid Amortization Period" means the period beginning on the earlier of:

         o the first payment date following the end of the Managed Amortization Period; and

         o  the occurrence of a Rapid Amortization Event;

and ending upon the termination of the issuer.

         "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

         "Record Date" means, with respect to any payment date, the close of business on the last business day preceding that payment date; provided however, if the notes are no longer held in book-entry form, the Record Date shall be the last day of the calendar month preceding that payment date.

         "Reference Bank" means each of Barclays Bank plc, National Westminster Bank and Deutsche Bank, A.G.

         "Reference Bank Rate" means, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Note Balance of the notes; provided, that at least two Reference Banks provide that rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the servicer and the enhancer, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the notes. If no quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

         "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REO Loan" means a mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of the noteholders of the related series.

         "Repayment Period" means, with respect to each mortgage loan, the time period stated in the related credit line agreement during which draws can no longer be made.

         "Repurchase Price" means, with respect to any mortgage loan, the amount equal to the principal balance (exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust fund during the Rapid Amortization Period) of that mortgage loan at the time of the removal, plus accrued and unpaid interest on that principal balance to the date of removal.

         "Reserve Account" means the reserve account established by the indenture trustee.

         "Revolving Period" means the period beginning on the closing date and ending on the earlier of:

              o  May 31, 2002; and

              o the occurrence of a Managed Amortization Event or a Rapid Amortization Event.

         "Securities Intermediary" means, with respect to each Term Note Owner, the brokerage firm, bank, thrift institution or other securities intermediary that maintains that Term Note Owner's account.

         "Stated Value" means, with respect to each mortgage loan for which the documentation type is known, the stated value of the related mortgaged property given by the related mortgagor in his or her application.

         "Teaser Rate" means, with respect to each mortgage loan with an adjustable loan rate, the rate equal to the sum of the related index and the related gross margin, which is in effect during the first 3 or 6 months of the term of that mortgage loan.

         "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks, or, if such service is no longer offered, such other service for displaying London interbank offered rates or comparable rates as may be selected by the indenture trustee after consultation with the servicer.

         "Term Note Balance" means, with respect to any payment date and any term note, the initial principal balance of that term note reduced by all payments of principal of that term note prior to the related payment date.

         "Term Note Owners" means Persons acquiring beneficial ownership interests in the term notes.

         "Trust Estate" means the mortgage loans included in the assets of the issuer.

         "Underwriting Agreement" means the underwriting agreement, dated the date of this prospectus supplement, between Bear, Stearns & Co. Inc., as the representative of the underwriters listed therein, and the depositor.

         "Variable Funding Balance" means, with respect to any payment date and any variable funding note, the initial principal balance of that variable funding note:

         o increased by the Aggregate Balance Differential for that variable funding note immediately prior to the related payment date; and

         o reduced by all distributions of principal thereon prior to that payment date.

                            DESCRIPTION OF THE POLICY

         The following information has been supplied by the enhancer for inclusion in this prospectus supplement. The enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the enhancer set forth under the headings "Description of the Policy" and "The Enhancer" in this prospectus supplement. Additionally, the enhancer makes no representation regarding the term notes or the variable funding notes or the advisability of investing in the term notes or the variable funding notes. No representation is made by the depositor, the servicer, the indenture trustee, the underwriter or any of their affiliates as to the accuracy or completeness of the information in those sections.

         The enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Amount will be received from the enhancer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Amount.

         The enhancer's obligations under the Policy, with respect to a particular Insured Amount, will be discharged to the extent funds equal to the applicable Insured Amount are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Amounts will be paid only at the time set forth in the Policy, and no accelerated Insured Amounts will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the enhancer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability for withholding taxes, Interest Shortfalls or Relief Act Shortfalls.

         The enhancer will pay any Insured Amount that is a Preference Amount on the business day following receipt on a business day by the enhancer's fiscal agent of the following:

         o a certified copy of the order requiring the return of a preference payment;

         o an opinion of counsel satisfactory to the enhancer that the order is final and not subject to appeal;

         o an assignment in a form that is reasonably required by the enhancer, irrevocably assigning to the enhancer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

         o appropriate instruments to effect the appointment of the enhancer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the enhancer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the enhancer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

         The enhancer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the payment date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the enhancer or any successor fiscal agent appointed by the enhancer of a notice from the indenture trustee specifying the Insured Amount which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the enhancer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the enhancer's fiscal agent for the purposes of this paragraph, and the enhancer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Insured Amounts due under the Policy, unless otherwise stated in the Policy, will be disbursed by the enhancer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Amount and legally available therefor.

         The fiscal agent is the agent of the enhancer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the enhancer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

         Subject to the terms of the indenture, the enhancer will be subrogated to the rights of each noteholder to receive payments under the term notes and variable funding notes to the extent of any payment by the enhancer under the Policy.

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture unless the amendment or modification has been approved in writing by the enhancer.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

         The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         A form of the Policy is attached to this prospectus supplement as Appendix A.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of a note will depend on the price paid by the related noteholder for that note, the Note Rate, the rate and timing of principal payments, including payments in excess of the monthly payment made by the related mortgagor, prepayments in full or terminations, liquidations and repurchases, on the mortgage loans in the related Loan Group and, in the case of the HELOCs, the rate and timing of draws and the allocations thereof.

         In general, if a term note is purchased at a premium over its face amount and payments of principal of such term note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a term note is purchased at a discount from its face amount and payments of principal of such term note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

         With respect to certain HELOCs, the loan rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the GMACM underwriting guidelines, mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any HELOC may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the loan rate.

         For any mortgage loans secured by junior mortgages, any inability of the mortgagor to pay off the balance thereof may also affect the ability of the mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Under the servicing agreement the servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

         In addition to the mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the mortgagor's housing needs, the mortgagor's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the mortgage loans or draws on the HELOCs. There can be no assurance as to the rate of principal payments on the mortgage loans or draws on the HELOCs. The mortgage loans may be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws may fluctuate substantially from time to time. Generally, home equity loans are not viewed by borrowers as permanent financing. Due to the unpredictable nature of both principal payments and draws on the HELOCs, the rates of principal payments net of draws on the HELOCs may be much more volatile than for typical first lien mortgage loans.

         The yield to maturity of the term notes, and the rate and timing of principal payments on the mortgage loans or draws on the HELOCs, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. For example, the HELOCs may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check in any amount. A pool of mortgage loans including HELOCs subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of mortgage loans including HELOCs with the former provisions, because of the relative ease of making new draws. Furthermore, the HELOCs may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, term notes backed by mortgage loans including HELOCs with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

         As a result of the payment terms of the HELOCs, there may be no principal payments made with respect to the HELOCs associated with a Loan Group in any given month. In addition, it is possible that the aggregate draws on HELOCs may exceed the aggregate payments with respect to principal on the mortgage loans for the related period. Each class of the term notes provide for a period during which all or a portion of the Principal Collections on the mortgage loans are reinvested in additional balances and/or subsequent mortgage loans or are accumulated in a trust account pending commencement of an amortization period with respect to that class of term notes.

         The servicing agreement permits the issuer, at its option, subject to the satisfaction of certain conditions specified in the servicing agreement, to direct the servicer to remove certain mortgage loans from the trust fund at any time during the life of the trust fund, so long as after giving effect to the removal of the applicable mortgage loans, the Overcollateralization Amount with respect to the related Loan Group equals or exceeds the Overcollateralization Target Amount. Removals of mortgage loans may affect the rate at which principal is distributed to noteholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Securities--Optional Transfers of Mortgage Loans to Holders of the Certificates" in this prospectus supplement.

         The mortgage loans generally will contain due-on-sale provisions permitting the related mortgagee to accelerate the maturity of a mortgage loan upon sale or certain transfers by the mortgagor of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. The extent to which mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the term notes. See "The Servicing Agreement--Collection and Other Servicing Procedures" in this prospectus supplement for a description of certain provisions of the servicing agreement that may affect the prepayment experience on the mortgage loans.

         On the closing date, the indenture trustee will establish the Pre-Funding Account. Amounts on deposit in the Pre-Funding Account will come from the proceeds of the sale of the term notes. During the pre-funding period, funds on deposit in the Pre-Funding Account will be used by the issuer to buy subsequent mortgage loans from the sellers from time to time. Any amounts in excess of $50,000 remaining in the Pre-Funding Account at the end of the pre-funding period will be distributed as principal on the related term notes on the following payment date. All remaining amounts will be deposited into the Funding Account for the purchase of additional balances and subsequent mortgage loans. The issuer believes that substantially all of the amounts in the Pre-Funding Account will be used to purchase subsequent mortgage loans. It is unlikely however, that the aggregate principal amount of subsequent mortgage loans purchased by the trust fund will be identical to the amounts on deposit in the Pre-Funding Account, and consequently, noteholders may receive some prepayment of principal. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement.

         The servicer may allow the refinancing of a mortgage loan in the trust fund by accepting prepayments for that mortgage loan and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the servicer may encourage refinancing of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the defaulted mortgage loans which may be removed from the trust fund. As a result of these programs:

         o the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case; and

         o in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust fund may decline.

         Investors in the term notes should note that in certain instances in which a mortgagor either:

         o requests an increase in the credit limit on the related HELOC above the limit stated in the related credit line agreement;

         o requests to place a lien on the related mortgaged property senior to the lien of the related mortgage loan; or

         o refinances the senior lien resulting in a CLTV Ratio above the previous CLTV Ratio for that loan;

the servicer will have the option to purchase from the trust fund the related mortgage loan at the Repurchase Price. There are no limitations on the frequency of the repurchases or the characteristics of the mortgage loans so repurchased. In addition, on any payment date GMACM, in its capacity as the holder of the certificates, may designate certain mortgage loans for removal from the trust fund. Those repurchases may lead to an increase in prepayments on the mortgage loans in the trust fund, which may reduce the yield on the term notes. In addition, repurchases may affect the characteristics of the mortgage loans in the trust fund in the aggregate with respect to loan rates and credit quality.

         Although the loan rates on the HELOCs are subject to periodic adjustments, the adjustments generally:

         o will not increase the loan rates over a fixed maximum rate during the life of any HELOC; and

         o will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

As a result, the loan rates on the HELOCs at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans and accordingly the rate of principal payments, if any, and draws on the HELOCs may be lower or higher than would otherwise be anticipated. There can be no certainty as to the rate of principal payments on the mortgage loans or draws on the HELOCs during any period or over the life of the term notes.

         The yield to investors on the term notes will be sensitive to fluctuations in the level of LIBOR and the related Note Rate will be capped. See "Risk Factors--Loan rates may reduce the note rate on each class of term notes" in this prospectus supplement.

         With respect to the indices used in determining the Note Rates for the term notes or the loan rates of the underlying mortgage loans, a number of factors affect the performance of each index and may cause an index to move in a manner different from other indices. To the extent that an index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the term notes due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, an index may remain higher than other market interest rates which may result in a higher level of prepayments of the mortgage loans, which, in the case of HELOCs, adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

         The timing of changes in the rate of principal payments on a term note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a term note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the term notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         The rate and timing of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the term notes. There can be no assurance as to the rate of losses or delinquencies on any of the mortgage loans, however, the rate of losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of mortgage loans with high CLTV Ratios or low Junior Ratios. To the extent that any losses are incurred on any of the mortgage loans that are not covered by the applicable credit enhancements, holders of the term notes will bear all risk of losses resulting from default by mortgagors. Even where the Policy covers all losses incurred on the mortgage loans, the effect of losses may be to increase prepayment rates on the mortgage loans, thus reducing the weighted average life and affecting the yield to maturity.

         Amounts on deposit in the Funding Account may be used during the Revolving Period to acquire additional balances and subsequent mortgage loans. In the event that at the end of the Revolving Period any amounts on deposit in the Funding Account have not been used to acquire subsequent mortgage loans or additional balances, then the notes will be prepaid in part on the following payment date.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the term notes will be influenced by, among other factors, the rate of principal payments, and, with respect to the HELOCs, the rate of draws, on the mortgage loans.

         The primary source of information available to investors concerning the term notes will be the monthly statements discussed in this prospectus supplement under "The Agreements--The Trust Agreement and the Indenture--Reports to Noteholders," which will include information as to the outstanding Term Note Balance. There can be no assurance that any additional information regarding the term notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the term notes will be generally available on an ongoing basis. The limited nature of information regarding the term notes may adversely affect the liquidity of the term notes, even if a secondary market for the term notes becomes available.

         The constant prepayment rate, or CPR, model is used in this prospectus supplement with respect to the mortgage loans. The CPR model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 35% CPR or any other CPR percentage is to assume that the stated percentage of the Pool Balance is prepaid over the course of a year.

         The tables set forth below are based on a CPR, a constant draw rate, in the case of the HELOCs, which, for purposes of the assumptions, is the amount of additional balances drawn each month as an annualized percentage of the Pool Balance outstanding at the beginning of that month, and optional termination assumptions as indicated in the tables below and further assume that the initial HELOCs and initial HELs consist of mortgage loans having the following characteristics:

                                                 GROSS WAC       NET WAC      ORIGINAL TERM     REMAINING TERM
                                  BALANCE            (%)            (%)         (MONTHS)          (MONTHS)
                                  -------            ---            ---         --------          --------
GROUP I HELOCS               $196,477,068.23       10.955          10.455          201                196

GROUP II HELOCS               $52,469,546.15       10.683          10.183          183                179

GROUP I HELS                  $13,110,184.91       10.669          10.169          105                105
                              $35,520,797.54       11.054          10.554          180                180
                               $5,084,497.97       11.154          10.654          240                240
                              $22,454,133.27       11.124          10.624          300                300
                                  $69,318.08       12.481          11.981          360                360

GROUP II HELS                    $924,932.25        9.846           9.346          118                118
                               $2,172,895.66       10.163           9.663          180                180
                                 $199,955.99       10.000           9.500          240                240
                               $3,516,669.95        9.956           9.456          300                300

         In addition, it was assumed that:

         (1) payments are made in accordance with the description set forth in this prospectus supplement under "Description of the Securities--Priority of Distributions";

         (2) payments on the notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in December 2000;

         (3) no extension past the scheduled maturity date of a mortgage loan is made;

         (4)   no delinquencies or defaults occur;

         (5) in the case of the HELOCs, monthly draws are calculated as set forth in the tables below before giving effect to prepayments;

         (6) the mortgage loans pay on the basis of a 30-day month and a 360-day year;

         (7)   there is no restriction on the Maximum Variable Funding Balance;

         (8)   no Rapid Amortization Event or Managed Amortization Event occurs;

         (9)   each mortgage loan is payable monthly;

        (10)   the closing date is November 29, 2000;

        (11)   for each payment date, LIBOR is equal to 6.620% per annum;

        (12) the initial Term Note Balance is as set forth on the cover page of this prospectus supplement; and

        (13) all principal payments due and payable on the term notes and the variable funding notes related to each Loan Group will be allocated to those classes on a pro rata basis.

         The actual characteristics and performance of the mortgage loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and, in the case of the HELOCs, draw scenarios. For example, it is very unlikely that the mortgage loans will prepay and/or experience draws at a constant rate until maturity or that all mortgage loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the mortgage loans is as assumed. Any difference between these assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Term Note Balances outstanding over time and the weighted average life of the term notes. Neither the CPR model nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the actual prepayment experience and the principal balances of the mortgage loans that prepay may increase or decrease each weighted average life shown in the following tables. These variations may occur even if the average prepayment experience of all mortgage loans equals the CPR, as indicated.

                PERCENTAGE OF INITIAL CLASS A-1 TERM NOTE BALANCE

PAYMENT DATE

                                                                       PERCENTAGE OF BALANCE
                                                 -------------------------------------------------------------------
GROSS CPR - HELOCS                                   10%       25%       30%      35%       40%       45%       50%
GROSS CPR - HELS                                     10%       12%       17%      23%       29%       35%       40%
                                                 -------------------------------------------------------------------
INITIAL........................................      100       100       100      100       100       100       100

NOVEMBER 2001..................................      100       100       100      100       100       100       100

NOVEMBER 2002..................................      100        92        89       86        82        79        75

NOVEMBER 2003..................................       99        79        71       63        56        49        42

NOVEMBER 2004..................................       98        67        57       47        38        30        24

NOVEMBER 2005..................................       97        57        45       34        26        19        14

NOVEMBER 2006..................................       92        46        34       24        17        11         7

NOVEMBER 2007..................................       82        35        24       16        10         6         3

NOVEMBER 2008..................................       73        26        17       10         6         3         1

NOVEMBER 2009..................................       65        20        12        7         3         2         1

NOVEMBER 2010..................................       58        15         8        4         2         1         *

NOVEMBER 2011..................................       52        11         6        3         1         *         0

NOVEMBER 2012..................................       46         9         4        2         1         *         0

NOVEMBER 2013..................................       41         6         3        1         *         0         0

NOVEMBER 2014..................................       37         5         2        1         *         0         0

NOVEMBER 2015..................................       33         3         1        *         *         0         0

NOVEMBER 2016..................................       30         3         1        *         0         0         0

NOVEMBER 2017..................................        0         *         0        0         0         0         0

NOVEMBER 2018..................................        0         *         0        0         0         0         0

NOVEMBER 2019..................................        0         0         0        0         0         0         0

NOVEMBER 2020..................................        0         0         0        0         0         0         0

WEIGHTED AVERAGE LIFE TO 10% CALL (YEARS)......    11.49      6.04      5.03     4.31      3.79      3.40      3.11

WEIGHTED AVERAGE LIFE TO MATURITY (YEARS)......    11.49      6.29      5.28     4.52      3.96      3.55      3.23


         (1) ASSUMES (I) EXCEPT WHERE INDICATED, THAT NO OPTIONAL TERMINATION IS EXERCISED AND (II) IN THE CASE OF THE HELOCS, A GROSS CPR AS DISCLOSED ABOVE LESS A CONSTANT DRAW RATE OF 10.00%.

         (2)   ALL PERCENTAGES ARE ROUNDED TO THE NEAREST 1%.

          *    LESS THAN 0.50% BUT GREATER THAN 0.

                PERCENTAGE OF INITIAL CLASS A-2 TERM NOTE BALANCE

PAYMENT DATE

                                                                       PERCENTAGE OF BALANCE
                                                 ------------------------------------------------------------------
GROSS CPR - HELOCS                                   10%       25%       30%      35%       40%       45%      50%
GROSS CPR - HELS                                     10%       12%       17%      23%       29%       35%      40%
                                                 ------------------------------------------------------------------
INITIAL........................................      100       100       100      100       100       100      100

NOVEMBER 2001..................................      100       100       100      100       100       100      100

NOVEMBER 2002..................................      100        92        89       85        82        78       75

NOVEMBER 2003..................................      100        77        70       62        55        48       42

NOVEMBER 2004..................................       99        65        55       45        37        30       23

NOVEMBER 2005..................................       99        55        43       33        25        18       13

NOVEMBER 2006..................................       94        43        32       23        16        11        7

NOVEMBER 2007..................................       84        33        23       15         9         6        3

NOVEMBER 2008..................................       75        25        16       10         6         3        1

NOVEMBER 2009..................................       67        19        11        6         3         1        1

NOVEMBER 2010..................................       60        14         8        4         2         1        *

NOVEMBER 2011..................................       54        11         5        2         1         *        0

NOVEMBER 2012..................................       49         8         4        2         *         *        0

NOVEMBER 2013..................................       44         6         3        1         *         0        0

NOVEMBER 2014..................................       39         4         2        1         *         0        0

NOVEMBER 2015..................................        0         *         0        0         0         0        0

NOVEMBER 2016..................................        0         *         0        0         0         0        0

NOVEMBER 2017..................................        0         0         0        0         0         0        0

NOVEMBER 2018..................................        0         0         0        0         0         0        0

NOVEMBER 2019..................................        0         0         0        0         0         0        0

NOVEMBER 2020..................................        0         0         0        0         0         0        0

WEIGHTED AVERAGE LIFE TO 10% CALL (YEARS)......    11.32      5.87      4.92     4.24      3.75      3.37     3.09

WEIGHTED AVERAGE LIFE TO MATURITY (YEARS)......    11.32      6.07      5.13     4.43      3.91      3.51     3.20


         (1) ASSUMES (I) EXCEPT WHERE INDICATED, THAT NO OPTIONAL TERMINATION IS EXERCISED AND (II) IN THE CASE OF THE HELOCS, A GROSS CPR AS DISCLOSED ABOVE LESS A CONSTANT DRAW RATE OF 10.00%.

         (2)  ALL PERCENTAGES ARE ROUNDED TO THE NEAREST 1%.

          *   LESS THAN 0.50% BUT GREATER THAN 0.

                                 THE AGREEMENTS

                             THE PURCHASE AGREEMENT

         The initial mortgage loans to be transferred to the issuer by the depositor were or will be purchased by the depositor from the sellers pursuant to the mortgage loan purchase agreement, or purchase agreement, dated as of the cut-off date, among the sellers, the depositor, the issuer and the indenture trustee. The following summary describes certain terms of the purchase agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase agreement. See "The Agreements" in the prospectus.

PURCHASE OF MORTGAGE LOANS

         Under the purchase agreement, the sellers have agreed to transfer and assign, without recourse, to the depositor the initial mortgage loans and related additional balances, and the Initial Mortgage Documents. Pursuant to an assignment by the depositor executed on the closing date, upon the transfer to the depositor, the initial mortgage loans will be transferred, without recourse, by the depositor to the issuer, as well as the depositor's rights in, to and under the purchase agreement, which will include the obligation, except during the Rapid Amortization Period, to purchase additional balances relating to the initial mortgage loans. The owner trustee, on behalf of the trust fund, will, concurrently with the assignment, grant a security interest in the trust fund to the indenture trustee to secure the notes. Subsequent mortgage loans are intended to be purchased by the issuer from the sellers on or before February 27, 2001, as set forth in the purchase agreement, from funds on deposit in the Pre-Funding Account. Subsequent mortgage loans are also intended to be purchased, under certain circumstances, by the issuer from the sellers from funds on deposit in the Funding Account. The purchase agreement will provide that the subsequent mortgage loans must conform to certain specified characteristics described above under "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account." For a general description of the sellers, see "The Sellers and Servicer" in this prospectus supplement. The purchase price of the initial mortgage loans is a specified amount payable by the depositor, as provided in the purchase agreement. The purchase price paid for any subsequent mortgage loans by the indenture trustee, at the direction of the issuer, from amounts on deposit in the Pre-Funding Account shall be one hundred percent (100%) of the aggregate principal balances of the subsequent mortgage loans as of the date so transferred, as identified on the mortgage loan schedule attached to the related subsequent transfer agreement provided by GMACM. The purchase price of each additional balance is the amount of the related new advance and is payable by the issuer, either in cash, including withdrawals from the Funding Account, or in the form of an increase in the Variable Funding Balance of the variable funding notes, and, in certain circumstances, the issuance of additional variable funding notes, as provided in the purchase agreement and the indenture.

         The purchase agreement will require that, within a specified time period, GMACM deliver to the indenture trustee, as the issuer's agent for such purpose, the mortgage loans and the Initial Mortgage Documents, which will include the following:

         (1) the credit line agreement or mortgage note, as applicable and any modification or amendment thereto, endorsed without recourse in blank;

         (2) the mortgage, or a copy of the mortgage certified by an officer of the servicer for any mortgage not returned from the public recording office, with evidence of recording indicated thereon;

         (3)   an assignment in recordable form of the mortgage; and

         (4) if applicable, any riders or modifications to the credit line agreement or mortgage note, as applicable, and mortgage, together with certain other documents at the times as set forth in the related agreement.

         In lieu of delivery of original mortgages, GMACM may deliver true and correct copies of the original mortgages that have been certified as to authenticity by the appropriate county recording office where those mortgages were recorded. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

REPRESENTATIONS AND WARRANTIES

         The respective seller or GMACM, in its capacity as servicer, will represent and warrant to the depositor, and will represent and warrant to the issuer with respect to any subsequent mortgage loans, that, among other things, as of the closing date and the related subsequent transfer date with respect to any subsequent mortgage loans:

         o as of the cut-off date, with respect to the initial mortgage loans, or related subsequent transfer date, with respect to any subsequent mortgage loans, the information set forth in a schedule of the related mortgage loans is true and correct in all material respects as of the date or dates respecting which the information is furnished;

         o immediately prior to the sale of the initial mortgage loans to the depositor and the subsequent mortgage loans to the issuer, the respective seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests;

         o the purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the sellers in and to the initial mortgage loans or the subsequent mortgage loans, as applicable, and the proceeds thereof;

         o to the best of GMACM's knowledge, each mortgage loan complied in all material respects with all applicable local, state and federal laws;

         o no mortgage loan is 30 days or more delinquent in payment of principal and interest; and

         o to the best of GMACM's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related mortgaged property.

         The depositor will assign to the issuer all of its right, title and interest in the purchase agreement, insofar as the purchase agreement relates to the representations and warranties made by the sellers in respect of the initial mortgage loans and any remedies provided for with respect to any breach of the representations and warranties. The representations and warranties of the sellers will be assigned by the issuer to the indenture trustee for the benefit of the noteholders and the enhancer, and therefore a breach of the representations and warranties of the sellers will be enforceable on behalf of the trust. If a seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the noteholders or the enhancer in that mortgage loan, within 90 days after notice from the servicer, such seller will be obligated to repurchase the mortgage loan at the Repurchase Price.

         As to any mortgage loan required to be purchased by a seller as provided above, rather than purchase the mortgage loan, the seller may, at its sole option, remove the Deleted Loan from the trust fund and substitute in its place an Eligible Substitute Loan.

REVIEW OF MORTGAGE LOANS

         Escrow Bank USA, an affiliate of GMACM and the depositor, will be the custodian with respect to the mortgage loans pursuant to a custodial agreement and will maintain possession of and review documents relating to the mortgage loans as the agent of the indenture trustee or, following payment in full of the notes and discharge of the indenture, the owner trustee.

         The custodian will hold the documents relating to the mortgage loans in trust for the benefit of the holders of the securities. Within 90 days of the closing date or within 90 days of the related subsequent transfer date with respect to any subsequent mortgage loans, the custodian will review or cause to be reviewed the mortgage loans and the Initial Mortgage Documents and if any mortgage loan or Initial Mortgage Document is found to be defective in any material respect which may materially and adversely affect the value of the related mortgage loan or the interests of the indenture trustee, as pledgee of the trust fund, the securityholders or the enhancer in that mortgage loan and the defect is not cured within 90 days following notification thereof to the seller and the issuer by the custodian, the seller will be obligated under the purchase agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any deposit into the Custodial Account, the seller may substitute an Eligible Substitute Loan. Any purchase or substitution will result in the removal of the defective mortgage loan from the trust fund. The obligation of the seller to remove a Deleted Loan from the trust fund is the sole remedy regarding any defects in the mortgage loans and Initial Mortgage Documents available to the issuer, the certificateholders, or the owner trustee on behalf of the certificateholders, and the noteholders, or the indenture trustee on behalf of the noteholders, against the sellers. Any mortgage loan not so purchased or substituted for shall remain in the trust fund.

                             THE SERVICING AGREEMENT

         The following summary describes certain terms of the servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. See "The Agreements" in the prospectus.

         All of the mortgage loans will initially be serviced by the servicer, but may be subserviced by one or more subservicers designated by the servicer pursuant to subservicing agreements between the servicer and any future subservicers. For a general description of the servicer and its activities, and certain information concerning the servicer's delinquency experience on residential mortgage loans, see "The Sellers and Servicer--Delinquency and Loss Experience of the Servicer's Portfolio" in this prospectus supplement.

PRINCIPAL COLLECTIONS AND INTEREST COLLECTIONS

         All collections on the mortgage loans will generally be allocated in accordance with the related credit line agreements or mortgage notes, as applicable, between amounts collected in respect of interest and amounts collected in respect of principal.

         The servicer will be required to establish and maintain the Custodial Account. On each Determination Date, the servicer will determine the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account and the Distribution Account prior to the close of business on the business day next succeeding each Determination Date.

         The servicer will make withdrawals from the Custodial Account, including but not limited to the following, and deposit the withdrawn amounts as follows:

         o to pay to itself or the sellers various reimbursement amounts and other amounts as provided in the servicing agreement; and

         o to the Note Payment Account, an amount equal to the Principal and Interest Collections on the business day prior to each payment date.

COLLECTION AND OTHER SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the servicing agreement, follow collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the mortgage loans included in the mortgage pool. Consistent with that standard, the servicer may in its discretion waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage loan, provided that the insurance coverage for that mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or the extension.

         The servicer, at its option and in its sole discretion, may make advances by depositing into the Custodial Account amounts representing installments of interest on any mortgage loan that is delinquent as of the end of the related Collection Period if the servicer believes that the advances will be recoverable from payments on, or other proceeds of, that mortgage loan. If the servicer makes any optional advances of delinquent interest, the servicer shall be entitled to reimburse itself by withdrawing those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

         In certain instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the enhancer and the noteholders, the servicer may permit certain modifications of the mortgage loan or make forbearances on the mortgage loan rather than proceeding with foreclosure or repossession, if applicable. In making the determination, the loss that might result if the mortgage loan were liquidated would be taken into account. Any modifications may have the effect of reducing the loan rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, the notes. In addition, if a HELOC is in default or, in the judgment of the servicer a default is reasonably foreseeable, the servicer may, through modification, convert the HELOC into a fully amortizing HEL.

         In any case in which mortgaged property subject to a mortgage loan is being conveyed by the mortgagor, the servicer shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer is prevented from enforcing the due-on-sale clause under applicable law or if the servicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the servicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person will become liable under the related credit line agreement subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan if the servicer shall have determined in good faith that the release will not adversely affect the ability to make full and timely collections on the related mortgage loan. Any fee collected by the servicer for entering into an assumption or substitution of liability agreement will be retained by the servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related credit line agreement may not be altered.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the servicer for processing the request will be retained by the servicer as additional servicing compensation.

         The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under the servicing agreement.

         The servicer may be subject to certain restrictions under the servicing agreement with respect to the refinancing of a lien senior to a mortgage loan secured by a lien on the related mortgaged property. In addition, if a mortgaged property did not have a lien senior to the related mortgaged loan as of the cut-off date, then the servicer may not consent to the placing of a lien senior to the mortgage loan on the related mortgaged property.

REALIZATION UPON DEFAULTED LOANS

         With respect to a mortgage loan secured by a lien on a mortgaged property in default, the servicer will decide whether to foreclose upon the mortgaged property or with respect to any such mortgage loan, write off the principal balance of the mortgage loan as a bad debt or take an unsecured note, provided, however, that if the servicer has actual knowledge that any mortgaged property is affected by hazardous or toxic wastes or substances and that the acquisition of the mortgaged property would not be commercially reasonable, then the servicer shall not cause the issuer or the indenture trustee to acquired title to that mortgaged property in a foreclosure or similar proceeding. In connection with that decision, the servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a mortgage loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the mortgage loan will be written off as bad debt with no foreclosure proceeding. See "Risk Factors--The mortgaged properties might not be adequate security for the mortgage loans" in this prospectus supplement. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the indenture trustee or to its nominee on behalf of the noteholders. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until such time as the mortgage loan becomes a liquidated mortgage loan. Any income, net of expenses and fees and other than gains described below, received by the servicer on the related mortgaged property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to noteholders. The foregoing is subject to the proviso that the servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that the expenditure will increase the related Net Liquidation Proceeds.

         With respect to a mortgage loan secured by a lien on a mortgaged property in default, the servicer may pursue foreclosure, or similar remedies, subject to any senior lien positions and certain other restrictions pertaining to junior loans concurrently with pursuing any remedy for a breach of a representation and warranty made by a seller. However, the servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the related mortgage loan will be removed from the trust fund. The servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to that mortgage loan thereafter incurred will be reimbursable to the servicer from any amounts otherwise payable to the noteholders, or may be offset by any subsequent recovery related to that mortgage loan. Alternatively, for purposes of determining the amount of related liquidation proceeds to be paid to noteholders, the amount of any loss or the amount required to be drawn under any applicable form of credit enhancement, the servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As described under "--Optional Removal of Mortgage Loans or Repurchase of Defaulted Mortgage Loans", the servicer has the option to purchase from the trust fund any mortgage loan that is in default for at least 60 days at the Repurchase Price. If a defaulted mortgage loan or REO Loan is not so removed from the trust fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the noteholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related mortgagor, the servicer will be entitled to retain that gain as additional servicing compensation.

NON-RECORDATION OF ASSIGNMENTS

         Subject to the conditions described in the servicing agreement, GMACM will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the states in which the related mortgaged properties are located. GMACM will retain record title to the mortgages on behalf of the indenture trustee and the securityholders. Although the recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a transfer of the mortgage loans to the indenture trustee, if GMACM were to sell, assign, satisfy or discharge any mortgage loan prior to recording the related assignment in favor of the indenture trustee, the other parties to the sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, in the absence of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the mortgage loans may not be effective against certain creditors or purchasers from the sellers or a trustee in bankruptcy thereof. If those other parties, creditors or purchasers have rights to the mortgage loans that are superior to those of the indenture trustee, securityholders could lose the right to future payments of principal and interest to the extent that those rights are not otherwise enforceable in favor of the indenture trustee under the applicable mortgage documents.

OPTIONAL REMOVAL OF MORTGAGE LOANS OR REPURCHASE OF DEFAULTED MORTGAGE LOANS

         In certain instances in which a mortgagor either:

         o requests an increase in the credit limit on the related HELOC above the limit stated in the related credit line agreement;

         o requests to place a lien on the related mortgaged property senior to the lien of the related mortgage loan; or

         o refinances the senior lien resulting in a CLTV Ratio above the previous CLTV Ratio for that loan;

the servicer will have the option to purchase from the trust fund the related mortgage loan at a price equal to the Repurchase Price.

         In addition, the servicer will also have the option to purchase from the trust fund any mortgage loan delinquent in payment for a period of sixty days or longer at a price equal to the Repurchase Price.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         A servicing default under the servicing agreement generally will include:

         o any failure by the servicer to deposit to the Custodial Account, Funding Account, Reserve Account, Distribution Account or the Note Payment Account any required payment which continues unremedied for five (5) business days after the date upon which written notice of the failure shall have been given to the servicer by the issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the enhancer;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which continues unremedied for 45 days after the date upon which written notice of the failure shall have been given to the servicer by the Issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the enhancer;

         o certain events of insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations; and

         o  certain other events relating to the servicer.

         So long as a servicing default under the servicing agreement remains unremedied, either the depositor, the enhancer, so long as it is not in default of its payment obligations under the Policy, or the indenture trustee may, by written notification to the servicer and to the issuer or the indenture trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of termination, and reimbursement of other amounts the servicer is entitled to withdraw from the Custodial Account, whereupon the indenture trustee, in accordance with the terms of the servicing agreement, will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to purchase mortgage loans under certain circumstances, and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the servicing agreement; provided that any successor servicer shall be acceptable to the enhancer, as evidenced by the enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further that the appointment of any successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the notes by the Rating Agencies, if determined without regard to the Policy. Pending the appointment of a successor servicer, the indenture trustee is obligated to act as servicer unless prohibited by law from so acting. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

EVIDENCE AS TO COMPLIANCE

         The servicing agreement provides for delivery on or before a specified date in each year, to the depositor, the enhancer and the indenture trustee, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled in all material respects the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers throughout the preceding year or, if there has been a material default in the fulfillment of any servicing obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to the servicing agreement along with other similar agreements.

         The servicing agreement also provides that on or before a specified date in each year, beginning on the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the indenture trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under the related agreements, including the servicing agreement, was conducted substantially in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, to the extent that procedures in the Uniform Single Attestation Program for Mortgage Bankers are applicable to the servicing obligations set forth in the related agreements, except for any significant exceptions or errors in records that shall be reported in the statement.

         Copies of the annual statement of an officer of the servicer may be obtained by noteholders without charge upon written request to the servicer, at the address indicated in the monthly statement to noteholders.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicing agreement provides that the servicer may not resign from its obligations and duties under the servicing agreement except upon a determination that performance of its obligations and duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement.

         The servicing agreement also provides that, except as set forth below, neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the trust fund or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The servicing agreement further provides that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicing agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The servicer may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed out of funds otherwise payable to noteholders.

         Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the servicing agreement, provided that resulting entity meets the requirements set forth in the servicing agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under the servicing agreement to any person reasonably satisfactory to the enhancer and meeting the requirements set forth in the servicing agreement; provided, that consent to any assignment may not be unreasonably withheld. In the case of any assignment, the servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

AMENDMENT

         The servicing agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from each Rating Agency that the amendment will not result in the qualification, reduction or withdrawal of the rating then assigned to the notes, if determined without regard to the Policy, and provided further, that the consent of the enhancer and the indenture trustee shall be obtained.

                      THE TRUST AGREEMENT AND THE INDENTURE

         The following summary describes certain terms of the trust agreement and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the trust agreement and the indenture. See "The Agreements" in the prospectus.

THE TRUST FUND

         Simultaneously with the issuance of the notes, the issuer will pledge the trust fund to the indenture trustee as collateral for the notes. As pledgee of the mortgage loans, the indenture trustee will be entitled to direct the issuer in the exercise of all rights and remedies of the trust fund against the sellers under the purchase agreement and against the servicer under the servicing agreement.

REPORTS TO NOTEHOLDERS

         The indenture trustee will, to the extent information is provided to it by the servicer pursuant to the terms of the servicing agreement, make available to each holder of the term notes, at its address listed on the note register maintained with the indenture trustee, and each Rating Agency, the enhancer and the depositor, a report setting forth certain amounts relating to the term notes for each payment date, including, among other things:

         (1) the amount of principal, if any, payable on that payment date to the holders of the term notes;

         (2) the amount of interest payable on that payment date to the holders of the term notes and the amount, if any, of Interest Shortfalls;

         (3) the Term Note Balance after giving effect to any payment of principal on that payment date;

         (4) the Principal and Interest Collections for each Loan Group for the related Collection Period;

         (5) the aggregate principal balance of the mortgage loans in each Loan Group as of the end of the preceding Collection Period;

         (6) the balance of the Pre-Funding Account as of the end of the preceding Collection Period;

         (7) the balances of the Funding Account, Capitalized Interest Account and Reserve Account as of the end of the preceding Collection Period;

         (8) the aggregate principal balance of all subsequent mortgage loans transferred pursuant to a subsequent transfer agreement since the closing date;

         (9) the Overcollateralization Amount for each Loan Group as of the end of the preceding Collection Period; and

        (10)   the amount paid, if any, under the Policy for that payment date.

In the case of information furnished pursuant to clauses (1) and (2) above, the amounts will be expressed as a dollar amount per $25,000 in face amount of term notes.

         The indenture trustee will make the reports to holders of the term notes, and, at its option, any additional files containing the same information in an alternative format, available each month to holders of the term notes, and other parties to the indenture via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the indenture trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating they would like to receive a paper copy. The indenture trustee shall have the right to change the way the reports to holders of the term notes are distributed in order to make the distribution more convenient and/or more accessible and the indenture trustee shall provide timely and adequate notification to all above parties regarding any changes.

CERTAIN COVENANTS

         The indenture will provide that the issuer may not consolidate or merge with or into any other entity, unless:

         (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         (2) the surviving entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

         (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

         (4) the issuer has received consent of the enhancer and has been advised that the ratings of the notes, without regard to the Policy, then in effect would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

         (5) any action that is necessary to maintain the lien and security interest created by the indenture has been taken;

         (6) the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

         (7) the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

         The issuer will not, among other things:

         (1) except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

         (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

         (3) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

         (4) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof.

         The Issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         An event of default under the indenture includes:

         (1) a default for five (5) days or more in the payment of any principal of or interest on any note;

         (2) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the noteholders or the enhancer, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding Note Balance of the notes or the enhancer, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

         (3) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the trust fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the trust fund, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (4) there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the trust fund, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

         If an event of default with respect to the notes at the time outstanding occurs and is continuing, either the indenture trustee, acting on the direction of at least 51% of the noteholders, the enhancer or the holders of notes representing a majority of the aggregate Note Balance, with the written consent of the enhancer, may declare all notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the enhancer or the holders of notes representing a majority of the aggregate Note Balance, with the written consent of the enhancer.

         If, following an event of default with respect to the notes, the notes have been declared to be due and payable, the indenture trustee, acting on the direction of at least 51% of the noteholders, with the written consent of the enhancer, notwithstanding any acceleration, may elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

         o     all noteholders consent to the sale;

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes and to reimburse the enhancer at the date of the sale; or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the then aggregate Note Balance and the enhancer.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         In the event the principal of the notes is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

         No noteholder generally will have any right under the indenture to institute any proceeding with respect to the indenture unless:

         (1) the holder previously has given to the indenture trustee written notice of default and the continuance thereof;

         (2) the holders of any note evidencing not less than 25% of the aggregate percentage interests constituting that note:

               o have made written request upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder; and

               o  have offered to the indenture trustee reasonable indemnity;

         (3) the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and

         (4) no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the outstanding principal balances of that note, except as otherwise provided for in the related agreement with respect to the enhancer.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the notes, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT AND MODIFICATION OF TRUST AGREEMENT AND INDENTURE

         The trust agreement may be amended from time to time by the parties thereto provided that any amendment be accompanied by an opinion of counsel addressed to the owner trustee and the enhancer to the effect that the amendment:

         o     complies with the provisions of the trust agreement; and

         o will not cause the trust fund to be subject to an entity level tax.

         With the consent of the holders of a majority of each of the outstanding term notes and variable funding notes and the enhancer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. However, without the consent of the holder of each outstanding note affected thereby and the enhancer, no supplemental indenture will:

         (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

         (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         (3) reduce the percentage of the aggregate Note Balance of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

         (4) modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

         (5) decrease the percentage of the aggregate Note Balance required to amend the sections of the indenture which specify the applicable percentage of the Note Balance necessary to amend the indenture or certain other related agreements;

         (6) modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of such calculation; or

         (7) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the enhancer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture.

TERMINATION; REDEMPTION OF TERM NOTES

         The obligations created by the trust agreement, other than certain limited payment and notice obligations of the owner trustee and the depositor, respectively, will terminate upon the payment to the related securityholders, including the notes issued pursuant to the indenture, of all amounts held by the servicer and required to be paid to the securityholders and the payment of all amounts due and owing the enhancer under the insurance agreement following the earliest of:

         o the final distribution of all moneys or other property or proceeds of the trust fund in accordance with the terms of the indenture and the trust agreement;

         o     the Final Payment Date; or

         o the purchase by the servicer of all mortgage loans pursuant to the servicing agreement. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement.

         The indenture will be discharged, except with respect to certain continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed pursuant to the indenture including, for as long as the notes are outstanding, all amounts payable under the Policy.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that none of the indenture trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from any merger or consolidation will be the successor of the indenture trustee under the indenture.

                                 USE OF PROCEEDS

         The proceeds from the sale of the term notes will be used, together with the variable funding notes and the certificates, to purchase the initial mortgage loans from the depositor and, subsequently, to purchase certain subsequent mortgage loans as described in this prospectus supplement.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

         A federal circuit court decision may adversely affect the indenture trustee's interest in the mortgage loans included in the trust fund even if the mortgage loans constitute chattel paper. In a federal court case in the Tenth Circuit, the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the seller is subject to the federal bankruptcy code and becomes a debtor under the federal bankruptcy code, and a court were to follow the reasoning of the Tenth Circuit and apply that reasoning to chattel paper, noteholders could experience a delay in, or reduction of, distributions as to the mortgage loans that constitute chattel paper and were sold to the trust fund.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the term notes offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor. This discussion is directed solely to noteholders that hold the term notes as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

         o is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions; and

         o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement and/or the accompanying prospectus.

         In addition to the federal income tax consequences described in this prospectus supplement and the accompanying prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences" in this prospectus supplement. Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

         In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the term notes will be characterized as indebtedness, and neither the issuer nor any portion of the issuer will be characterized as an association, or a publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

         The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code of 1986, as amended, and in the Treasury regulations issued under these sections, referred to as the "OID Regulations." The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the term notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a term note.

STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended; and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986, as amended.

ORIGINAL ISSUE DISCOUNT

         The term notes are not expected to be considered issued with original issue discount since the principal amount of the term notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the note.

         The original issue discount, if any, on a note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate" an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note.

         In the case of notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

         Some classes of the notes may provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first payment date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement for a description of the election under the OID Regulations.

         If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.

         A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

         o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

         o the daily portions of original issue discount for all days during the accrual period prior to that day, less

         o any principal payments made during the accrual period relating to the note.

MARKET DISCOUNT

         A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under
Section 1276 of the Internal Revenue Code of 1986, as amended, the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See "Material Federal Income Tax Considerations--Premium" in this prospectus supplement. Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

         However, market discount for a note will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code of 1986, as amended, if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Material Federal Income Tax Considerations--Original Issue Discount" in this prospectus supplement.

         Section 1276(b)(3) of the Internal Revenue Code of 1986, as amended, specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to
Section 1276 of the Internal Revenue Code of 1986, as amended, or the Committee Report, apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, or (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

         To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Internal Revenue Code of 1986, as amended, a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

PREMIUM

         If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Section 171 of the Internal Revenue Code of 1986, as amended.

REALIZED LOSSES

         Under Section 166 of the Internal Revenue Code of 1986, as amended, both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the trust assets. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code of 1986, as amended, until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

SALES OF NOTES

         If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended.

         Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described in this prospectus supplement under "Material Federal Income Tax Considerations--Market Discount" and "--Premium."

         A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code of 1986, as amended. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

BACKUP WITHHOLDING

         Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under
Section 3406 of the Internal Revenue Code of 1986, as amended, at a rate of 31% if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         The issuer will report to the holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

TAX TREATMENT OF FOREIGN INVESTORS

         Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new regulations referred to as the "New Withholding Regulations," which make modifications to the withholding, backup withholding and information reporting rules described above in the three preceding paragraphs. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the term notes offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

                              ERISA CONSIDERATIONS

         The term notes are eligible for purchase by any Plan. Any fiduciary or other investor of Plan assets that proposes to acquire or hold the term notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. See "ERISA Considerations" in the prospectus.

         Each purchaser of a term note, by its acceptance of the term note, shall be deemed to have represented that the acquisition and holding of the term note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

         The term notes may not be purchased with the assets of a Plan if the underwriters, the depositor, the servicer, the indenture trustee, the owner trustee, the enhancer or any of their affiliates:

         o has investment or administrative discretion with respect to the Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice regarding the Plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the Plan assets and will be based on the particular investment needs for the Plan; or

         o     is an employer maintaining or contributing to the Plan.

         On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations will take effect on July 5, 2001.

         The sale of any of the term notes to a Plan is in no respect a representation by the issuer or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The term notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the term notes. No representation is made herein as to whether the term notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the term notes as legal investments for such purchasers prior to investing in the term notes. See "Legal Investment Matters" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, each underwriter has agreed to purchase, and the depositor has agreed to sell to each underwriter, the principal amount of term notes opposite its name in the table below:

                                             PRINCIPAL AMOUNT OF TERM NOTES:
                                             -------------------------------
                                             CLASS A-1          CLASS A-2
                                             ---------          ---------

            Bear, Stearns & Co. Inc.         $218,172,800       $47,427,200
            Lehman Brothers Inc.             $ 54,543,200       $11,856,800
                                             ------------       -----------
                     Total                   $272,716,000       $59,284,000

         The distribution of the term notes by the underwriters may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the term notes, before deducting expenses payable by the depositor, will be approximately 99.77% of the aggregate Term Note Balance as of the closing date.

         The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         The underwriters intend to make a secondary market in the term notes, but has no obligation to do so. There can be no assurance that a secondary market for the term notes will develop, or if it does develop, that it will provide holders of the term notes with liquidity of investment at any particular time or for the life of the term notes. The term notes will not be listed on any securities exchange.

         Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from either underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the applicable underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         Until 90 days from the date of this prospectus supplement, all dealers effecting transactions in the term notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the term notes will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the underwriter by Morgan, Lewis & Bockius LLP, New York, New York.

                                     RATINGS

         It is a condition to issuance the term notes that they be rated "Aaa" by Moody's Investors Service, Inc., or Moody's, "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's and "AAA" by Fitch, Inc. or Fitch. The depositor has not requested a rating on the term notes by any rating agency other than Moody's, Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the term notes or, if it does, what rating would be assigned by any other rating agency. Any rating on the term notes by another rating agency could be lower than the ratings assigned to the term notes by Moody's, Standard & Poor's and Fitch. A securities rating addresses the likelihood of the receipt by the holders of the term notes of distributions on the mortgage loans. The rating takes into consideration the structural and legal aspects associated with the certificates and the term notes, but does not address Interest Shortfalls. The ratings on the term notes do not constitute statements regarding the possibility that the holders of the term notes might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

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                                   APPENDIX A

                                [FORM OF POLICY]

OBLIGATIONS: $[                  ]                POLICY NUMBER: [          ]
               ------------------                                 ----------


         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by Wells Fargo Bank Minnesota, N.A. or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Amount. The Insurer's obligations hereunder with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Amounts will be paid only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Obligations, unless the acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), Interest Shortfalls or Relief Act Shortfalls.

         The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Insured Amounts due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Amount and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

         As used herein, the following terms shall have the following meanings:

         "Agreement" means the indenture dated as of November 29, 2000, among the GMACM Home Equity Loan Trust 2000-HE4, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

         "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means (a) with respect to any Payment Date, the amount by which the aggregate amount of accrued interest on the Obligations (excluding any Relief Act Shortfalls for such Payment Date) at the respective Note Rates on such Payment Date exceeds the amount on deposit in the Note Payment Account available for interest distributions on such Payment Date and
(b)(i) with respect to any Payment Date that is not the Final Payment Date, any Liquidation Loss Amount for such Payment Date, to the extent not included in the Principal Distribution Amount on such Payment Date or a reduction in the overcollateralization amount or (ii) on the Final Payment Date, the aggregate outstanding balance of the Obligations to the extent otherwise not paid on such date.

         "Insured Amount" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

         "Owner" means each noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable notes to payment thereunder.

         "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

         Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed
and attested this [   ] day of [     ], [      ].


                                           MBIA INSURANCE CORPORATION

                                           By
                                             -----------------------------------

                                           Title
                                                --------------------------------


Attest:

By
  -----------------------------------
     Secretary

                                    EXHIBIT A

                           TO NOTE GUARANTY INSURANCE
                            POLICY NUMBER: [       ]

                           NOTICE UNDER NOTE GUARANTY
                       INSURANCE POLICY NUMBER: [       ]

State Street Bank and Trust Company, N.A., as Fiscal Agent
     for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention:  Municipal Registrar and
     Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

         The undersigned, a duly authorized officer of [NAME OF INDENTURE TRUSTEE], as indenture trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance
Policy Number: [     ] (the "Policy") issued by the Insurer in respect of the
$[     ] GMACM Home Equity Loan Trust 2000-HE4 (the "Obligations"), that:

            (a) the Indenture Trustee is the indenture trustee under the Servicing Agreement, dated as of November [ ], 2000, among GMAC Home Equity Loan Trust 2000-HE4, as Issuer, GMAC Mortgage Corporation, as Servicer, and the Indenture Trustee, as indenture trustee for the Owners;

            (b) the amount due under clause (a) of the definition of Deficiency
Amount for any Payment Date occurring on [   ] (the "Applicable Payment Date")
is $[          ];

            (c) the amount due under clause (b) of the definition of Deficiency
Amount for the Applicable Payment Date is $[          ];

            (d) the sum of the amounts listed in paragraphs (b) and (c) above is
$[            ] (the "Deficiency Amount");

            (e) the amount previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final
nonappealable order of a court having competent jurisdiction is $[        ] (the
"Preference Amount");

            (f) the total Insured Amount due is $[      ], which amount equals
the sum of the Deficiency Amount and the Preference Amount;

            (g) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Amount set forth in
(d) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Amount set forth in (e) above to be applied to the payment of any Preference Amount; and

            (h) the Indenture Trustee directs that payment of the Insured Amount be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
[INDENTURE TRUSTEE'S ACCOUNT NUMBER].

         Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

         IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered
this Notice under the Policy as of the [    ] day of [       ], [     ].


                                     [NAME OF INDENTURE TRUSTEE], as Indenture
                                     Trustee

                                     By
                                        -------------------------------------

                                     Title
                                          -----------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  $332,000,000

                            GMAC MORTGAGE CORPORATION

                               SELLER AND SERVICER

                      GMACM HOME EQUITY LOAN TRUST 2000-HE4

                                     ISSUER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

            GMACM HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2000-HE4



                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------



                                  UNDERWRITERS

                            BEAR, STEARNS & CO. INC.

                                 LEHMAN BROTHERS


         No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the term notes offered hereby, nor an offer of the term notes in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

         Until February 20, 2001, all dealers selling the term notes, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.